As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN BAR ASSOCIATION MEMBERS/

STATE STREET COLLECTIVE TRUST

(Exact name of registrant as specified in its charter)

New Hampshire	6799	04-6691601
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20 Trafalgar Square, Suite 449, Nashua, New Hampshire 03063

(603) 589-4097

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nancy E. Grady

President

State Street Bank and Trust Company of New Hampshire

20 Trafalgar Square

Suite 449

Nashua, New Hampshire 03063

(603) 589-4097

(Name, address including zip code, and telephone number, including area code, of agent for service)

with copies to:

Dennis V. Osimitz

Andrew H. Shaw

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer  ☐            Accelerated filer  ☐            Non-accelerated filer  ☒            Smaller reporting company  ☐

                                         (Do not check if a smaller

                              reporting company)

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement also relates to Registration Statements No. 333-158263 and No. 333-155737.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price		Amount of registration fee
Units representing beneficial interests in Stable Asset Return Fund(2)	125,000,000		$6,975
Units representing beneficial interests in Bond Core Plus Fund (formerly named Intermediate Bond Fund)(2)	50,000,000		$2,790
Units representing beneficial interests in Large Cap Equity Fund	525,000,000		$29,295
Units representing beneficial interests in Small-Mid Cap Equity Fund	275,000,000		$15,345
Units representing beneficial interests in the International All Cap Equity Fund (formerly named International Equity Fund) (2)	20,000,000		$1,116
Units representing beneficial interests in Real Asset Return Fund	100,000,000		$5,580
Units representing beneficial interests in 2010 Retirement Date Fund(2)	5,000,000		$279
Units representing beneficial interests in 2020 Retirement Date Fund(2)	10,000,000		$558
Units representing beneficial interests in 2030 Retirement Date Fund(2)	5,000,000		$279
Units representing beneficial interests in 2040 Retirement Date Fund(2)	5,000,000		$279
Units representing beneficial interests in Conservative Risk Fund	75,000,000		$4,185
Units representing beneficial interests in Moderate Risk Fund	75,000,000		$4,185
Units representing beneficial interests in Aggressive Risk Fund	75,000,000		$4,185
Total Units of beneficial interest	1,345,000,000	(1)	$75,051	(3)

(1)	The Collective Trust may offer and sell an unlimited number of Units representing interests in separate funds of the Collective Trust, each Unit to be offered and sold at the per Unit net asset value of the corresponding fund.
(2)	Does not include Units previously registered and remaining unsold as of the date hereof. The registered but unsold Units are being carried forward pursuant to Rule 429 under the Securities Act.
(3)	Pursuant to Rule 457(p) under the Securities Act, the total registration fee due for Units registered under this Registration Statement is being offset by $5,301 (consisting of $570.60 for 14,519,038 unsold Units in the Balanced Fund, $1,099.27 for 27,971,196 unsold Units in the Large-Cap Value Equity Fund, $1,009.12 for 25,677,436 unsold Units in the Large-Cap Growth Equity Fund, $1,020.54 for 26,802,704 unsold Units in the Mid-Cap Value Equity Fund, $833.32 for 21,203,979 unsold Units in the Mid-Cap Growth Equity Fund and $768.15 for 19,545,897 unsold Units in the Small-Cap Equity Fund) which amount represents a portion of the aggregate total dollar amount of the registration fee associated with unsold Units registered by the Collective Trust under the Registration Statement initially filed on March 27, 2009, File No. 333-158263, and the Registration Statement initially filed on November 26, 2008, File No. 333-155737.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Collective Trust may not sell these securities until the registration statement relating to this offering and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion. Dated May 22, 2009

ABA RETIREMENT FUNDS PROGRAM

UNITS OF BENEFICIAL INTEREST

AMERICAN BAR ASSOCIATION MEMBERS/STATE STREET COLLECTIVE TRUST

The American Bar Association Members/State Street Collective Trust (“we” or the “Collective Trust”) is offering Units representing pro rata beneficial interests in a total of 20 collective investment funds established under the Collective Trust. We refer to each of these collective investment funds individually as a Fund and together as the Funds. We group the Funds into five categories, as follows:

•	we offer five predominantly actively managed Funds as listed on the following page, which we refer to as the Managed Funds,

•	we offer six Funds, each of which is designed to replicate a specific securities index, as listed the following page, which we refer to as the Index Funds,

•	we offer the Real Asset Return Fund, which seeks to provide investors with investment returns in excess of inflation as measured by the Core Consumer Price Index (which excludes food and energy),

•	we offer five Retirement Date Funds, a group of balanced investment funds, each of which is designed to correspond to a particular time horizon to retirement, and

•	we offer three Target Risk Funds, each of which is designed to represent risk and reward characteristics that reflect a certain level of investment risk.

In addition, assets contributed under the Program may be invested in any publicly traded debt and equity securities and shares of numerous mutual funds through Self-Managed Brokerage Accounts. The Self-Managed Brokerage Accounts are not registered under the Securities Act of 1933 and these Self-Managed Brokerage Accounts, together with the Balanced Fund, Units of which ceased to be offered as of the date of this prospectus, are described in this prospectus for information purposes only.

Each of the Funds is an investment option under the ABA Retirement Funds program, which we refer to as the Program. The Program is a comprehensive retirement program sponsored by the ABA Retirement Funds in which lawyers and law firms who are members or associates of the American Bar Association, most state and local bar associations and their employees and employees of certain organizations related to the practice of law are eligible to participate. There are no stated minimum initial or subsequent investment requirements to participate in the Program. The Units do not trade on any national exchange. Rather, Units may be purchased through the trustee of the Collective Trust, which is State Street Bank and Trust Company of New Hampshire, which we refer to as the Trustee or State Street. Transfers and withdrawals with respect to the Units may be made as described herein.

State Street is a subsidiary of State Street Bank and Trust Company, which we refer to as State Street Bank. State Street operates the Funds. ING Life Insurance and Annuity Company, which we refer to as ING Life, acting through its affiliates, including ING Institutional Plan Services, LLC, which we refer to as ING Services, provides recordkeeping, communication, marketing and administration services to the Program. The Northern Trust Company, which we refer to as Northern Trust, as investment fiduciary, makes recommendations to State Street on behalf of the ABA Retirement Funds regarding certain Funds and the engagement and termination of Investment Advisors with respect to those Funds. Northern Trust is a wholly-owned subsidiary of Northern Trust Corporation, a publicly-traded bank holding company.

For a discussion of the risk factors relating generally to the Program, please refer to page 30. For a discussion of the risk factors applicable to investment in the Units of the respective Funds, please refer to page 39 (Stable Asset Return Fund), page 44 (Bond Core Plus Fund), page 48 (Large Cap Equity Fund), page 51 (Small-Mid Cap Equity Fund), page 55 (International All Cap Equity Fund), page 59 (Bond Index Fund), page 61 (Large Cap Index Equity Fund), page 62 (All Cap Index Equity Fund), page 65 (Mid Cap Index Equity Fund), page 67 (Small Cap Index Equity Fund), page 69 (International Index Equity Fund), page 73 (Real Asset Return Fund), page 80 (Retirement Date Funds), page 85 (Target Risk Funds).

The offering of Units with a proposed offering price of approximately $2,015 billion under the Registration Statements to which this prospectus relates represents 68% of the total value of Units outstanding as of December 31, 2008. The Units will be offered based on the respective net asset values of the Funds as determined from time to time. Such net asset values are calculated as of the close of the regular trading session of the New York Stock Exchange on each Business Day.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of the Funds is registered as an investment company under the Investment Company Act of 1940, and, therefore, none of the Funds is subject to compliance with the requirements of this Act. Units are not “redeemable securities” within the meaning of the Investment Company Act of 1940. See “Regulation of Collective Trust.”

The date of this prospectus is                     , 2009.

MANAGED FUNDS

STABLE ASSET RETURN FUNDSM invests primarily in high quality fixed income instruments and investment contracts issued by insurance companies, banks or other financial institutions with the objective of providing current income consistent with preserving principal and maintaining liquidity.

BOND CORE PLUS FUND invests in debt securities of varying maturities with the objective of achieving a competitive total return from current income and capital appreciation.

LARGE CAP EQUITY FUND invests primarily in equity securities of large capitalization companies with the objective of achieving long-term growth of capital. Any income received is incidental to this objective. Large capitalization companies are considered those with a market capitalization of greater than $1 billion.

SMALL-MID CAP EQUITY FUND invests primarily in equity securities of small and medium capitalization companies with the objective of achieving long-term growth of capital. Any income received is incidental to this objective. Small and mid capitalization companies are considered those with a market capitalization between $100 million and $20 billion.

INTERNATIONAL ALL CAP EQUITY FUND invests primarily in equity securities of issuers domiciled outside of the U.S. The Fund may invest in companies of any size located in a number of countries throughout the world.

INDEX FUNDS

BOND INDEX FUND invests in U.S. Government Obligations and U.S. dollar-denominated corporate debt securities, mortgage-backed securities, commercial mortgage-backed securities and asset-backed securities with the objective of replicating the total rate of return of the Barclays Capital U.S. Aggregate Bond Index.

LARGE CAP INDEX EQUITY FUND invests in securities of U.S. companies included in the S&P 500 Index with the objective of replicating the total rate of return of the S&P 500 Index.

ALL CAP INDEX EQUITY FUND invests in common stocks included in the Russell 3000 Index with the objective of replicating the total rate of return of the Russell 3000 Index.

MID CAP INDEX EQUITY FUND invests in securities of U.S. companies included in the S&P MidCap 400 Index with the objective of replicating the total rate of return of the S&P 400 MidCap Index.

SMALL CAP INDEX EQUITY FUND invests in securities of U.S. companies included in the Russell 2000 Index with the objective of replicating the total rate of return of the Russell 2000 Index.

INTERNATIONAL INDEX EQUITY FUND invests in securities of non-U.S. companies included in the Morgan Stanley Capital International All-Country World Ex-U.S. Free Index, which we refer to as the MSCI ACWI ex-US Index, with the objective of replicating the total rate of return of the MSCI ACWI ex-US Index.

REAL ASSET RETURN FUND

REAL ASSET RETURN FUND invests in a diversified portfolio of primarily Treasury Inflation Protected Securities, or so-called TIPS, commodity futures and real estate investment trusts with the objective of achieving a total return in excess of inflation as measured by the Core Consumer Price Index (which excludes food and energy).

RETIREMENT DATE FUNDS

Assets contributed under the Program may also be invested in the RETIREMENT DATE FUNDS, a group of five balanced investment funds each of which is designed to correspond to a particular time horizon to retirement.

TARGET RISK FUNDS

Assets contributed under the Program may also be invested in TARGET RISK FUNDS, each of which is designed to represent risk and reward characteristics that reflect varying levels of investment risk such as conservative, moderate or aggressive.

SPECIAL NOTE REGARDING RECENT AND EXPECTED CHANGES TO THE PROGRAM

This prospectus reflects significant changes to the Program that take effect as of the date of this prospectus. Specifically, State Street, acting upon recommendations received from Northern Trust as investment fiduciary, has realigned certain of the investment options previously offered under the Program so that Participants may choose to invest assets contributed to the Program in a wider variety of Funds. The following is a summary of the changes that have been made to the Funds offered under the Program:

•	The name of the Intermediate Bond Fund has been changed to the Bond Core Plus Fund;

•

The previously offered Large-Cap Value Equity Fund and Large-Cap Growth Equity Fund have been eliminated and instead the Program is offering a new Large Cap Equity Fund, which is a multi-manager fund with a new line-up of investment advisors;

•

The previously offered Mid-Cap Value Equity Fund, Mid-Cap Growth Equity Fund and Small-Cap Equity Fund have been eliminated and instead the Program is offering a new Small-Mid Cap Equity Fund, which is a multi-manager fund with a new line-up of investment advisors;

•	The name of the International Equity Fund has been changed to the International All Cap Equity Fund, and this Fund has been changed to a multi-manager fund with a new line-up of investment advisors;

•

The Balanced Fund has ceased offering its Units (although assets held under the Program and invested therein will continue for the time being to remain invested therein, and investment of the equity portion of the Balanced Fund has been changed to the new Large Cap Equity Fund;

•

In lieu of offering the Balanced Fund, the Program is offering a series of three new Target Risk Funds: the Conservative Risk Fund, the Moderate Risk Fund and the Aggressive Risk Fund, each of which reflects a specified level of investment risk;

•	The Program is offering a new Real Asset Return Fund; and

•	The name of the Index Equity Fund has been changed to the All Cap Index Equity Fund.

None of the Stable Asset Return Fund or the other Index Funds or the Retirement Date Funds has been eliminated or modified.

The manner in which the assets invested in the eliminated funds have been reallocated and the treatment of any outstanding elections to make investments in those funds are described below under “Terminated Funds.” The treatment of any outstanding elections to make investments in the Balanced Fund is described below under “Balanced Fund.”

For a description of upcoming expected changes relating to the Program, see “Recent and Expected Changes to the Program; Role of Northern Trust.”

References in this prospectus to “Business Day” mean any day that the New York Stock Exchange is open for trading.

For additional information regarding all aspects of the Program and its investment options, contact State Street Bank and Trust Company by phone at (800) 826-8901 or by writing to ABA Retirement Funds Program, P.O. Box 5142, Boston, Massachusetts 02206-5142.

The Collective Trust has not authorized any person to give any information or to make any representations in connection with this offering other than those in this prospectus.

The investment options described below are not deposits or obligations of, or guaranteed or endorsed by, State Street or State Street Bank, and Units of beneficial interest are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency, are not deposits of State Street, State Street Bank or any other bank and involve risks, including the possible loss of principal.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read the entire prospectus carefully, including the “Risk Factors” information included in the description of each of the Funds and elsewhere in this prospectus.

The Program

The ABA Retirement Funds program, which we refer to as the Program, is a comprehensive retirement program that provides eligible employers that adopt the Program with tax-qualified employee retirement plans, a variety of investment options and related recordkeeping and administrative services. The Program is sponsored by ABA Retirement Funds, an Illinois not-for-profit corporation, which was organized by the American Bar Association to encourage lawyers to provide retirement benefits for themselves and their employees by sponsoring retirement programs.

The Collective Trust itself has no employees. State Street Bank and Trust Company of New Hampshire, a New Hampshire chartered nondepository trust company, which we refer to as State Street or the Trustee, which we refer to as State Street Bank, in State Street’s role as trustee of the Collective Trust, offers the investment options available under the Program’s Collective Trust. State Street is a wholly-owned subsidiary of State Street Bank and Trust Company, which we refer to as State Street Bank. The board of directors of State Street is responsible for management of State Street’s business and affairs, including its service as trustee of the Collective Trust. State Street Bank maintains the Self-Managed Brokerage Accounts. For a more complete description of the relationship between State Street and State Street Bank, see “State Street and State Street Bank.” For a description of certain expected changes to the above-described arrangements with State Street and State Street Bank, see “Recent and Expected Changes to the Program; Role of Northern Trust.”

ING Life Insurance and Annuity Company, a Connecticut corporation, which we refer to as ING Life, acting through its affiliates, including ING Institutional Plan Services, LLC, a Delaware limited liability company, which we refer to as ING Services, provides recordkeeping, communication, marketing and administration services to the Program, including maintenance of individual account records or accrued benefit information for Participants whose Employers choose to have the Program’s administrator maintain those account records. ING Services also provides certain account and investment information to Employers and Participants, manages the receipt of all plan contributions, forwards investment and transaction instructions to the appropriate parties and forwards instructions relating to distribution of benefits provided by the plans.

The Northern Trust Company, which we refer to as Northern Trust, as investment fiduciary appointed by the ABA Retirement Funds, makes recommendations to State Street regarding certain Funds and the engagement and termination of Investment Advisors with respect to those Funds. Northern Trust Investments, N.A., which we refer to as Northern Trust Investments, is a national banking association and a wholly-owned subsidiary of Northern Trust, which in turn is a wholly-owned subsidiary of Northern Trust Corporation, a publicly-traded bank holding company registered with the Federal Reserve Board pursuant to the Federal Bank Holding Company Act of 1956, as amended.

Investment Options

Effective as of the date of this prospectus, assets contributed or held under the Program may be invested in any of the following Funds or a Self-Managed Brokerage Account.

Managed Funds

The Collective Trust offers five Managed Funds that predominantly are actively managed. The Stable Asset Return Fund invests primarily in high quality fixed-income instruments and investment contracts. The Bond Core Plus Fund invests primarily in debt securities of varying maturities. The Large Cap Equity Fund, the Small-Mid Cap Equity Fund and the International All Cap Equity Fund are multi-manager Funds and invest primarily in various types of equity securities.

Index Funds

The Collective Trust offers the following six Index Funds, each of which is designed to replicate a specific securities index: the Bond Index Fund, the Large Cap Index Equity Fund, the All Cap Index Equity Fund, the Mid Cap Index Equity Fund, the Small Cap Index Equity Fund and the International Index Equity Fund.

Real Asset Return Fund

The Collective Trust offers the Real Asset Return Fund, a diversified portfolio which is designed to provide investors with a return in excess of inflation as measured by the Core Consumer Price Index (which excludes food and energy).

Retirement Date Funds

The Collective Trust offers five Retirement Date Funds, a group of balanced investment funds, each of which is designed to correspond to a particular time horizon to retirement.

Target Risk Funds

The Collective Trust offers three Target Risk Funds, each of which is designed to represent risk and reward characteristics that reflect a certain level of investment risk such as conservative, moderate or aggressive.

Self-Managed Brokerage Account

Assets contributed or held under the Program can also be invested in a wide variety of publicly traded debt and equity securities and shares of numerous mutual funds through a self-managed brokerage account, which we refer to as a Self-Managed Brokerage Account. Self-Managed Brokerage Accounts are not registered under the Securities Act of 1933 and are described in this prospectus for informational purposes only. See “Self-Managed Brokerage Accounts.”

Investment Options

In this prospectus, we refer to the Funds and the Self-Managed Brokerage Account as “investment options.” As of the date of this prospectus, the Balanced Fund ceased to be offered and thus the Balanced Fund is no longer an investment option, although certain assets held under the Program continue to be invested in this fund. See “Balanced Fund.”

The Trustee may make additional investment options available from time to time, subject to consultation with Northern Trust as investment fiduciary appointed by the ABA Retirement Funds. State Street may also terminate or amend the terms of certain investment options from time to time upon notice to, and in consultation with, Northern Trust as investment fiduciary. For a description of certain expected changes to the above-described arrangements, see “Recent and Expected Changes to the Program; Role of Northern Trust.”

The following charts provide a summary of the features of the Funds that are available under the Program.

SUMMARY OF FUNDS*

Managed Funds
	Stable Asset Return Fund(1)	Bond Core Plus Fund	Large Cap Equity Fund(2)	Small-Mid Cap Equity Fund(3)	International All Cap Equity Fund
Investment Objective:	Current income consistent with preserving principal and maintaining liquidity	Competitive total return from capital appreciation and income	Long-term growth of capital	Long-term growth of capital	Long-term growth of capital

Invests Primarily In:	High quality short-term instruments and investment contracts of insurance companies, banks and financial institutions	Debt securities of various maturities	U.S. equities with capitalization in excess of $1 billion	U.S. equities with capitalization between $1 billion and $20 billion.	Common stocks and other equity securities of established non-U.S. companies

Risk to Principal:	Low risk to principal	Average credit risk for a debt-oriented intermediate bond fund; also risk of loss related to movements in interest rates	Average risk to principal for a large cap U.S. equity fund	Above average risk to principal for a U.S. equity fund but average risk for a small-mid cap U.S. equity fund	Above average for a U.S. equity fund but average for an international equity fund, including risks due to currency fluctuations

Primary Source of Potential Return:	Interest income	Interest income and capital appreciation	Capital appreciation	Capital appreciation	Capital appreciation

Estimated Maturity or Duration:	1.66 years(4)	Generally 3 to 6 years duration	N/A	N/A	N/A

Volatility of Return:	Subject to interest rate fluctuation	Below average volatility for a fund investing in debt securities; volatility subject to fluctuations in interest rates	Comparable to the Russell 1000 Index	Comparable to the Russell 2000 Index	Above average for an equity fund

Transfer Permitted:(5)	Daily	Daily	Daily	Daily	Daily

*	In addition, certain plans permit the establishment of a self-managed brokerage account. See “Self-Managed Brokerage Accounts.” Certain plans also continue to be invested in the Balanced Fund, which invests in both debt and equity securities through the Core Plus Bond Fund and the Large Cap Equity Fund. The Balanced Fund ceased to be offered as an investment option as of the date of this prospectus. See “Balanced Fund.”
(1)	Invests through the State Street Bank and Trust Company ABA Members/Pooled Stable Asset Fund Trust, a collective investment fund maintained by State Street Bank, which in turn invests a portion of its assets in the State Street Bank and Trust Company Short-Term Investment Fund, a collective investment fund maintained by State Street Bank.
(2)	Invests a portion of its assets through the Russell 1000 Index Securities Lending Fund, a collective investment fund maintained by State Street Bank.
(3)	Invests a portion of its assets through the Russell 2000 Index Securities Lending Fund, a collective investment fund maintained by State Street Bank.
(4)	Average weighted maturity as of December 31, 2008.
(5)	For information regarding special restrictions on transfers involving the Funds and, in particular, the International All Cap Equity Fund and the International Index Equity Fund, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

SUMMARY OF FUNDS

Index Funds(1)
	Bond Index Fund(2)	Large Cap Index Equity Fund(3)	All Cap Index Equity Fund(4)	Mid Cap Index Equity Fund(5)	Small Cap Index Equity Fund(6)	International Index Equity Fund(7)
Investment Objective:	Replication of the total return of the Barclays Capital U.S. Aggregate Bond Index	Replication of the total return of the S&P 500 Index	Replication of the total return of the Russell 3000 Index	Replication of the total return of the S&P MidCap 400 Index	Replication of the total return of the Russell 2000 Index	Replication of the total return of the MSCI ACWI ex-US Index
Invests Primarily In:	Debt securities included in the Barclays Capital U.S. Aggregate Bond Index	The common stocks included in the S&P 500 Index	The common stocks included in the Russell 3000 Index	The common stocks included in the S&P MidCap 400 Index	The common stocks included in the Russell 2000 Index	The common stocks included in the MSCI ACWI ex-US Index
Risk to Principal:	Average credit risk for a debt- oriented bond index fund; also risk of loss related to movements in interest rates	Average for a U.S. equity fund	Average for a diversified U.S. equity fund	Above average for a U.S. equity fund	Above average for a U.S. equity fund	Above average for a U.S. equity fund but average for an international index equity fund, including risks due to currency fluctuations
Primary Source of Potential Return:	Interest income and capital appreciation	Capital appreciation and dividend income	Capital appreciation and dividend income	Capital appreciation	Capital appreciation	Capital appreciation
Estimated Maturity or Duration:	3.70 years(8)	N/A	N/A	N/A	N/A	N/A
Volatility of Return:	Comparable to the Barclays Capital U.S. Aggregate Bond Index	Comparable to the S&P 500 Index	Comparable to the Russell 3000 Index	Comparable to the S&P MidCap 400 Index	Comparable to the Russell 2000 Index	Comparable to the MSCI ACWI ex-US Index
Transfer Permitted:(9)	Daily	Daily	Daily	Daily	Daily	Daily

(1)	The Index Funds obtain exposure to various equity, fixed income and cash asset classes by investment in respective collective investment funds maintained by State Street Bank.
(2)	Invests through the State Street Bank and Trust Company Passive Bond Market Index Non-Lending Fund, a collective investment fund maintained by State Street Bank.
(3)	Invests through the State Street Bank and Trust Company S&P 500 Flagship Non-Lending Fund, a collective investment fund maintained by State Street Bank.
(4)	Invests through the State Street Bank and Trust Company Russell 3000 Index Securities Lending Fund, a collective investment fund maintained by State Street Bank although over time some assets may be invested in a State Street Bank non-lending collective investment fund with the same investment objectives.
(5)	Invests through the State Street Bank and Trust Company S&P MidCap Index Non-Lending Fund, a collective investment fund maintained by State Street Bank.
(6)	Invests through the State Street Bank and Trust Company Russell 2000 Index Non-Lending Fund, a collective investment fund maintained by State Street Bank.
(7)	Invests through the State Street Bank and Trust Company Daily MSCI ACWI Ex-US Index Non-Lending Fund, a collective investment fund maintained by State Street Bank.
(8)	Average weighted maturity of the underlying index as of December 31, 2008.
(9)	For information regarding special restrictions on transfers involving the Funds and, in particular, the International All Cap Equity Fund and the International Index Equity Fund, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

SUMMARY OF FUNDS

Real Asset Return Fund
Investment Objective:	Growth of capital in excess of inflation as measured by the Core Consumer Price Index (which excludes food and energy)
Invests Primarily In:	U.S. real estate investment trusts, commodity futures and treasury inflation-protected securities
Allocates Assets As of the Date Hereof To (1):	REIT Index Fund TIPS NL Fund	10% to 40% 20% to 60%
	Commodity Index NL Fund	10% to 40%
	Cash	0% to 20%

Risk to Principal:	Below average risk to principal
Primary Source of Potential Return:	Capital appreciation and income
Estimated Maturity or Duration:	N/A
Volatility of Return:	Less than the S&P 500 Index
Transfer Permitted:(2)	Daily

(1)	The Real Asset Return Fund obtains exposure to various asset classes by investment in respective collective investment funds maintained by State Street Bank. For definitions of the terms used in the chart, see “Real Asset Return Fund—Strategy.”
(2)	For information regarding special restrictions on transfers involving the Funds and, in particular, the International All Cap Equity Fund and the International Index Equity Fund, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

SUMMARY OF FUNDS

	Retirement Date Funds(1)
	Lifetime Income Retirement Date Fund			2010 Retirement Date Fund			2020 Retirement Date Fund
Investment Objectives:	Avoidance of significant loss of principal for those who have reached or are beyond their retirement date			A blend of capital appreciation and stability of principal for those planning to retire in or around 2010			Long-term capital appreciation and more limited stability of principal for those planning to retire in or around 2020

Allocates Assets in 2009 To:(2)	Equity:		35.0%	Equity:		50.0%	Equity:		71.0%
	S&P 500 Index Fund	26.0%		S&P 500 Index Fund	34.0%		S&P 500 Index Fund	42.0%
	MSCI ACWI ex-US Index Fund	4.0		MSCI ACWI ex-US Index Fund	9.0		MSCI ACWI ex-US Index Fund	17.0
	S&P MidCap Index Fund	3.0		S&P MidCap Index Fund	4.2		S&P MidCap Index Fund	6.6
	Russell 2000 Index Fund	2.0		Russell 2000 Index Fund	2.8		Russell 2000 Index Fund	5.4
	Fixed Income:		65.0%	Fixed Income:		50.0%	Fixed Income:		29.0%
	Bond Market Index Fund	25.0%		Long Government Bond Fund	20.0%		Long Government Bond Fund	20.0%
	TIPS Fund Principal	20.0		Bond Market Index Fund	20.0		Bond Market Index Fund	6.0
	Accumulation Fund	20.0		TIPS Fund Principal Accumulation Fund	10.0 0.0		TIPS Fund Principal Accumulation Fund	3.0 0.0
Transfer Permitted:#	Daily			Daily			Daily

	2030 Retirement Date Fund			2040 Retirement Date Fund
Investment Objectives:	Long-term capital appreciation for those planning to retire in or around 2030			Long-term capital appreciation for those planning to retire in or around 2040
Allocates Assets in 2009 To:(2)	Equity: S&P 500 Index Fund	45.0%	84.0%	Equity: S&P 500 Index Fund	45.0%	90.0%
	MSCI ACWI ex-US Index Fund	22.0		MSCI ACWI ex-US Index Fund	25.0
	S&P MidCap Index Fund	8.5		S&P MidCap Index Fund	10.0
	Russell 2000 Index Fund	8.5		Russell 2000 Index Fund	10.0
	Fixed Income:		16.0%	Fixed Income:		10.0%
	Long Government Bond Fund	16.0%		Long Government Bond Fund	10.0%
	Bond Market Index Fund	0.0		Bond Market Index Fund	0.0
	TIPS Fund	0.0		TIPS Fund	0.0
	Principal Accumulation Fund	0.0		Principal Accumulation Fund	0.0
Transfer Permitted:(3)	Daily			Daily

(1)	The Retirement Date Funds obtain exposure to various equity, fixed income and cash asset classes by investment in respective collective investment funds maintained by State Street Bank under its Investment Funds for Tax Exempt Retirement Plans, which in turn invest in various index and other collective investment funds maintained by State Street Bank. For definitions of the terms used in the chart, see “Retirement Date Funds—Strategy.”
(2)	Except for the Lifetime Income Retirement Date Fund, annual reallocations will result in asset allocations becoming progressively more conservative as the year in which the Retirement Date Fund will reach its most conservative investment mix draws nearer.
(3)	For information regarding special restrictions on transfers involving the Funds and, in particular, the International All Cap Equity Fund and the International Index Equity Fund, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.” For information regarding certain restrictions on transfers involving the Retirement Date Funds, see “Information with Respect to the Funds—Investment Prohibitions” and “Retirement Date Funds—Risk Factors—Liquidity and Transfers.”

SUMMARY OF FUNDS

	Target Risk Funds(1)
	Conservative Risk Fund			Moderate Risk Fund			Aggressive Risk Fund
Investment Objectives:	Higher current investment income and some capital appreciation			High current investment income and greater capital appreciation			Long-term growth of capital and lower current investment income

Allocates Assets To:	Equity		29.0%	Equity		57.0%	Equity		83.0%
	Russell 3000 Index NL Fund	17.5%		Russell 3000 Index NL Fund	37.0%		Russell 3000 Index NL Fund	55.0%
	Daily EAFE NL Fund REIT Index	5.5		MSCI ACWI ex-US Index	14.0		MSCI ACWI ex-US Index	22.0
	Fund Fixed Income	4.6	71.0%	REIT Index Fund	6.0		REIT Index Fund	6.0
	Bond Market			Fixed Income		41.0%	Fixed Income		14.0%
	Index NL Fund TIPS NL Fund STIF	55.0 10.0 6.0%		Bond Market Index NL Fund	34.0%		Bond Market Index NL Fund	14.0%
				TIPS NL Fund	5.0		TIPS NL Fund	0.0
				STIF	2.0		STIF	0.0
				Other		2.0%	Other		3.0%
				Commodity Index NL Fund	2.0%		Commodity Index Fund	3.0%
Transfer Permitted:(2)	Daily			Daily			Daily

(1)	The Target Risk Funds obtain exposure to various asset classes by investment in respective collective investment funds maintained by State Street Bank. For definitions of the terms used in the chart, see “Target Risk Funds—Strategy.”
(2)	For information regarding special restrictions on transfers involving the Funds and, in particular, the International All Cap Equity Fund and the International Index Equity Fund, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

The Units

Interests in each Fund are represented by Units of beneficial interest. Each Unit represents an equal pro rata interest in the net assets of a Fund. Although the Funds are similar in some respects to registered open-end management investment companies commonly referred to as mutual funds, the Funds are not required to be and are not registered as investment companies under the Investment Company Act of 1940 and are not subject to compliance with the requirements of that Act. Units are not “redeemable securities” as defined in the Investment Company Act of 1940. See “Description of Investment Options” and “Regulation of Collective Trust.” Units representing interests in the Funds are held by State Street Bank, as trustee of the American Bar Association Members Retirement Trust, which we refer to as the Retirement Trust, and the American Bar Association Members Pooled Trust for Retirement Plans, which we refer to as the Pooled Trust. We refer to the Retirement Trust and the Pooled Trust together as the ABA Members Trusts. Neither the Units nor the assets of the Funds are subject to the claims of the creditors of State Street or State Street Bank. The Units are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency and are not deposits of State Street Bank, State Street or any other bank. The activities of each of State Street and State Street Bank in connection with the operation and management of the Collective Trust and the ABA Members Trusts, respectively, are subject to the requirements of the Employee Retirement Income Security Act of 1974, which is known as ERISA, a federal statute specifically designed to regulate the activities of pension plan fiduciaries. See “Regulation of Collective Trust.”

The Collective Trust issues both Units that are registered under the Securities Act of 1933 and Units that are unregistered. Unregistered Units are offered and sold in reliance upon the exemption from registration under Section 3(a)(2) of the Securities Act of 1933 or, in the case of Units offered and sold to certain employee benefit plans covering self-employed individuals, commonly called “Keogh” or “H.R.10” plans, Rule 180 promulgated thereunder. See “Regulation of Collective Trust.”

Eligible Employers and Participants

Attorneys who are sole practitioners, partnerships (including limited liability companies) and professional corporations engaged in the practice of law may adopt the Program for their law practices if they or at least one of their partners or shareholders is a member or associate of the American Bar Association or of a state or local bar association that is represented in the American Bar Association’s House of Delegates. Such a state or local bar association or an organization closely associated with the legal profession which has, as an owner or member of its governing board, a member or associate of the American Bar Association may also be eligible to adopt the Program. We refer to law practices, bar associations and other organizations which are eligible to adopt the Program as Eligible Employers, and we refer to those that adopt the Program as Employers. We refer to self-employed individuals and employees (together with their beneficiaries where applicable) of Employers which have adopted the Program for their practices as Participants.

Plans Available Under the Program

Eligible Employers that elect to participate in the Program may do so by adopting a master plan under one or both of two American Bar Association Members Plans sponsored by the ABA Retirement Funds. One of these Members Plans is the American Bar Association Members Retirement Plan, a defined contribution master plan, and the other is the American Bar Association Members Defined Benefit Plan, a defined benefit master plan. Eligible Employers that design and maintain their own individually designed plans may also participate in most aspects of the Program through those individually designed plans.

The ABA Members Trusts

Assets contributed under the Program are held by State Street Bank as trustee of the Retirement Trust in the case of assets contributed under master plans and of the Pooled Trust in the case of assets contributed under individually designed plans. Assets contributed under the Program are allocated among the investment options available under the Program in accordance with the instructions of the person or entity having responsibility for determining the allocation under the terms of the particular plan. For a description of the expected change of trustee of the ABA Members Trusts, see “Recent and Expected Changes to the Program; Role of Northern Trust.”

HISTORICAL RETURN INFORMATION

The bar charts below indicate the risk of investing in the Funds that were in operation as of December 31, 2008 by showing changes in performance from year to year. Past performance of a Fund is not a guarantee of future results. Shorter term performance swings are shown by the highest and lowest quarter returns during the years depicted on the charts. Performance information for the Stable Asset Return Fund, the Bond Core Plus Fund, the International All Cap Equity Fund and the All Cap Index Equity Fund is included for ten years. Performance information for the Lifetime Income Retirement Date Fund, the 2010 Retirement Date Fund, the 2020 Retirement Date Fund, the 2030 Retirement Date Fund and the 2040 Retirement Date Fund is included for each full fiscal year in which such Fund has been in operation. State Street manages the various Funds with the advice of different Investment Advisor(s) that may change over time, and the Funds may have employed different investment strategies and guidelines during the various periods for which performance is shown.

No performance information is included for the Funds the operations of which are commencing as of the date of this prospectus or commenced since December 31, 2008.

The following table shows, with respect to the Funds listed below, the total return, after expenses, for the three months ended March 31, 2009 (or if shorter, since inception) and the total annual return, after expenses, over one-year, five-year and ten-year periods ended December 31, 2008, or since inception, if shorter. After-tax returns are not included inasmuch as the Program is open only to tax-qualified employee retirement plans which are not subject to federal income tax. The table also provides average annual returns for comparative market indices for each of these Funds. None of the market indices shown includes an allowance for fees and expenses that an investor would pay to invest in the securities that comprise the index. State Street manages the various Funds with the advice of different Investment Advisor(s) that may change over time, and the Funds may have employed different investment strategies and guidelines during various periods for which performance is shown. Additionally, the Funds have had changes in fees and expenses applicable to them during and after the periods for which performance is shown, and performance shown would have been different had current fees and expenses been applicable for the entire period(s). Finally, the performance of the Funds is reduced by the Program Expense Fees that pay for the administration of the plans maintained under the Program. The past performance of a Fund or an index shown is no guarantee of future performance. No returns are included for the Funds the operations of which are commencing on or about the date of this prospectus.

		Periods Ended December 31, 2008
Average Annual Total Returns(1)	Shorter of 3 Months Ended March 31, 2009 or Since Inception(2)	1 Year	5 Year	Shorter of 10 Years or Since Inception	Inception Date
Managed Funds
Stable Asset Return Fund	0.61%	3.81%	3.76%	4.35%	09/05/95
70% Ryan Labs Three Year GIC Index/ 30% iMoneyNet MFR Prime Institutional Money Market Fund Average	0.88%	4.13%	3.74%	4.40%
70% Ryan Labs Three Year GIC Index/ 30% iMoneyNet MFR Prime Institutional Money Market Fund Average less 0.5% per year(3)	0.75%	3.63%	3.24%	3.90%
Bond Core Plus Fund	0.46%	2.48%	4.02%	5.42%	09/05/95
Barclays Capital U.S. Aggregate Bond Index(4)	0.12%	5.24%	4.65%	5.63%
International All Cap Equity Fund(5)	(11.48)%	(45.01)%	0.48%	(1.21)%	09/05/95
MSCI EAFE Index	(13.94)%	(43.38)%	1.66%	0.80%
MSCI All Country World Ex-U.S. Index	(10.71)%	(45.53)%	2.56%	2.02%
Index Funds
Bond Index Fund(6)	0.87%	—	—	—	02/03/09
Barclays Capital U.S. Aggregate Bond Index	(0.21)%	—	—	—
Large Cap Index Equity Fund(6)	(7.39)%	—	—	—	02/09/09
S&P 500 Index	(8.14)%	—	—	—
All Cap Index Equity Fund	(10.91)%	(37.42)%	(2.36)%	(1.20)%	09/05/95
Russell 3000 Index	(10.80)%	(37.31)%	(1.95)%	(0.80)%
Mid Cap Index Equity Fund(6)	1.46%	—	—	—	02/03/09
S&P MidCap 400 Index	(2.25)%	—	—	—
Small Cap Index Equity Fund(6)	(1.61)%	—	—	—	02/03/09
Russell 2000 Index	(5.97)%	—	—	—
International Index Equity Fund(7)	12.21%	—	—	—	03/03/09
MSCI ACWI ex-US Index	13.38%	—	—	—
Retirement Date Funds(8)
Lifetime Income Retirement Date Fund	(2.64)%	(13.48)%	N/A	(1.66)%	08/09/06
Composite Benchmark(9)	(2.46)%	(13.14)%	N/A	(0.98)%	(10)
2010 Retirement Date Fund	(6.02)%	(17.31)%	N/A	(2.74)%	08/08/06
Composite Benchmark(9)	(5.91)%	(17.61)%	N/A	(2.33)%	(10)
2020 Retirement Date Fund	(8.76)%	(25.75)%	N/A	(5.65)%	08/02/06
Composite Benchmark(9)	(8.65)%	(26.06)%	N/A	(5.58)%	(10)
2030 Retirement Date Fund	(10.25)%	(31.41)%	N/A	(8.10)%	08/02/06
Composite Benchmark(9)	(10.12)%	(31.59)%	N/A	(8.04)%	(10)
2040 Retirement Date Fund	(10.56)%	(34.14)%	N/A	(9.49)%	08/03/06
Composite Benchmark(9)	(10.49)%	(34.15)%	N/A	(9.09)%	(10)

(1)	The Managed Funds, the All Cap Index Equity Fund and the Retirement Date Funds participate in the State Street Bank securities lending program as described under “Information with Respect to the Funds–Loans of Portfolio Securities.” The cash collateral received in connection with the securities lending program is invested in cash collateral funds that utilize constant ($1.00 per unit) amortized cost pricing although such funds, at December 31, 2008 and March 31, 2009, had an average value on a mark-to-market basis of a lower amount per unit. The returns shown in the table above are based, with respect to 2008 and the three months ended March 31, 2009, on amortized cost pricing of these cash collateral funds because such funds have effected (and continue to effect) purchases and redemptions of interests therein at 100% of principal invested, and purchases and redemptions of Units of these Funds were effected (and continue to be effected) at net asset values that do not reflect mark-to-market valuations. See “Risk Factors Relating Generally to the Program–Risks Relating to Securities Lending.”
(2)	Total returns for the period ended March 31, 2009 are not annualized.
(3)	This comparative information is shown to account for expected reductions in the Stable Asset Return Fund’s yield due to current uncertainties in the Synthetic GIC market and the emphasis on increased credit quality.
(4)	Barclays Capital U.S. Aggregate Bond Index was formerly known as the Lehman Brothers U.S. Aggregate Bond Index.
(5)	As of the date of this prospectus, the International All Cap Equity Fund engaged all new Investment Advisors.
(6)	The performance of the Fund for the period from inception to March 31, 2009 exceeded that of its benchmark index due primarily to significant purchases of Fund Units having been made on certain days on which the index experienced significant declines, with the result that the Fund’s performance on such days exceeded that of the index due to the time delay involved in the investment of the proceeds of such Units in the index.
(7)	The performance of the Fund for the period from inception to March 31, 2009 lagged that of its benchmark index due primarily to significant purchases of Fund Units having been made on certain days on which index experienced significant increases, with the result that the Fund’s performance on such days lagged that of the index due to the time delay involved in the investment of the proceeds of such Units in the index.
(8)	Effective May 1, 2007, the Retirement Date Funds implemented a number of changes, including (i) a deferral of the year in which each Retirement Date Fund (other than the Lifetime Income Retirement Date Fund) will reach its most conservative investment mix until five years after the target retirement date, and (ii) changes in certain of the asset classes to which the Retirement Date Funds maintain exposure and the weightings of exposures to asset classes at various time horizons to most conservative investment mix. For instance, aggregate exposure to equity asset classes generally increased at any given such time horizon.
(9)	Composite benchmark consists of a weighted average of indexes in which this Retirement Date Fund is invested, based on percentage allocations of this Retirement Date Fund in 2008. See “Retirement Date Funds.”
(10)	Benchmark comparison begins August 1, 2006.

Total returns reflected in the bar charts and table above have been determined by calculating the difference between the per Unit net asset value of a Fund at the end of the period and the per Unit net asset value of such Fund at the beginning of the period and then dividing the difference by the per Unit net asset value of that Fund at the beginning of the period. All such calculations have been determined to the sixth decimal place. Total returns in the financial statements included in the Collective Trust’s (1) Annual Report on Form 10-K for the year ended December 31, 2008, and (2) Quarterly Report on Form 10-Q for the three month period ended March 31, 2009, in each case incorporated by reference into this prospectus, have been determined in the same manner (except the total returns in the financial statements of the Funds specified in footnote (1) value direct and indirect investments in the cash collateral funds at their market values, notwithstanding that transactions have been, and continue to be, effected as of this date on the basis of amortized cost values) but with calculations determined to the second decimal place.

Summary of Deductions and Fees

The table below provides information regarding the various costs and expenses of the Collective Trust with respect to an investment in each of the Funds. These estimated annual expenses are stated as a percentage of the assets of each Fund. The Program Expense Fees and Trust, Management and Administration Fees are calculated based on the total assets of the Program on March 31, 2009 and utilizing fee rates in effect as of the date of this prospectus, and Other Fees is calculated based on an estimate of expected expenses for 2009. For a discussion of the manner in which deductions and fees are calculated and the portions of these deductions and fees paid to certain parties in connection with the Program, see “Deductions and Fees.”

	Investment Advisor Fees(1)(2)	Program Expense Fees(1)	Trust, Management and Administration Fee and Other Fees(1)(3)(4)	Acquired Fund Fees and Expenses(5)	Total Fees	Approximate Assets as of March 31, 2009 (in millions)(1)
Managed Funds
Stable Asset Return Fund	0.000%	0.608%	0.239%	0.012%	0.859%	1,010
Bond Core Plus Fund	0.274%	0.608%	0.239%	0.001%	1.122%	388
Large Cap Equity Fund	0.300%	0.608%	0.239%	0.006%	1.153%	655
Small-Mid Cap Equity Fund	0.550%	0.608%	0.239%	0.003%	1.400%	220
International All Cap Equity Fund	0.500%	0.608%	0.239%	0.001%	1.348%	116
Index Funds
Bond Index Fund	0.040%	0.608%	0.239%	0.001%	0.888%	8
Large Cap Index Equity Fund	0.020%	0.608%	0.239%	0.003%	0.870%	3
All Cap Index Equity Fund	0.050%	0.608%	0.239%	0.020%	0.917%	195
Mid Cap Index Equity Fund	0.050%	0.608%	0.239%	0.012%	0.909%	1
Small Cap Index Equity Fund	0.050%	0.608%	0.239%	0.022%	0.919%	10
International Index Equity Fund	0.100%	0.608%	0.239%	0.249%	1.196%	1
Real Asset Return Fund	0.100%	0.608%	0.239%	0.025%	0.972%	0
Retirement Date Funds
Lifetime Income Retirement Date Fund	0.100%	0.608%	0.239%	0.030%	0.977%	25
2010 Retirement Date Fund	0.100%	0.608%	0.239%	0.023%	0.970%	44
2020 Retirement Date Fund	0.100%	0.608%	0.239%	0.022%	0.969%	70
2030 Retirement Date Fund	0.100%	0.608%	0.239%	0.026%	0.973%	48
2040 Retirement Date Fund	0.100%	0.608%	0.239%	0.028%	0.975%	30
Target Risk Funds
Conservative Risk	0.070%	0.608%	0.239%	0.025%	0.942%	0
Moderate Risk	0.070%	0.608%	0.239%	0.025%	0.942%	0
Aggressive Risk	0.070%	0.608%	0.239%	0.025%	0.942%	0

(1)	This table is based on approximate assets of the Collective Trust on March 31, 2009, which totaled $2,824 million. For purposes of this table, Balanced Fund assets invested through, respectively, the Bond Core Plus Fund and the Large Cap Equity Fund are not included under the Bond Core Plus Fund and the Large Cap Equity Fund, and fees payable by the Bond Core Plus Fund and the Large Cap Equity Fund attributable to assets of the Balanced Fund invested therein are assumed to be payable by the Balanced Fund. The table is based on the approximate allocation of the Collective Trust’s assets among the investment options and the Balanced Fund as of March 31, 2009, and expenses have been adjusted to reflect the commencement of offering of the Large Cap Equity Fund, the Small-Mid Cap Equity Fund, the Real Asset Return Fund and the Target Risk Funds as of the date of this prospectus. This table does not give effect to the changes to the Program expected to occur in 2010 as described in “Recent and Expected Changes to the Program; Role of Northern Trust.”
(2)	Investment Advisor fees are payable based on a percentage of daily net assets. The Stable Asset Return Fund pays no Investment Advisor fees independent of the Trust, Management and Administrative Fee payable to State Street Bank, which is included under a separate heading.
(3)	The Trust, Management and Administration Fee is 0.111% of the assets of each Fund.
(4)	Includes the amortization of deductions and fees relating to recurring operational expenses, such as printing, legal, registration, consulting and auditing expenses, including investment fiduciary consulting fees payable to Northern Trust. The table does not include fees for the Self-Managed Brokerage Account or the Balanced Fund. Other Fees for the Large Cap Equity Fund, the Small-Mid Cap Equity Fund, the Real Asset Return Fund and the Target Risk Funds are based on estimated amounts for 2009.
(5)	Each Fund invests at least some of its assets directly or indirectly through collective investment funds maintained by State Street Bank. As a result, investors in the Funds indirectly bear expenses of those underlying collective investment funds, including audit, administration, custody and legal fees. For the Large Cap Equity Fund, the Small-Mid Cap Equity Fund, the Real Asset Return Fund and the Target Risk Funds, such acquired fund fees and expenses are based on estimated amounts.

The following table demonstrates how expense ratios may translate into dollar amounts and helps you to compare the cost of investing in the Funds with that of investing in other investment funds. Although your actual costs may be higher or lower, the table shows how much you would pay on an initial investment of $10,000 if operating expenses remain the same, you earn a 5% annual return on your investment in the Fund, and you hold your investment in the Fund for the following periods.

	1 Year	3 Years	5 Years	10 Years
Managed Funds
Stable Asset Return Fund	$88	$274	$476	$1,060
Bond Core Plus Fund	$114	$357	$618	$1,365
Large Cap Equity Fund	$118	$366	$635	$1,401
Small-Mid Cap Equity Fund	$143	$443	$766	$1,680
International All Cap Equity Fund	$137	$427	$738	$1,622

Index Funds
Bond Index Fund	$91	$283	$492	$1,094
Large Cap Index Equity Fund	$89	$278	$482	$1,073
All Cap Index Equity Fund	$94	$292	$508	$1,128
Mid Cap Index Equity Fund	$93	$290	$503	$1,118
Small Cap Index Equity Fund	$94	$293	$509	$1,130
International Index Equity Fund	$122	$380	$658	$1,450

Real Asset Return Fund	$99	$310	$537	$1,192

Retirement Date Funds
Lifetime Income Retirement Date Fund	$100	$311	$540	$1,198
2010 Retirement Date Fund	$99	$309	$536	$1,190
2020 Retirement Date Fund	$99	$309	$536	$1,189
2030 Retirement Date Fund	$99	$310	$538	$1,193
2040 Retirement Date Fund	$99	$311	$539	$1,196

Target Risk Funds
Conservative Risk Fund	$96	$300	$521	$1,157
Moderate Risk Fund	$96	$300	$521	$1,157
Aggressive Risk Fund	$96	$300	$521	$1,157

Transaction costs, such as brokerage fees, commissions and other expenses, attributable to a Participant’s or Employer’s Self-Managed Brokerage Account are charged in accordance with the schedule provided to the Participant and the Employer from time to time. See “Deductions and Fees.”

SUMMARY FINANCIAL DATA

The summary financial data below provides information with respect to income, expenses and capital changes for the Funds that were in operation as of March 31, 2009 attributable to each Unit outstanding for the periods indicated. The summary financial data for each of the periods ended December 31 have been derived from financial statements audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The summary financial data for the interim quarterly period ended March 31, 2009 have been derived from the unaudited financial statements in the Collective Trust’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. The summary financial data should be read in conjunction with the financial statements of the these Funds, including the related Notes thereto, included in the Collective Trust’s (1) Annual Report on Form 10-K for the year ended December 31, 2008 and (2) Quarterly Report on Form 10-Q for the three-month period ended March 31, 2009, each of which is incorporated by reference into this prospectus. See “Where You Can Find More Information.” Per Unit calculations of investment income and expense have been prepared using the monthly average number of Units outstanding during the period.

Managed Funds

Stable Asset Return Fund:
	Year ended December 31,					For the period January 1, 2009 to March 31, 2009
	2004	2005	2006	2007	2008
Investment income	$.98	$1.18	$1.45	$1.59	$1.47	$.28
Expenses†	(.14)	(.16)	(.17)	(.18)	(.20)	(.07)

Net investment income (loss)	.84	1.02	1.28	1.41	1.27	.21
Distributions of net investment income	—	—	—	—	—	—

Net increase (decrease) in unit value	$.84	$1.02	$1.28	$1.41	$1.27	.21
Net asset value at beginning of period	28.72	29.56	30.58	31.86	33.27	34.54

Net asset value at end of period	$29.56	$30.58	$31.86	$33.27	$34.54	$34.75

Ratio of expenses to average net assets†	.50%	.52%	.57%	.54%	.58%	.77%
Ratio of net investment income (loss) to average net assets	2.88%	3.42%	4.07%	4.35%	3.73%	2.47%
Total return	2.92%	3.45%	4.19%	4.43%	3.82%	.61%
Net assets at end of period (in thousands)	$864,330	$870,500	$845,842	$878,342	$967,092	$1,012,183

Bond Core Plus Fund*:
	Year ended December 31,					For the period January 1, 2009 to March 31, 2009
	2004	2005	2006	2007	2008
Investment income	$.46	$.81	$.96	$1.06	$1.21	$.29
Expenses**	(.14)	(.15)	(.16)	(.16)	(.18)	(.06)

Net investment income (loss)	.32	.66	.80	0.90	1.03	.23
Net realized and unrealized gain (loss)	.40	(.29)	(.08)	0.69	(.51)	(.22)

Net increase (decrease) in unit value	.72	.37	.72	1.59	.52	.01
Net asset value at beginning of period	18.07	18.79	19.16	19.88	21.47	21.99

Net asset value at end of period	$18.79	$19.16	$19.88	$21.47	$21.99	$22.00

Ratio of expenses to average net assets**	.78%	.79%	.84%	.81%	.84%	1.04%
Ratio of net investment income (loss) to average net assets	1.71%	3.48%	4.14%	4.42%	4.73%	4.35%
Portfolio turnover***	453%	458%	389%	489%	806%	332%
Total return	3.98%	1.97%	3.76%	8.00%	2.42%	.05%
Net assets at end of period (in thousands)	$441,709	$454,045	$457,719	$484,362	$398,724	$386,068

†	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment fund in which the Fund invests a portion of its assets.
*	Formerly, the Intermediate Bond Fund.
**	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment fund in which the Fund invests a portion of its assets.
***	Portfolio turnover reflects the portfolio turnover of the collective investment fund in which the Fund invests a portion of its assets.

International All Cap Equity Fund*:

	Year ended December 31,					For the period January 1, 2009 to March 31, 2009
	2004	2005	2006	2007	2008
Investment income	$.51	$.59	$.79	$1.06	$1.27	$.10
Expenses**	(.21)	(.25)	(.32)	(.36)	(.31)	(.05)

Net investment income (loss)	.30	.34	.47	.70	.96	.05
Net realized and unrealized gain (loss)	3.35	2.64	5.84	2.07	(16.45)	(2.13)

Net increase (decrease) in unit value	3.65	2.98	6.31	2.77	(15.49)	(2.08)
Net asset value at beginning of period	18.22	21.87	24.85	31.16	33.93	18.44

Net asset value at end of period	$21.87	$24.85	$31.16	$33.93	$18.44	$16.36

Ratio of expenses to average net assets**	1.10%	1.11%	1.14%	1.08%	1.13%	1.30%
Ratio of net investment income (loss) to average net assets	1.59%	1.50%	1.69%	2.12%	3.45%	1.16%
Portfolio turnover	25%	35%	30%	30%	33%	12%
Total return	20.03%	13.63%	25.39%	8.89%	(45.65)%	(11.28)%
Net assets at end of period (in thousands)	$158,714	$202,106	$273,525	$309,162	$133,960	$115,692

*	Formerly, the International Equity Fund.
**	Expenses includes only those expenses charged directly to the Fund. Net expenses does not include expenses charged to the collective investment fund in which the Fund invests a portion of its assets.

Index Funds

Bond Index Fund:

For the period February 3, 2009(a) to March 31, 2009
Investment income†	$—
Expenses(†)††	(.01)

Net investment income (loss)	(.01)
Net realized and unrealized gain (loss)	.11

Net increase (decrease) in unit value	.10
Net asset value at beginning of period	11.00

Net asset value at end of period	$11.10

Ratio of expenses to average net assets*††	.68%
Ratio of net investment income (loss) to average net assets*	(.68)%
Portfolio turnover**†††	1%
Total return**	.91%
Net assets at end of period (in thousands)	$7,889

(a)	Commencement of operations.
*	Annualized for the period from February 3, 2009 to March 31, 2009.
**	Not annualized for the period from February 3, 2009 to March 31, 2009.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment funds in which the Fund invests its assets.
†††	With respect to the portion of the Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.

Large Cap Index Equity Fund:

	For the period February 9, 2009(a) to March 31, 2009(b)
Investment income†	$—
Expenses(†)††	(.01)

Net investment income (loss)	(.01)
Net realized and unrealized gain (loss)	(.88	)(b)

Net increase (decrease) in unit value	(.89)
Net asset value at beginning of period	12.00

Net asset value at end of period	$11.11

Ratio of expenses to average net assets*††	.65%
Ratio of net investment income (loss) to average net assets*	(.65)%
Portfolio turnover**†††	2%
Total return**	(7.42)%
Net assets at end of period (in thousands)	$3,206

(a)	Commencement of operations.
(b)	The amount shown for a unit outstanding for the period ended March 31, 2009 does not correspond with the aggregate net gain (loss) on investments for the period then ended due to the timing differences between issuances and redemptions of Fund units and investments made or sold by the Fund in pursuit of the Fund’s investment objective.
*	Annualized for the period from February 9, 2009 to March 31, 2009.
**	Not annualized for the period from February 9, 2009 to March 31, 2009.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment funds in which the Fund invests its assets.
†††	With respect to the portion of the Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.

All Cap Index Equity Fund(a):

	Year ended December 31,					For the period January 1, 2009 to March 31, 2009
	2004	2005	2006	2007	2008
Investment income	$.00 *	$.00 *	$.00 *	$.01 *	$.03 *	$.01
Expenses**	(.14)	(.16)	(.19)	(.21)	(.18)	(.04)

Net investment income (loss)	(.14)	(.16)	(.19)	(.20)	(.15)	(.03)
Net realized and unrealized gain (loss)	3.23	1.87	5.00 ***	1.93	(14.44)	(2.63)

Net increase (decrease) in unit value	3.09	1.71	4.81	1.73	(14.59)	(2.66)
Net asset value at beginning of period	27.11	30.20	31.91	36.72	38.45	23.86

Net asset value at end of period	$30.20	$31.91	$36.72	$38.45	$23.86	$21.20

Ratio of expenses to average net assets**	.50%	.52%	.57%	.54%	.56%	.80%
Ratio of net investment income (loss) to average net assets	(.49)%	(.51)%	(.56)%	(.52)%	(.47)%	(.65)%
Portfolio turnover****	7%	7%	6%	6%	3%	2%
Total return	11.40%	5.66%	15.07%	4.71%	(37.95)%	(11.15)%
Net assets at end of period (in thousands)	$382,172	$402,702	$437,011	$438,803	$221,260	$193,384

(a)	Formerly, the Index Equity Fund.
*	Amounts less than $.005 per unit are rounded to zero.
**	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment fund in which the Fund invests its assets.
***	Net of payment made by the Program’s recordkeeper, which reimbursed the Fund for trading losses attributable to processing errors. Impact of the increase is less than $0.005 per unit.
****	Portfolio turnover reflects purchases and sales by the Fund of units of the collective investment fund in which the Fund invests rather than the turnover of the underlying portfolio of such collective investment fund. The unaudited portfolio turnover of the collective investment fund was 17.4% for the year ended December 31, 2008.

Mid Cap Index Equity Fund:

For the period February 3, 2009(a) to March 31, 2009
Investment income†	$—
Expenses(†)††	(.01)

Net investment income (loss)	(.01)
Net realized and unrealized gain (loss)	.20

Net increase (decrease) in unit value	.19
Net asset value at beginning of period	13.00

Net asset value at end of period	$13.19

Ratio of expenses to average net assets*††	.68%
Ratio of net investment income (loss) to average net assets*	(.68)%
Portfolio turnover**†††	3%
Total return**	1.46%
Net assets at end of period (in thousands)	$1,056

(a)	Commencement of operations.
*	Annualized for the period from February 3, 2009 to March 31, 2009.
**	Not annualized for the period from February 3, 2009 to March 31, 2009.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment funds in which the Fund invests its assets.
†††	With respect to the portion of the Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.

Small Cap Index Equity Fund:

	For the period February 3, 2009(a) to March 31, 2009(b)
Investment income†	$—
Expenses(†)††	(.01)

Net investment income (loss)	(.01)
Net realized and unrealized gain (loss)	(.22	)(b)

Net increase (decrease) in unit value	(.23)
Net asset value at beginning of period	14.00

Net asset value at end of period	$13.77

Ratio of expenses to average net assets*††	.69%
Ratio of net investment income (loss) to average net assets*	(.69)%
Portfolio turnover**†††	75%
Total return**	(1.64)%
Net assets at end of period (in thousands)	$1,055

(a)	Commencement of operations.
(b)	The amount shown for a unit outstanding for the period ended March 31, 2009 does not correspond with the aggregate net gain (loss) on investments for the period then ended due to the timing differences between issuances and redemptions of Fund units and investments made or sold by the Fund in pursuit of the Fund’s investment objective.
*	Annualized for the period from February 3, 2009 to March 31, 2009.
**	Not annualized for the period from February 3, 2009 to March 31, 2009.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment funds in which the Fund invests its assets.
†††	With respect to the portion of the Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.

International Index Equity Fund:

For the period March 3, 2009(a) to March 31, 2009
Investment income†	$—
Expenses(†)††	(.01)

Net investment income (loss)	(.01)
Net realized and unrealized gain (loss)	1.84

Net increase (decrease) in unit value	1.83
Net asset value at beginning of period	15.00

Net asset value at end of period	$16.83

Ratio of expenses to average net assets*††	.70%
Ratio of net investment income (loss) to average net assets*	(.70)%
Portfolio turnover**†††	1%
Total return**	12.20%
Net assets at end of period (in thousands)	$730

(a)	Commencement of operations.
*	Annualized for the period from March 3, 2009 to March 31, 2009.
**	Not annualized for the period from March 3, 2009 to March 31, 2009.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment funds in which the Fund invests its assets.
†††	With respect to the portion of the Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.

Retirement Date Funds

Lifetime Income Retirement Date Fund:

	For the period August 9, 2006(a) to December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008	For the period January 1, 2009 to March 31, 2009
Investment income†	$—	$—	$—	$—
Expenses(†)††	(.03)	(.07)	(.07)	(.02)

Net investment income (loss)	(.03)	(.07)	(.07)	(.02)
Net realized and unrealized gain (loss)	.53	.67	(1.51)	(.22)

Net increase (decrease) in unit value	.50	.60	(1.58)	(.24)
Net asset value at beginning of period	10.00	10.50	11.10	9.52

Net asset value at end of period	$10.50	$11.10	$9.52	$9.28

Ratio of expenses to average net assets*††	.69%	.64%	.67%	.87%
Ratio of net investment income (loss) to average net assets*	(.69)%	(.64)%	(.67)%	(.87)%
Portfolio turnover**†††	72%	21%	33%	5%
Total return**	5.00%	5.71%	(14.23)%	(2.52)%
Net assets at end of period (in thousands)	$11,432	$18,606	$27,462	$24,890

(a)	Commencement of operations.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Retirement Date Fund and does not include expenses relating to the collective investment funds in which the Retirement Date Fund invests its assets.
†††	With respect to the portion of the Retirement Date Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Retirement Date Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
*	Annualized for the period from August 9, 2006 to December 31, 2006 and the period from January 1, 2009 to March 31, 2009.
**	Not annualized for the period from August 9, 2006 to December 31, 2006 and the period from January 1, 2009 to March 31, 2009.

2010 Retirement Date Fund:

	For the period August 8, 2006(a) to December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008	For the period January 1, 2009 to March 31, 2009
Investment income†	$—	$—	$—	$—
Expenses(†)††	(.03)	(.08)	(.08)	(.02)

Net investment income (loss)	(.03)	(.08)	(.08)	(.02)
Net realized and unrealized gain (loss)	.80	.88	(2.51)	(.58)

Net increase (decrease) in unit value	.77	.80	(2.59)	(.60)
Net asset value at beginning of period	12.00	12.77	13.57	10.98

Net asset value at end of period	$12.77	$13.57	$10.98	$10.38

Ratio of expenses to average net assets*††	.69%	.63%	.67%	.87%
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%	(.67)%	(.87)%
Portfolio turnover**†††	21%	18%	27%	4%
Total return**	6.42%	6.26%	(19.09)%	(5.46)%
Net assets at end of period (in thousands)	$15,765	$38,099	$49,186	$43,784

(a)	Commencement of operations.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Retirement Date Fund and does not include expenses relating to the collective investment funds in which the Retirement Date Fund invests its assets.
†††	With respect to the portion of the Retirement Date Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Retirement Date Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
*	Annualized for the period from August 8, 2006 to December 31, 2006 and the period from January 1, 2009 to March 31, 2009.
**	Not annualized for the period from August 8, 2006 to December 31, 2006 and the period from January 1, 2009 to March 31, 2009.

2020 Retirement Date Fund:

	For the period August 2, 2006(a) to December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008	For the period January 1, 2009 to March 31, 2009
Investment income†	$—	$—	$—	$—
Expenses(†)††	(.04)	(.10)	(.10)	(.02)

Net investment income (loss)	(.04)	(.10)	(.10)	(.02)
Net realized and unrealized gain (loss)	1.36	1.16	(4.37)	(.96)

Net increase (decrease) in unit value	1.32	1.06	(4.47)	(.98)
Net asset value at beginning of period	14.00	15.32	16.38	11.91

Net asset value at end of period	$15.32	$16.38	$11.91	$10.93

Ratio of expenses to average net assets*††	.69%	.63%	.67%	.87%
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%	(.67)%	(.87)%
Portfolio turnover**†††	16%	20%	17%	6%
Total return**	9.43%	6.92%	(27.29)%	(8.23)%
Net assets at end of period (in thousands)	$21,315	$49,077	$74,855	$68,669

(a)	Commencement of operations.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Retirement Date Fund and does not include expenses relating to the collective investment funds in which the Retirement Date Fund invests its assets.
†††	With respect to the portion of the Retirement Date Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Retirement Date Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
*	Annualized for the period from August 2, 2006 to December 31, 2006 and the period from January 1, 2009 to March 31, 2009.
**	Not annualized for the period from August 2, 2006 to December 31, 2006 and the period from January 1, 2009 to March 31, 2009.

2030 Retirement Date Fund:

	For the period August 2, 2006(a) to December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008	For the period January 1, 2009 to March 31, 2009
Investment income†	$—	$—	$—	$—
Expenses(†)††	(.05)	(.12)	(.11)	(.03)

Net investment income (loss)	(.05)	(.12)	(.11)	(.03)
Net realized and unrealized gain (loss)	1.81	1.38	(6.12)	(1.23)

Net increase (decrease) in unit value	1.76	1.26	(6.23)	(1.26)
Net asset value at beginning of period	16.00	17.76	19.02	12.79

Net asset value at end of period	$17.76	$19.02	$12.79	$11.53

Ratio of expenses to average net assets*††	.69%	.63%	.67%	.87%
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%	(.67)%	(.87)%
Portfolio turnover**†††	6%	7%	15%	4%
Total return**	11.00%	7.09%	(32.75)%	(9.85)%
Net assets at end of period (in thousands)	$15,260	$44,407	$51,242	$47,372

(a)	Commencement of operations.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Retirement Date Fund and does not include expenses relating to the collective investment funds in which the Retirement Date Fund invests its assets.
†††	With respect to the portion of the Retirement Date Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Retirement Date Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
*	Annualized for the period from August 2, 2006 to December 31, 2006 and the period from January 1, 2009 to March 31, 2009.
**	Not annualized for the period from August 2, 2006 to December 31, 2006 and the period from January 1, 2009 to March 31, 2009.

2040 Retirement Date Fund:

	For the period August 3, 2006(a) to December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008	For the period January 1, 2009 to March 31, 2009
Investment income†	$—	$—	$—	$—
Expenses(†)††	(.06)	(.13)	(.12)	(.03)

Net investment income (loss)	(.06)	(.13)	(.12)	(.03)
Net realized and unrealized gain (loss)	2.05	1.62	(7.45)	(1.40)

Net increase (decrease) in unit value	1.99	1.49	(7.57)	(1.43)
Net asset value at beginning of period	18.00	19.99	21.48	13.91

Net asset value at end of period	$19.99	$21.48	$13.91	$12.48

Ratio of expenses to average net assets*††	.69%	.63%	.67%	.87%
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%	(.67)%	(.87)%
Portfolio turnover**†††	8%	14%	14%	5%
Total return**	11.06%	7.45%	(35.24)%	(10.28)%
Net assets at end of period (in thousands)	$11,894	$28,871	$31,314	$29,807

(a)	Commencement of operations.
*	Annualized for the period from August 3, 2006 to December 31, 2006 and the period from January 1, 2009 to March 31, 2009.
**	Not annualized for the period from August 3, 2006 to December 31, 2006 and the period from January 1, 2009 to March 31, 2009.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Retirement Date Fund and does not include expenses relating to the collective investment funds in which the Retirement Date Fund invests its assets.
†††	With respect to the portion of the Retirement Date Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Retirement Date Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.

Allocation of Contributions to the Investment Options

Contributions under the Program generally can be allocated to the Funds on a daily basis and are credited on the day of receipt if accompanied or preceded by proper allocation instructions and received on a Business Day by 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). Contributions are used to purchase Units of the applicable Funds based on their per Unit net asset value. Contributions cannot be allocated directly to the Self-Managed Brokerage Account, but must first be allocated to one or more of the Funds and then transferred to the Self-Managed Brokerage Account.

In accordance with accounting rules applicable to methods to be used by the Stable Asset Return Fund and each Retirement Date Fund to value their respective assets, no additional assets of defined benefit plans may be contributed to or transferred to any such Funds. However, any assets of defined benefit plans invested in the Stable Asset Return Fund prior to January 15, 2006 or any Retirement Date Fund prior to May 1, 2007 may remain so invested, including any earnings thereon.

The Balanced Fund ceased to be offered as of the date of this prospectus and thus is no longer an investment option, although certain assets held under the Program continue to be invested in the Balanced Fund. For details on the treatment of any outstanding elections to make investments in the Balanced Fund, see “Balanced Fund.”

As of the date of this prospectus, the availability of the Large-Cap Value Equity Fund, the Large-Cap Growth Equity Fund, the Mid-Cap Value Equity Fund, the Mid-Cap Growth Equity Fund and the Small-Cap Equity Fund, each previously offered as an investment option under the Program, has been terminated. For details on reallocations of the assets invested in each of these Funds at the time of their termination and the treatment of any outstanding elections to make investments in these Funds, see “Terminated Funds.”

Transfers Among Investment Options

Transfers may be made among the Funds and Self-Managed Brokerage Accounts generally on a daily basis based on the relevant per Unit net asset value of each Fund. However, short-term or other excessive trading into or out of a Fund may harm its performance by disrupting portfolio management strategies and by increasing expenses. No more than one transfer may be made into the International All Cap Equity Fund or the International Index Equity Fund in any 45 calendar day period. There is no restriction on a Participant’s ability to make transfers out of the International All Cap Equity Fund or International Index Equity Fund on a Business Day. State Street and State Street Bank reserve the right to take such additional actions with respect to excessive trading in the International All Cap Equity Fund, the International Index Equity Fund or other investment options, such as the rejection of transfer requests, as they may deem appropriate and in the best interests of all Participants to curtail excessive trading.

Contributions, Benefits and Distributions

A Participant’s eligibility for contributions, benefits, and the time and manner of distributions, depends on the terms of the applicable plan through which he or she participates. For information regarding the terms of a plan, a Participant should contact his or her Employer.

Additional Information

Persons who are already Employers or Participants who are responsible for allocating assets under a particular plan may obtain administrative, investment allocation and transfer forms or additional information by:

•	calling the Program at (800) 348-2272 between 8:00 a.m. and 8:00 p.m. Eastern time;

•	calling the Program’s FaxBack line at (877) 202-3930; or

•	accessing the Program’s Web site at www.abaretirement.com.

A Participant may also obtain forms from his or her Employer, or by using one of the methods outlined above.

For information regarding enrollment in the Program, Eligible Employers may call the Program at (800) 826-8901 between 9:00 a.m. and 5:00 p.m. Eastern time or write to State Street Bank and Trust Company, P.O. Box 5142, Boston, Massachusetts 02206-5142.

For Unit values for the Funds, and for the 30-day yield of the Bond Core Plus Fund and the Bond Index Fund, call the Program’s Rate Line at (800) 826-8905.

For a recorded message providing current account information, call the Program’s Participant Services Line at (800) 348-2272.

RISK FACTORS RELATING GENERALLY TO THE PROGRAM

The risk factors that pertain to investment in the Units of each Fund are described in detail in the description of such Fund included in this prospectus. Following are some of the general risks of investing in the Funds, as well as the Balanced Fund.

Equity Market Risks. The Funds, to the extent invested in the equity markets, are subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The value of the Funds, to the extent invested in the equity markets, will fluctuate, and the holders of Units should be able to tolerate declines, sometimes sudden or substantial, in the value of their investment.

Risks of Investing in Equity Securities of Non-U.S. Companies and Smaller Companies. Investments in non-U.S. securities, including emerging markets equities, and in small capitalization and mid-capitalization equity securities, involve special risks. For instance, smaller companies may be impacted by economic conditions more quickly and severely than larger companies. Risks of investing in foreign securities include those relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations.

Interest Rate Risk Applicable to Investment in Fixed-Income Securities. The Funds, to the extent invested in fixed-income securities, are subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tends to rise. On the other hand, if prevailing interest rates rise, the market value of these fixed-income securities generally will fall. In general, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the value of the Funds. A change in the level of interest rates will tend to cause the net asset value of the Funds to change. If these interest rate changes are sustained over time, the yield of the Funds will fluctuate accordingly.

Credit Risk Applicable to Investment in Fixed-Income Securities, Including those of Lower Credit Quality. Fixed-income securities, including corporate bonds, are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. However, to the extent the Funds invest in securities with medium or lower credit quality, they are subject to a higher level of credit risk than investments in investment-grade securities. In addition, the credit quality of non- investment grade securities is considered speculative by recognized ratings agencies with respect to the issuer’s continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than higher-grade securities. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess lower levels of protection with respect to timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity, and the value of the Funds will reflect this volatility.

Risks of Investing in REITs. The Funds, to the extent invested in real estate investment trusts, which we refer to as REITs, are subject to a variety of risks associated with real estate and related investments. REITs tend to be medium-size and small companies. Like small-capitalization stocks in general, REIT stocks can be more volatile than—and at times will perform differently from—the large-capitalization stocks such as those found in the S&P 500 Index. Investments in equity REITs are also subject to all the risks associated with the ownership of real estate. These risks include: declines in the value of real estate, adverse changes in the economic condition applicable to real estate, risks related to general and local economic conditions, over-building and increased competition, increases in property taxes and operating expenses, changes in zoning laws, casualty or condemnation losses, limitations on rents, changes in neighborhood values, the appeal of properties to tenants, leveraging of interests in real estate, increases in prevailing interest rates and costs resulting from clean-up of environmental problems or liability to third parties for damages arising from environmental problems.

Risks Associated with Commodity Investments and Derivatives. To the extent invested in commodities, commodity futures or related instruments, or other derivative instruments, the Funds will be subject to the special risks associated with these investments.

Risk of Reliance on Industry Research. Certain Funds are dependent to a significant extent on information and data obtained from a wide variety of sources, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies to assess the credit quality of securities in which they propose to invest, and other materials prepared by third parties. There may be limitations on the quality of such information, data, publications, research and ratings, and generally neither a Fund’s Investment Advisor nor the Trustee independently verifies any of the same. For instance, certain asset-backed securities, such as sub-prime collaterized mortgage obligations and securities backed by bond insurance that initially received relatively high credit ratings were, in connection with the credit markets turbulence that began in 2007, subsequently significantly downgraded as the investment community came to realize that there may have been previously unanticipated risks associated with these securities. There is a risk of loss associated with securities even if initially determined to be of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments that often are highly complex.

Risks Related to Market Disruptions and Governmental Interventions. For much of 2008 and continuing into 2009, the global financial markets have undergone pervasive and fundamental disruptions, resulting in substantial declines in valuation and liquidity in the capital markets on a global basis. This global market turmoil, combined with a global reduction in the availability of credit, have led to an increased level of commercial and consumer delinquencies and have contributed to a lack of consumer confidence, increased market volatility and widespread reduction of business activity generally. Valuation issues with mortgage, asset-backed, and other fixed income securities, a deleveraging of the financial markets and the inability or unwillingness of traditional market participants to act as dealers or market-makers have severely constrained liquidity and have adversely affected values of securities traded in these markets. The resulting economic pressure on consumers and lack of confidence in the financial markets have also adversely affected the equity markets. Global market turmoil also has led to extensive and unprecedented governmental intervention and stimulus and in some cases actions to restructure or effectively liquidate financial institutions. Such intervention and actions have in certain cases been implemented on an “emergency” basis, sometimes suddenly and substantially changing market participants’ ability to continue to implement certain strategies or manage risk. In addition, these interventions and actions have sometimes been unclear in scope and application, and not necessarily consistent, resulting in confusion and uncertainty which in itself may be materially detrimental to the efficient functioning of the markets. Certain policies implemented by the U.S. government, including the so-called “bailout” of institutions holding mortgage-related and other troubled instruments and the federal stimulus legislation enacted in early 2009, were some of the largest governmental interventions in the history of the U.S. financial markets and will involve new restrictions on the U.S. financial markets, restrictions which may have a material adverse impact on the future competitiveness of these markets. Regulators in other jurisdictions have taken actions to support financial institutions viewed to be central to their economies. It is impossible to predict what additional interim or permanent governmental restrictions may be imposed on the markets or the effect of such restrictions on the investment objectives or strategies of the respective Funds. In addition, a worsening of the global market turmoil or reduced business activity would likely exacerbate the adverse effects of the difficult global market conditions on the investment objectives or strategies of the respective Funds.

Risks Related to Securities Lending. Certain Funds (see footnote 1 on page 12) engage directly or indirectly in the State Street Bank securities lending program. Under the securities lending program, up to 100% of the securities of the particular Fund or of one or more State Street Bank collective investment funds in which a Fund is invested (each such State Street Bank collective investment fund a “Lending Fund” and together with the

Funds, the “Lenders”) are loaned to institutional borrowers and the Lender of such securities receives collateral in excess of the value of the loaned securities, generally 102% of the value of domestic securities and 105% of the value of foreign securities. Such collateral usually takes the form of cash. If the value of the loaned securities increases, then the borrower is obligated to deposit additional collateral to maintain the specified excess margin. The borrower could default on its obligations (including as a result of the insolvency, bankruptcy or liquidation of the borrower or for other reasons such as the lack of sufficient liquidity on the part of the borrower) and fail to maintain sufficient collateral or otherwise fail to perform its obligations under the borrowing agreement with the Lender, including failing promptly to return the borrowed securities and any dividends and distributions paid on such borrowed securities. State Street Bank has contractually agreed to a limited indemnity with respect to defaults by the borrower, but State Street Bank may not have sufficient resources or otherwise may be unable (by reason of its insolvency or otherwise) to satisfy the indemnity for borrower defaults. If the borrower and State Street Bank were to default on their respective obligations, then the Fund affected, directly or indirectly, by such default could suffer losses if the collateral held for the benefit of the affected Fund (or its underlying Lending Funds) were insufficient to satisfy in a timely manner all of the obligations of the defaulting borrower and State Street Bank.

All cash collateral received by the Lender from its borrowers is reinvested for the account and at the risk of the Lender in one or more cash collateral funds managed by State Street Bank. The cash collateral funds are not registered money market funds or FDIC-insured bank deposits or otherwise guaranteed by State Street Bank or its affiliates. In addition to other consideration that State Street Bank and its affiliates receive from the Collective Trust, State Street Bank is compensated for operating and maintaining the securities lending program and for managing the cash collateral funds. State Street Bank earns higher fees, as a general matter, if higher levels of securities loans are outstanding and more cash is invested in the cash collateral funds, including by reason of any limitations on withdrawals of cash from the cash collateral funds.

Each underlying cash collateral fund utilizes amortized cost pricing of its underlying investments (in an effort to maintain a constant price for units purchased in, or redeemed from, the fund) as opposed to marking the underlying investments to market (which would result in a fluctuating value for the units of the cash collateral fund). If the cash collateral fund suffers losses or its underlying investments default, there is insufficient liquidity in the cash collateral fund to discharge a Lender’s obligations to make required cash payments to the borrowers, the cash collateral fund is required to sell investments prior to their maturity at a loss, and/or the cash collateral fund is required to cease using amortized cost pricing in whole or in part and is forced to reduce the value of its units, then the affected Lender would be obligated to utilize additional assets of its own to satisfy any deficiency or losses that may arise with respect to its investment in the cash collateral fund, which could adversely impact the affected Fund. State Street Bank does not provide any indemnity to Lenders with respect to the cash collateral funds or the investment of cash collateral (including in any of the foregoing circumstances), and State Street Bank has notified the Collective Trust that it does not believe there is any contractual or other legal requirement for it to support the value of interests in, or the liquidity of, the cash collateral funds or the underlying assets of the cash collateral funds through any form of liquidity or credit support agreement.

The Lender of securities is obligated to pay a fee to the borrower as compensation for the borrower’s transfer of cash collateral to the Lender. If the cash collateral fund fails to generate sufficient income on its investments to cover the fee due to a borrower, then the affected Lender of securities would be required to fund any shortfall from its own resources, which would adversely impact the affected Fund.

In 2008, the securities lending program generated approximately $3.1 million of net income in the aggregate for all Funds that participate in the securities lending program. For the quarter ending March 31, 2009, the aggregate net income accruing to the Funds participating in the securities lending program was approximately $525,000. Although State Street Bank has notified the Collective Trust that it expects to continue to generate additional net income for the Funds participating in the securities lending program, no assurance or guarantee can be given that this will in fact be the case.

The Funds that engage in securities lending invest in a number of cash collateral funds in which the Funds and other unaffiliated institutional investors invest cash collateral from securities lending. While these cash collateral funds are managed with the objective of maintaining a net asset value of $1.00 and generally utilize amortized cost pricing, they are not required to do so and their net asset value for purposes of generally accepted accounting principles (“GAAP”) fluctuates over time, reflecting, among other things, liquidity in the market for short and intermediate term instruments in which the cash collateral funds invest. Notwithstanding that the net asset value fluctuates for purposes of GAAP, the cash collateral funds continue to transact purchases and redemptions at $1.00 per unit, which we refer to as the transactional price. At December 31, 2008, the average net asset value of these cash collateral funds determined in accordance with GAAP was approximately $0.92 per unit. As of April 30, 2009, the average net asset value of units of these cash collateral funds determined in accordance with GAAP was approximately $0.95 per unit.

State Street Bank has informed the Collective Trust that none of the securities in the cash collateral funds was in default at April 30, 2009, and that it believes that it remains appropriate to continue to use the transactional price of the cash collateral funds for purchases and redemptions from the cash collateral funds and in valuing the Funds that hold units of those cash collateral funds for transactional purposes. There can be no assurance or guarantee that State Street Bank will be able to continue to transact subscription and withdrawal activity reflecting a constant value of $1.00 for the cash collateral funds’ units. If State Street Bank were to determine to transact in Units of the Funds using the lower mark-to-market value for interests in the cash collateral funds, the investors in the Funds at any such time would realize economic losses.

State Street Bank, in its capacity as trustee of the cash collateral funds, has the contractual authority to limit withdrawals from participation in the securities lending program (including by Funds that engage directly in securities lending and Funds that invest in Lending Funds), in whole or in part. If a Fund participates directly in the State Street Bank securities lending program or invests in a Lending Fund, the Fund’s liquidity may be adversely affected to the extent State Street Bank exercises its authority to limit withdrawals. If, as a result of the application of withdrawal limitations by State Street Bank, a Fund has insufficient liquidity, the Fund may be required to limit the ability of investors to withdraw from the Fund, in whole or in part. Although any limitations on redemptions would be imposed to protect all investors in the Funds and Lending Funds, State Street Bank may also benefit financially from these limitations on redemptions.

State Street Bank has imposed various withdrawal limitations with respect to the securities lending program. Currently, no limitations are being imposed upon redemptions by Participants in the Program. Although the level of redemptions in connection with plan activity is being monitored by State Street and State Street Bank, no plan sponsore initiated withdrawal decisions are being limited. If the level of redemption activity, either through Participant activity or plan activity, were to materially increase, State Street and State Street Bank retain the right to impose limitations on such activity.

State Street Bank may in the future change its policy of valuing the cash collateral funds at amortized cost. Any such changes could have an adverse effect on the liquidity of the Funds and could result in plans and Participants recognizing losses.

On April 7, 2009, Fishman Haygood Phelps Walmsley Willis & Swanson LLP, the Plan Administrator for the Fishman Haygood Phelps Walmsley Willis & Swanson LLP Profit Sharing Plan, filed a putative class action lawsuit against State Street Corporation, State Street Bank, State Street, and State Street Global Advisors. The action is pending in the United States District Court for the District of Massachusetts. Plaintiffs assert breaches of fiduciary duty and violations of ERISA in connection with the securities lending program and management of the collateral for securities on loan. Among other allegations, plaintiffs claim that the defendants were imprudent, acted without sufficient care, and engaged in self-dealing. Neither the Collective Trust nor any of the securities lending collateral pools are parties to this action. Plaintiffs seek, among other remedies, a declaration that the defendants breached their duties under ERISA, restitution of losses and lost profits, and a constructive trust for any unjust enrichment by the defendants. The defendants have indicated to the Collective Trust that they intend to vigorously defend the action.

A Court Might Determine that the Assets of a Fund are Available to Satisfy the Obligations of Other Funds. The Collective Trust’s Declaration of Trust provides that any creditor of, or other person having any claim of any type against, a Fund, may look only to the assets of such Fund for payment of obligations of such Fund, and that every contract, instrument, certificate or undertaking of or on behalf of any Fund shall be conclusively deemed to have been executed only by or for that Fund and no Fund shall be answerable for any obligation assumed or liability incurred by any other Fund. The enforceability of these provisions has never been tested, and the Collective Trust believes that, under New Hampshire law, the Funds have no separate legal existence and exist only as sub-trusts of the Collective Trust. Moreover, neither ERISA, nor the laws of the State of New Hampshire, under which the Collective Trust is organized, have any specific statutory provision deeming assets of one sub-trust created under a trust to be unavailable to creditors of other sub-trusts so created. In the unlikely event that a particular Fund were not to have sufficient net assets with which to satisfy its obligations, it is possible that a court could determine that the assets of the other Funds could be available to satisfy those obligations. In addition, the Collective Trust will be subject to the laws of the State of Illinois upon the substitution of Northern Trust for State Street as trustee. See “Recent and Expected Changes to the Program; Role of Northern Trust.”

THE PROGRAM

The Program is sponsored by ABA Retirement Funds, an Illinois not-for-profit corporation organized by the ABA to sponsor retirement programs for self-employed individuals and employers who are members or associates of the ABA or other affiliated organizations. The Program is a comprehensive retirement program that provides Employers with tax-qualified employee retirement plans, a variety of investment options and related recordkeeping and administrative services. As of December 31, 2008, there were approximately 4,000 plans participating in the Program through which approximately 42,000 Participants participated in the Program.

As trustee of the Collective Trust, State Street is responsible for the operation and management of the Funds under the Collective Trust. For a more complete description of the relationship between State Street and State Street Bank and Northern Trust in the structuring of the investment options available under the Program, see “State Street and State Street Bank” and “Recent and Expected Changes to the Program; Role of Northern Trust” respectively. For a description of expected changes to the arrangements with State Street and State Street Bank, see “Recent and Expected Changes to the Program; Role of Northern Trust.”

ING Life, through its affiliates, including ING Services, provides recordkeeping, communication, marketing and administration services to the Program. State Street Bank is the sole trustee of each of the ABA Members Trusts. See “ING Life and ING Services” and “State Street and State Street Bank.”

DESCRIPTION OF INVESTMENT OPTIONS

As of the date of this prospectus, the Collective Trust offers five Managed Funds, six Index Funds, the Real Asset Return Fund, five Retirement Date Funds and three Target Risk Funds. The Funds are investment options under the Program.

The Balanced Fund ceased to be offered as of the date of this prospectus and thus is no longer an investment option, although certain assets held under the Program continue to be invested in the Balanced Fund. For details on the treatment of any outstanding elections to make investments in the Balanced Fund from and after the date of this prospectus, see “Balanced Fund.” Also, as of the date of this prospectus, the availability of the Large-Cap Value Equity Fund, the Large-Cap Growth Equity Fund, the Mid-Cap Value Equity fund, the Mid-Cap Growth Equity Fund and the Small-Cap Equity Fund, each previously offered as an investment option under the Program, has been terminated. For details on reallocations of the assets invested in these funds at the time of their termination and the treatment of any outstanding elections to make investments in these Funds from and after such time of termination, see “Terminated Funds.”

All proceeds received by the Collective Trust relating to the contribution, transfer or allocation of assets to a Fund are applied to the purchase of Units of that Fund. Assets invested through the ABA Members Plans are held under the Retirement Trust, and assets invested through individually designed plans are held under the Pooled Trust. State Street Bank is the sole trustee of each of the ABA Members Trusts.

Assets contributed or held under the Program may be invested in the following investment options: The Stable Asset Return Fund invests in high quality fixed-income instruments, investment contracts, and other fixed income investments. The Bond Core Plus Fund invests in debt securities of varying maturities. The Large Cap Equity Fund, the Small-Mid Cap Equity Fund and International All Cap Equity Fund invest in equity securities of various types. The Index Funds are a group of six collective investment funds, each of which is designed to replicate a specific securities index. The Real Asset Return Fund seeks to provide investors with investment returns in excess of inflation. The Retirement Date Funds are a group of balanced investment funds, each of which is designed to correspond to a particular time horizon to retirement. The Target Risk Funds are a group of balanced investment funds, each of which is designed to represent risk and reward characteristics that reflect a certain level of investment risk such as conservative, moderate or aggressive. Finally, assets contributed under the Program may be invested in publicly traded debt and equity securities and shares of numerous mutual funds through Self-Managed Brokerage Accounts. Assets invested in the Stable Asset Return Fund, the Large Cap Equity Fund, the Small-Mid Cap Equity Fund, the Index Funds, the Real Asset Return Fund, the Retirement Date Funds and the Target Risk Funds are invested in whole or in part in collective investment funds maintained and managed by State Street Bank in compliance with the investment objectives and restrictions of these Funds.

Under the Collective Trust’s Declaration of Trust, interests in the Funds are represented by Units, each of which represents an undivided pro rata share of the net assets of a Fund. Further, the Collective Trust’s Declaration of Trust provides that each Fund constitutes a separate trust, and the assets of each trust shall be separately held, managed, administered, valued, invested, reinvested, distributed and accounted for and otherwise dealt with as a separate trust. Thus, an investment in any one Fund does not give rise to an interest in any other Fund or an interest in the Collective Trust as a whole. The Declaration of Trust also provides that any creditor of, or other person having any claim of any type against, a Fund may look only to the assets of that Fund for payment of obligations of that Fund, and that every contract, instrument, certificate or undertaking of or on behalf of any Fund shall be conclusively deemed to have been executed only by or for that Fund and no Fund shall be answerable for any obligation assumed or liability incurred by any other Fund. However, the enforceability of these provisions has never been tested, and the Collective Trust believes that, under New Hampshire law, the Funds have no separate legal existence and exist only as sub-trusts of the Collective Trust. Furthermore, neither ERISA, nor the laws of the State of the New Hampshire, under which the Collective Trust is organized, have any specific statutory provision deeming assets of one sub-trust created under a trust to be unavailable to creditors of other sub-trusts so created. In the unlikely event that a particular Fund were not to have sufficient net assets with which to satisfy its obligations, it is possible that a court could determine that the assets of the other Funds could be available to satisfy those obligations.

Although the Funds are similar in some respects to registered open-end management investment companies, which we commonly refer to as mutual funds, the Funds are not required to be and are not registered as investment companies under the Investment Company Act of 1940. The Units representing interests in the Funds are held by State Street Bank, as trustee of the ABA Members Trusts. Neither the assets of the ABA Members Trusts nor the investment options are subject to the claims of the creditors of State Street or State Street Bank. The Units are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency and are not deposits of State Street, State Street Bank or any other bank. The activities of each of State Street and State Street Bank in connection with the operation of the Collective Trust or the ABA Members Trusts, respectively, are subject to the requirements of ERISA. There are no voting rights connected with the ownership of Units. See “Regulation of Collective Trust.” No officer of the Collective Trust or officer or director of State Street owns, beneficially or of record, any Units of beneficial interest in the Collective Trust. As of March 31, 2009, no person or entity vested with investment responsibility for the assets contributed to the Program owned more than 5% of the Units of beneficial interest in the Collective Trust or in any Fund offered thereunder, except four Participants owned 8.11%, 6.56%, 5.94% and 5.10%, respectively, of the outstanding Units of the Bond Index Fund; two Participants owned 14.61% and 5.98%, respectively, of the outstanding Units of the Large-Cap Index Equity Fund; five Participants owned 9.17%, 6.53%, 5.56%, 5.56% and 5.46%, respectively, of the outstanding Units of the Mid-Cap Index Equity Fund; four Participants owned 14.12%, 6.22%, 5.49% and 5.03%, respectively, of the outstanding Units of the Small-Cap Index Equity Fund; and six Participants owned 12.26%, 10.58%, 8.69%, 8.19%, 6.90%, and 6.07%, respectively, of the outstanding Units of the International Index Equity Fund. In addition one Participant owned 5.52% of the outstanding Units of the Lifetime Income Retirement Date Fund and one Participant owned 6.46% of the outstanding Units of the 2010 Retirement Date Fund.

Units in the Funds are not “redeemable securities” within the meaning of the Investment Company Act of 1940 because the holder does not have an entitlement to receive approximately the holder’s proportionate share of the Collective Trust’s current net assets or the cash equivalent thereof (or the current net assets or cash equivalent thereof of any Fund) upon presentation of the Units to the Collective Trust. However, each Unit entitles its holder to exercise investment rights that are substantially similar to the rights of holders of “redeemable securities” issued by a mutual fund. Units in each Fund may be liquidated on each Business Day (subject to applicable restrictions under the terms of the Program) for cash equal to the per Unit net asset value of the Fund. In addition, transfers may be made among the Funds based on the relevant per Unit net asset values.

For purposes of the following descriptions of the Funds, and the description of the Balanced Fund, investments by a Fund directly or indirectly in collective investment funds maintained by State Street Bank, and investments by the Balanced Fund made in the Bond Core Plus Fund and the Large Cap Equity Fund, are generally treated as investments in the underlying securities held by those funds.

MANAGED FUNDS

Assets contributed or held under the Program are eligible for investment in the following five Managed Funds, each of which is a predominantly actively managed collective investment fund designed to achieve a specific investment objective. Each of the Stable Asset Return Fund, the Bond Core Plus Fund and the International All Cap Equity Fund was established in September 1995, although prior to the date of this prospectus, the Bond Core Plus Fund was named the Intermediate Bond Fund and the International All Cap Equity Fund was named the International Equity Fund. The Collective Trust is establishing the other two Managed Funds – the Large Cap Equity Fund and the Small-Mid Cap Equity Fund – as investment options effective as of the date of this prospectus.

STABLE ASSET RETURN FUND

Investment Objective. The investment objective of the Stable Asset Return Fund is to provide current income consistent with the preservation of principal and liquidity. There can be no assurance that the Stable Asset Return Fund will achieve its investment objective.

Strategy. The Stable Asset Return Fund does not make any direct investments, but invests all of its assets indirectly through the State Street Bank and Trust Company ABA Members/Pooled Stable Asset Fund Trust, which we refer to as SAFT, a collective investment fund maintained by State Street Bank. SAFT in turn invests in investment contracts, which we refer to as Traditional Investment Contracts, so-called “Synthetic GICs” with associated underlying assets, and high-quality fixed-income instruments, including by investing a portion of its assets in the State Street Bank and Trust Company Short-Term Investment Fund, which we refer to as the Short-Term Fund or STIF, a collective investment fund maintained by State Street Bank. The Stable Asset Return Fund is the only investor in SAFT, while retirement plans other than those adopted under the Program also invest in the Short-Term Fund.

The Short-Term Fund invests in high-quality short-term instruments, including obligations of the United States government and its agencies and instrumentalities, which we refer to as U.S. Government Obligations and notes, bonds and similar debt instruments of corporations, commercial paper, certificates of deposit and time deposits, bankers’ acceptances, supranational and sovereign debt obligations (including obligations of foreign government sub-divisions), asset-backed securities, master notes, promissory notes, funding agreements, variable and indexed interest notes and repurchase agreements (collectively, together with U.S. Government Obligations, which we refer to as Short-Term Investment Products. SAFT may invest in Short-Term Investment Products so long as the average weighted days to maturity of all such investments does not exceed 120 days.

As discussed above, SAFT invests in Traditional Investment Contracts issued by insurance companies, banks and financial institutions. Traditional Investment Contracts are investment contracts pursuant to which the issuer agrees to pay stated interest over its term and repay principal at the end of its term. SAFT also invests in Synthetic GICs issued by banks, insurance companies or other financial institutions. A Synthetic GIC is an arrangement comprised of (i) an investment in one or more underlying securities or collective investment funds and (ii) a separate contract, which we refer to as a Benefit Responsive Contract, issued for a fee, typically asset-based, by a bank, insurance company or other financial institution that allows the Fund to account for the assets of SAFT at book value and permits such assets to be credited with interest at a crediting rate agreed to with the issuer of the Benefit Responsive Contract (which rate is adjusted periodically, but not below zero, to reflect the performance of the underlying securities of the Synthetic GIC) for purposes of permitting the contract to be benefit responsive (that is, responsive to qualifying withdrawal, transfer and benefit payment requests by Participants), which we refer to as the Benefit Responsive Withdrawals. The underlying securities of Synthetic GIC arrangements generally consist of high quality, fixed income debt instruments.

Benefit Responsive Contracts generally specify that a “cash buffer” be maintained to fund participant withdrawal, transfer and benefit payment requests prior to liquidating any less liquid and/or longer dated fixed income investments that might need to be sold at other than their contract values in order to satisfy Benefit Responsive Withdrawals. As a general rule, the Short-Term Fund provides the necessary “cash buffer” for SAFT, although SAFT may also invest cash in other State Street Bank short-term investment funds and directly into high quality money market instruments. The Benefit Responsive Contracts do not guarantee the performance of the underlying securities or collective investment funds in which SAFT invests or issuer defaults with respect to securities held by SAFT directly or indirectly through collective investment funds. Instead, the Benefit Responsive Contracts are designed to reimburse SAFT, to the extent necessary and subject to various limitations and conditions, if SAFT has insufficient assets to pay qualifying Benefit Responsive Withdrawals from the Stable Asset Return Fund, such as might result from losses on the sale of securities that are not offset, over time, by a reduced crediting rate or by gains on the sale of other securities. Traditional Investment Contracts also include comparable benefit responsive provisions. As a general matter, certain withdrawal, transfer and benefit payment requests, including withdrawals that are directly invested in “competing funds” by the withdrawing participant, as such term is defined in the Benefit Responsive Contract or Traditional Investment Contract, are not protected under the Benefit Responsive Contract applicable to a Synthetic GIC arrangement or under the terms of a Traditional Investment Contract. The Collective Trust does not offer such competing funds.

The average weighted maturity of investments of the Stable Asset Return Fund cannot exceed 2.25 years. As of December 31, 2008, the Stable Asset Return Fund’s assets as invested through SAFT were approximately 22% invested in Short-Term Investment Products and 12% invested in Traditional Investment Contracts, and the remaining balance was invested in fixed income securities held directly or indirectly through collective investment funds as part of Synthetic GIC arrangements.

As of December 31, 2008, the duration of the Stable Asset Return Fund as derived from its investment in SAFT was 1.66 years. The portfolio in which the Stable Asset Return Fund invests is structured to provide cash flow to assist liquidity management and to mitigate interest rate volatility while seeking to maximize rate of return, subject to the overall objective of the preservation of principal. The overall objective for the preservation of principal is likely to result in lower current returns being experienced by the Stable Asset Return Fund than other fixed income investment funds that assume greater investment and credit risk and that hold fixed income investments with a relatively longer average weighted maturity and duration and is also likely to result in the Stable Asset Return Fund receiving a lower crediting rate under the Benefit Responsive Contracts than other stable value funds that have longer weighted average maturity or assume greater credit and investment risk.

Investment Guidelines and Restrictions. U.S. Government Obligations. The Fund may invest in a variety of U.S. Government Obligations, including bills and notes issued by the U.S. Department of the Treasury and securities issued by agencies of the U.S. government, such as the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the Government National Mortgage Association, the General Services Administration and the Maritime Administration.

Repurchase Agreements. The Stable Asset Return Fund may enter into repurchase agreements with a variety of banks and broker-dealers. In a repurchase agreement transaction, the Fund acquires securities (usually U.S. Government Obligations) for cash and obtains a simultaneous commitment from the seller to repurchase the securities at an agreed upon price and date. The resale price is in excess of the acquisition price and reflects an agreed upon market rate of interest unrelated to the stated rate of interest on the purchased security. The difference between the sale and the repurchase price is, in effect, interest for the period of the agreement. In such transactions, the securities purchased by the Stable Asset Return Fund will, at the time of purchase, have a total value at least equal to the amount of the repurchase price and will be held by State Street Bank until repurchased.

Instruments Issued by Foreign Entities. The Stable Asset Return Fund may invest in U.S. dollar-denominated instruments issued by foreign banks and foreign branches of U.S. banks. See “Stable Asset Return Fund—Risk Factors” below. The Stable Asset Return Fund may also invest in U.S. dollar-denominated instruments issued by foreign governments, their political subdivisions, governmental authorities, agencies and instrumentalities and supranational organizations. A supranational organization is an entity designated or supported by the national government of one or more countries to promote economic reconstruction or development. Examples of supranational organizations include, among others, the European Investment Bank, the International Bank for Reconstruction and Development (World Bank) and the Nordic Investment Bank.

“When-Issued” Securities. The Stable Asset Return Fund may commit to purchasing securities on a “when-issued” basis, such that payment for and delivery of a security will occur after the date that the Fund commits to purchase the security. The payment obligation and the interest rate on the security are each fixed at the time of the purchase commitment. Prior to payment and delivery, however, the Stable Asset Return Fund will not receive interest on the security, and will be subject to the risk of a loss if the value of the when-issued security is less than the purchase price at the time of delivery.

Asset-Backed Securities. The Stable Asset Return Fund is permitted to invest in asset-backed securities (including collateralized mortgage obligations, which we refer to as CMOs, and other derivative mortgage-backed securities), subject to the rating and quality requirements specified for the Fund. Asset-backed securities are issued by trusts and special purpose entities that securitize various types of assets, such as automobile and credit card receivables.

Credit Quality. Except with respect to U.S. Government Obligations, the Stable Asset Return Fund may invest in a Short-Term Investment Product only if at the time of purchase, the instrument is (i) rated in one of the two highest rating categories applicable to corporate bonds (including the subcategories such as AA+ and AA- within such rating categories) by at least two nationally recognized statistical rating organizations, at least one of which must be Standard & Poor’s Corp., which we refer to as S&P, or Moody’s Investors Service, Inc., which we refer to as Moody’s, (ii) rated in the highest rating category applicable to commercial paper by at least two nationally recognized statistical rating organizations, at least one of which must be S&P or Moody’s, or (iii) if unrated, issued or guaranteed by an issuer that has other comparable outstanding instruments that are so rated or is itself rated in one of the two highest rating categories (including the subcategories such as AA+ and AA- within such rating categories) by at least two nationally recognized statistical rating organizations, at least one of which must be S&P or Moody’s. For purposes of this restriction, an investment in a repurchase agreement will be considered to be an investment in the securities that are the subject of the repurchase agreement.

The Stable Asset Return Fund may not invest in any Traditional Investment Contract unless, at the time of purchase, the Traditional Investment Contract or the issuer of the Traditional Investment Contract is rated in one of the two highest rating categories (including the sub-categories within such categories) by at least two nationally recognized statistical rating organizations, at least one of which must be S&P or Moody’s. With respect to Synthetic GIC arrangements, however, the credit quality is dependent upon the credit quality of the underlying securities, each of which must meet the same credit quality standards as described above at the time of purchase. Notwithstanding the foregoing, the Stable Asset Return Fund will not enter into a Benefit Responsive Contract with any Benefit Responsive Provider unless, at that time, such Benefit Responsive Provider is rated in one or more of the four highest rating categories (including the subcategories within such rating categories) by at least two nationally recognized statistical rating organizations, at least one of which must be S&P or Moody’s.

Diversification. Except for Traditional Investment Contracts and U.S. Government Obligations, the Fund may not invest more than 5% of its assets in securities of a single issuer, determined at the time of purchase. For purposes of this 5% limitation, investments in collective investment funds maintained by State Street Bank are considered to be investments in the underlying securities held by such collective investment funds, and investments in repurchase agreements are considered to be investments in the securities that are the subject of such repurchase agreements. Other than Traditional Investment Contracts, the Fund may not invest more than 10% of its net assets in illiquid securities, including repurchase agreements with maturities of greater than seven days or portfolio securities that are not readily marketable or redeemable, determined at the time of purchase. The proportion of the assets of the Fund invested in Traditional Investment Contracts of any one insurance company, bank or financial institution may generally not be greater than 15% of the aggregate value of Traditional Investment Contracts included in the Fund’s portfolio, and in no event greater than 20%, in each case determined at the time of purchase. These requirements do not apply to the issuers of the Benefit Responsive Contracts in connection with Synthetic GIC arrangements.

Risk Factors. U.S. Government Obligations. Not all U.S. Government Obligations are backed by the full faith and credit of the United States. For example, securities issued by the Federal Farm Credit Bank or by the Federal National Mortgage Association are supported by the agency’s right to borrow money from the U.S. Department of the Treasury under certain circumstances, and securities issued by the Federal Home Loan Banks are supported only by the credit of the issuing agency. There is no guarantee that the U.S. government will support these securities, and, therefore, they involve more risk than U.S. Government Obligations that are supported by the full faith and credit of the United States.

Foreign Investments. Foreign banks may not be required to maintain the same financial reserves or capital that are required of U.S. banks. Restrictions on loans to single borrowers, prohibitions on certain self-dealing transactions and other regulations designed to protect the safety and solvency of U.S. banks may not be applicable to foreign banks. Furthermore, investments in foreign banks may involve additional risks similar to those associated with investments in foreign securities described in the following paragraph. Foreign branches of

U.S. banks generally are subject to U.S. banking laws, but obligations issued by a branch, which sometimes are payable only by the branch, may be subject to country risks relating to actions by foreign governments that may restrict or even shut down the operations of some or all the country’s banks.

Investments in foreign securities may involve risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity in foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

“When-Issued” Securities. The payment obligation and the interest rate on a “when-issued” security are each fixed at the time of the purchase commitment. Prior to payment and delivery, however, the Stable Asset Return Fund will not receive interest on the security, and will be subject to the risk of a loss if the value of the when-issued security is less than the purchase price at the time of delivery.

Asset-Backed Securities. Asset-backed securities may involve credit risks resulting primarily from the fact that asset-backed securities are issued by trusts or special purpose entities with no other assets and do not usually have the benefit of a complete security interest in the securitized assets. For example, credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, some of which may reduce the ability to obtain full payment. CMO residuals and other mortgage- related securities may be structured in classes with rights to receive varying proportions of principal and interest. The yield to maturity on an interest only class is extremely sensitive to the rate at which principal payments (including prepayments) are made on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities.

Risk of Reliance on Industry Research. The Fund is dependent to a significant extent on information and data obtained from a wide variety of sources, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies to assess the credit quality of securities in which it proposes to invest, and other materials prepared by others. There may be limitations on the quality of such information, data, publications, research and ratings, and the Fund’s Investment Advisor generally does not independently verify any of the same. For instance, the credit ratings of certain asset-backed securities such as sub-prime CMOs and securities backed by bond insurance that previously received relatively high credit ratings were, in connection with the credit markets turbulence that began in 2007, subsequently significantly downgraded as the investment community came to realize that there were previously unanticipated risks associated with such securities. There is a risk of loss associated with securities even if initially perceived by the investment community as of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments that are often highly complex.

Credit Risk. Except with respect to U.S. Government Obligations backed by the full faith and credit of the United States, each Short-Term Investment Product purchased by the Fund will be subject to the risks of default by the issuer and the non-payment of interest or principal that are usually associated with unsecured borrowings.

Traditional Investment Contracts. Although the Stable Asset Return Fund may not invest in any Traditional Investment Contract unless certain rating standards are satisfied at the time that the Traditional Investment Contract is issued, the financial condition of an issuer may change prior to maturity. SAFT will generally be unable to dispose of a Traditional Investment Contract prior to its maturity in the event of the deterioration of the financial condition of the issuer. In addition, to the extent that a higher percentage of assets of the Stable Asset Return Fund are committed to Traditional Investment Contracts of a single issuer, the Fund will be subject to a greater risk that the deterioration of the financial condition or a default by that issuer will have a material adverse effect on the Fund.

Benefit Responsive Contracts. In order for the Stable Asset Return Fund, as currently configured, to use book value accounting and not utilize fair market valuations of its assets, it must be able to secure sufficient

Benefit Responsive Contracts from insurance companies, banks or other financial institutions, which we refer to as Benefit Responsive Providers, in connection with Synthetic GIC arrangements. Under the terms of the Benefit Responsive Contracts, a material deterioration in the credit quality of securities underlying a Synthetic GIC arrangement and/or a specified credit downgrade of such securities may result in such securities no longer being covered by the Benefit Responsive Contracts, and thus require that such securities be reported at market value rather than book value. In addition, certain of the traditional Benefit Responsive Providers recently have stopped issuing, or expressed an intention to stop issuing, Benefit Responsive Contracts. If there are insufficient Benefit Responsive Providers or the cost of obtaining Benefit Responsive Contracts increases sufficiently, then the Stable Asset Return Fund may, among other actions, limit additional contributions to the Fund, reduce the size of the Fund or liquidate the Fund, change the mix of investments undertaken by the Fund, such as by increasing the percentage of Traditional Investment Contracts, convert the Fund to a fixed-income fund that fluctuates in value without any benefit responsive protection on withdrawals, or restructure the Fund as a money market fund similar to a Rule 2a-7 money market fund registered under the Investment Company Act of 1940 that utilizes amortized cost pricing (although any such restructured money market fund would not be subject to the provisions of the Investment Company Act of 1940). Effective February 9, 2009, one of the four Benefit Responsive Providers to SAFT excluded from coverage within the Synthetic GIC arrangement any net increases in the amount subject to the Synthetic GIC arrangement (other than increases in the value of underlying securities and any interest earned thereon). This action by the Benefit Responsive Provider has resulted in the other current Benefit Responsive Providers not covering their respective shares (25% each) of any such net increases. One of the other Benefit Responsive Providers has advised State Street and State Street Bank that it intends to terminate its Benefit Responsive Contract with SAFT on or after October 26, 2009, as it is terminating its business of issuing Benefit Responsive Contracts. State Street and State Street Bank will endeavor to persuade this Benefit Responsive Provider to maintain its Benefit Responsive Contract in place beyond October 26, 2009 in light of the current relatively high level of SAFT’s “cash buffer” and the current valuation of the investments subject to the Benefit Responsive Contracts, which is at approximately 100% of book value. No assurances can be given that this particular Benefit Responsive Provider will maintain its Benefit Responsive Contract in place beyond October 26, 2009.

The Stable Asset Return Fund and SAFT have evaluated various options to address the impact of the actions described above and have sought to preserve SAFT’s ability to continue to utilize book value accounting for its assets, including the possibility of utilizing a higher percentage of Traditional Investment Contracts to provide the requisite level of benefit responsive protection on withdrawals, increasing the level of the Short-Term Investment Products in relation to the total amount of the Synthetic GIC arrangement, obtaining one or more additional Benefit Responsive Providers to provide additional and/or substitute Benefit Responsive Contracts, and other similar measures to mitigate the impact of these actions. On an interim basis, the Stable Asset Return Fund and SAFT have increased their allocations to Short-Term Investment Products because of the uncertainty in the market for Benefit Responsive Contracts. State Street and the Stable Asset Return Fund may retain a consultant to assist in identifying additional and replacement Benefit Responsive Providers for the Stable Asset Return Fund. No assurances can be given that the Stable Asset Return Fund and SAFT will be successful in implementing any of the potential available options described above, including the generally preferred option of obtaining additional or substitute Benefit Responsive Contracts, because of the current uncertainty with respect to Benefit Responsive Providers and the absence of significant capacity by new and existing Benefit Responsive Providers to issue Benefit Responsive Contracts.

Liquidity. The Stable Asset Return Fund utilizes a tiered liquidity structure to satisfy withdrawal and transfer requests. In the unlikely event that the amount of liquid assets held by the Fund is insufficient to satisfy all withdrawal and transfer requests immediately, the Fund may limit or suspend withdrawals and transfers. For more information on these restrictions, including the priority to be given to withdrawals and transfers in such circumstances, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

Risks of Securities Lending Undertaken by the Stable Asset Return Fund. The Stable Asset Return Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Valuation of Assets. The methods used to value assets of the Stable Asset Return Fund described below under “Stable Asset Return Fund—Risk Factors—Valuation of Units” provide certainty in valuation but can result in the overvaluation or undervaluation of a particular instrument or investment contract when compared to its market value, and the longer the maturity of a particular instrument or investment contract, the greater the exposure to the risk of such overvaluation or undervaluation. Also, the yield of the Stable Asset Return Fund will differ from market interest rates, and the yield of the Stable Asset Return Fund will tend to change more slowly than market interest rates. If a holder of Units in the Stable Asset Return Fund were to receive a distribution from, or make a transfer out of, the Stable Asset Return Fund at a time when the market value of the assets of the Stable Asset Return Fund was less than the value used to compute its Unit value, the holder would be overpaid (based on market price) and the market value of the Units in the Fund held by the remaining holders of Units in the Fund would be diluted. Conversely, if a holder were to receive a distribution from, or make a transfer out of, the Stable Asset Return Fund at a time when the market value of the assets of the Stable Asset Return Fund was more than the value used to compute its Unit value, the holder would be underpaid (based on market price) and the value of interests in the Fund of the remaining holders of Units in the Fund would be increased. Along the same lines, if a purchaser of Units in the Stable Asset Return Fund were to acquire such Units at a time when the market value of the assets of the Stable Asset Return Fund was less than (more than) the value used to compute its Unit value, the purchaser would overpay (underpay) (based on market price) and the market value of the Units in the Fund held by the remaining holders of Units in the Fund would be enhanced (diluted). Such differences will occur to the extent market interest rates differ from the interest rates on the instruments and investment contracts held by the Fund. Also, if the financial condition of an issuer of an investment contract were to seriously deteriorate, the contract might no longer qualify for contract value accounting. State Street Bank monitors the market value of the investment contracts, investment securities subject to Synthetic GIC arrangements and Short-Term Investment Products held by the Fund. If State Street Bank were to determine that the per Unit net asset value of the Fund has deviated from the net asset value determined by using available market quotations or market equivalents (market value) for investment contracts, investment securities subject to Synthetic GIC arrangements and Short-Term Investment Products to a large enough extent that it might result in a material dilution or other unfair result to holders of Units, State Street Bank might adjust the per Unit net asset value of the Fund or take other action that it deems appropriate to eliminate or reduce, to the extent reasonably practicable, the dilution or other unfair result. The Financial Accounting Standards Board has issued guidance that, effective for financial statements for annual periods ending after December 15, 2006, requires the Fund to make several modifications in its financial statement presentation and disclosure, including presentation of both the fair value and contract value of Benefit Responsive Contracts. The adoption of these changes has not impacted the use by the Fund of contract value accounting.

Valuation of Units. Unlike the other Funds, assets of the Stable Asset Return Fund are not valued at fair market value. The values of Short-Term Investment Products held by the Fund are determined according to “Amortized Cost Pricing.” Under Amortized Cost Pricing, when an instrument is acquired by the Fund, it is valued at its cost, and thereafter that value is increased or decreased by amortizing any discount or premium on a constant basis over the instrument’s remaining maturity. Investment contracts and Synthetic GICs held by the Fund are benefit responsive (that is, responsive to withdrawal, transfer and benefit payment requests) and, hence, under generally accepted accounting principles applicable to Benefit Responsive Contracts, are valued at their contract values (cost plus accrued interest). Any fluctuations in the market value of the assets covered by Benefit Responsive Contracts are not taken into account in determining the Fund’s Unit value. The Fund’s Unit value is increased each Business Day by the amount of net income accrued for that day, and such accrued income is reinvested in the Fund. In accordance with accounting rules applicable to the methods used by the Fund to value its assets, no additional assets of defined benefit plans may be contributed or transferred to the Fund. However, any assets of defined benefit plans invested in the Fund prior to January 15, 2006 may remain so invested, including any earnings thereon. For the reasons set forth in “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending,” State Street Bank currently determines the value of Units of the Fund consistent with its utilization of the amortized cost price of $1.00 per unit for purchases and sales of interests in its cash collateral funds described therein notwithstanding that the mark-to-market values of the Fund’s interests in such cash collateral funds are less than $1.00.

Performance Information. The Stable Asset Return Fund may, from time to time, report its performance in terms of its yield and effective yield. The Fund’s yield is determined based upon historical earnings and is not intended to indicate future performance. The yield of the Fund refers to the income return for a day multiplied by the number of days in a year to show the one day return on an annualized basis. The effective yield is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

Investment Advisor. State Street Bank manages the Stable Asset Return Fund. State Street may, in the future, at its discretion and generally in consultation with Northern Trust, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof. The assets of the Fund are currently invested in units of SAFT, which in turn invests in the assets and investment funds described above that are managed by State Street Bank.

BOND CORE PLUS FUND

Investment Objective. The investment objective of the Bond Core Plus Fund, which until on or about the date of this prospectus was named the Intermediate Bond Fund, is to achieve a total return from current income and capital appreciation by investing primarily in a diversified portfolio of fixed income securities. There can be no assurance that the Bond Core Plus Fund will achieve its investment objective.

Strategy. The Bond Core Plus Fund seeks to achieve, over an extended period of time, total returns comparable or superior to broad measures of the domestic bond market. The Bond Core Plus Fund invests its assets in fixed income securities of varying maturities with a portfolio duration generally from three to six years. The level of investments in fixed income securities will vary, depending upon many factors, including economic conditions, interest rates and other relevant considerations. In selecting securities, economic forecasting, interest rate anticipation, credit and call risk analysis, foreign currency exchange rate forecasting and other security selection techniques will be taken into account.

Duration is a measure of the expected life of a fixed income security that combines a bond’s yield, coupon interest payments, final maturity and call features into one measure. Traditionally, a debt security’s “term to maturity” has been used as a reference to the sensitivity of the security’s price to changes in interest rates (which is the “interest rate risk” or “volatility” of the security). However, “term to maturity” takes into account only the time until a debt security provides its final payment, without regard to the timing and frequency of the security’s payments prior to maturity. Duration is a measure of the expected life of a fixed income security based on a present value of all the payments of the security. In general, all other things being equal, the lower the stated or coupon rate of interest of a fixed income security, the longer the duration of the security; conversely, the higher the stated or coupon rate of interest of a fixed income security, the shorter the duration of the security.

The portion of the Bond Core Plus Fund’s assets committed to investment in debt securities with particular characteristics (such as maturity, type and coupon rate) will vary based on the outlook for the United States and foreign economies, the financial markets and other factors. The portfolio holdings will be concentrated in areas of the bond market (based on quality, sector, coupon or maturity) that are believed to be relatively undervalued.

Investment Guidelines and Restrictions. The Bond Core Plus Fund will invest primarily in the following types of securities, which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies (subject to a 20% limit on foreign securities): U.S. Government Obligations; corporate debt securities; corporate commercial paper; mortgage-backed securities; asset-backed securities; variable and floating rate debt securities; bank certificates of deposit, fixed time deposits and bankers’ acceptances; repurchase agreements; obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies or supranational entities; and foreign currency denominated securities. The Bond Core Plus Fund also invests in convertible securities, preferred stock, common stock acquired through conversions or exchange offers, inflation-indexed bonds issued by both governments and corporations, structured notes, including hybrid or “indexed” securities, catastrophe bonds, and loan participations, delayed funding loans and revolving credit facilities, reverse repurchase agreements, and debt securities issued by states or local governments and their agencies, authorities and other instrumentalities. The Bond Core Plus Fund may hold different percentages of the assets in these various types of securities. The Fund will seek to maintain a minimum average credit quality rating of “AA.” At least 90% of the Fund’s total fixed income portfolio will consist of bonds rated investment grade by at least one nationally recognized rating agency. No more than 1% of the fixed income portfolio’s non-investment grade investments will be securities of a single issuer, and all such non-investment grade investments will have a credit quality rating of at least “B” (or be determined by the Investment Advisor to be of comparable quality) at the time of purchase.

For the purpose of realizing income, the Bond Core Plus Fund may enter into repurchase agreements, but may not invest more than 15% of its total assets in repurchase agreements maturing more than seven days after purchase. In a repurchase agreement transaction, the Fund acquires securities (usually U.S. Government Obligations) for cash and obtains a simultaneous commitment from the seller to repurchase the securities at an agreed upon price and date. The resale price is in excess of the acquisition price and reflects an agreed upon market rate of interest unrelated to the coupon rate on the purchased security. The difference between the sale and the repurchase price is, in effect, interest for the period of the agreement. In such transactions, the securities purchased by the Fund will, at the time of purchase, have a total value at least equal to the amount of the repurchase price and will be held by State Street until repurchased. State Street monitors the value of the underlying securities to verify that their value, including accrued interest, always equals or exceeds the repurchase price.

The Fund may invest in derivative instruments such as futures, forwards, swaps, options, collateralized mortgage obligations (CMOs) and interest-only (IO) and principal-only (PO) stripped mortgage-backed securities to the extent that they are used in a manner that does not materially increase total portfolio volatility or relate to speculative activities. The Fund may invest up to 40% of its assets in CMOs at any time. Interest-only and principal-only stripped mortgage-backed securities are mortgage-backed bonds that are separated into the interest or principal portion of a pool of mortgage-backed bonds. The Fund may invest up to 5% of the Fund’s assets in interest-only and principal-only stripped mortgage-backed securities at any time, in addition to the investments in CMOs referred to above.

The Bond Core Plus Fund will limit its foreign investments to securities of issuers based in developed countries (including newly industrialized countries, such as Taiwan, South Korea and Mexico); provided that the Bond Core Plus Fund may invest up to 10% of its total assets in securities of issuers located in countries with emerging economies, as from time to time identified by the World Bank. Currently, these countries are located primarily in the Asia Pacific Region, Eastern Europe, Central and South America and Africa.

Risk Factors. Interest Rate Risk. The Bond Core Plus Fund, to the extent invested in longer-term fixed-income securities, is subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. Over time, interest rates on debt securities change. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the longer the maturity of a fixed-income security, the higher its yield and greater its price volatility. Conversely, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Fund. A change in the level of interest rates will tend to cause the net asset value per Unit of the Fund to change. If such interest rate changes are sustained over time, the yield of the Fund will fluctuate accordingly.

Credit Risk. Fixed-income securities also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. Furthermore, as economic, political and business developments unfold, lower quality bonds, which possess more risk of failure of timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

TBA Commitments. The Bond Core Plus Fund may enter into “to be announced” commitments, which we refer to as TBA commitments, to purchase securities for a fixed unit price at a future date beyond customary settlement time. Although the unit price for the security that is subject of a TBA commitment has been established at the time of commitment, the principal amount has not been finalized. However, the amount of the TBA commitment will not fluctuate more than 1.0% from the principal amount. The Fund holds, and maintains until the settlement date, cash or liquid securities in an amount sufficient to meet the purchase price. TBA commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date. Risks may also arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. During the period prior to settlement, the Fund will not be entitled to accrue interest or receive principal payments. Unsettled TBA commitments are valued at the current market value of the underlying securities. The Fund may dispose of a commitment prior to settlement if the Fund’s Investment Advisor deems it appropriate to do so. Upon settlement date, the Fund may take delivery of the securities or defer the delivery to the next month. The Bond Core Plus Fund may also purchase or sell securities on a when-issued or delayed delivery basis. For information regarding risks involved in these activities, see “Stable Asset Return Fund—Risk Factors.”

Mortgage-Related Securities. Mortgage-related securities include securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, such as collateralized mortgage obligation residuals or stripped mortgage-backed securities, and may be structured in classes with rights to receive varying proportions of principal and interest. The yield to maturity on an interest-only class is extremely sensitive to the rate at which principal payments (including prepayments) are made on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on an investor’s yield to maturity from these securities. Early repayment of principal on some mortgage-related securities (arising from prepayments of principal due to the sale of the underlying property, refinancing or foreclosure, net of fees and costs which may be incurred) may expose the Bond Core Plus Fund to a lower rate of return upon reinvestment of principal. Moreover, the Fund is dependent to a significant extent on information and data obtained from a wide variety of sources, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies to assess the credit quality of securities in which it proposes to invest, and other materials prepared by others. There may be limitations on the quality of such information, data, publications, research and ratings, and the Fund’s Investment Advisor generally does not independently verify any of the same. For instance, certain asset-backed securities such as sub-prime CMOs and securities backed by bond insurance that initially received relatively high credit ratings were, in connection with the credit markets turbulence that began in 2007, subsequently significantly downgraded as the investment community came to realize that there were previously unanticipated risks associated with such securities. There is a risk of loss associated with securities even if initially considered by the investment community as of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments that often are highly complex.

Short-Term Debt Instruments. The risk factors with respect to investing in various short-term instruments are similar to those applicable to short-term investments held by the Stable Asset Return Fund. See “Stable Asset Return Fund—Risk Factors.”

Foreign Investing. Investing in the securities of issuers in any foreign country involves special risks and considerations not typically associated with investing in U.S. companies. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Emerging Markets Investing. Political and economic structures in many emerging market countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Governments in many emerging market countries participate to a significant degree in the countries’ economics and securities markets. As a result, the risks of investing in the securities of foreign issuers generally, including the risks of nationalization or expropriation, may be heightened. The small size and inexperience of the securities markets, and a more limited volume of trading in securities, in certain of these countries may also make the Fund’s investments in securities of issuers located in such countries illiquid and more volatile than investments in more developed countries, and the Fund may be required to establish special custody or other arrangements before making certain investments in these countries. There may be little financial or accounting information available with respect to issuers located in certain of such countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers. Emerging markets often have provided significantly higher or lower rates of return than developed markets, and significantly greater risks, to investors.

Risks of Securities Lending Undertaken by the Bond Core Plus Fund. The Bond Core Plus Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Risks of Investment in Derivative Instruments, Including Swaps Agreements. The Bond Core Plus Fund is subject to the risks associated with use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.” A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, exchange rates, indices or prices, with payments generally calculated by reference to a principal, which we refer to as notional, amount or quantity. Swap contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets. Because swap agreements are two-party contracts and may have terms of greater than seven days, such agreements may be considered to be illiquid. Moreover, an investor bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swaps market is a relatively new market and is largely unregulated by the United States or any foreign governmental authority, and it is possible that developments in the swaps market, including potential government regulation, could adversely affect the Fund’s ability to terminate existing swap agreements or to realize amounts to be received under these agreements.

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Bond Core Plus Fund increase, which may adversely affect the Fund’s performance. Portfolio turnover depends on the types and proportions of the Fund’s assets and may change frequently in accordance with market conditions. Portfolio turnover was 806% for the twelve months ended December 31, 2008 and 489% for the twelve months ended December 31, 2007. The Fund’s portfolio turnover includes trades such as TBA rolls, futures transactions, buys/sells of commercial paper, and reverse repurchase agreements. The Fund believes that it is important to have the ability to seek higher returns using a diverse array of strategies and instruments, particularly in the highly sophisticated global market. Some of these strategies and instruments, particularly mortgages and derivatives, by their very nature necessitate a relatively high number of trades and trade entries.

Performance Information. The Bond Core Plus Fund’s total return is based on the overall dollar or percentage change in value of a hypothetical investment in the Fund. The total return produced by the Fund will consist of interest and dividends from underlying securities, as well as capital changes reflected in unrealized increases or decreases in value of portfolio securities or realized from the purchase and sale of securities and futures and options. The Fund’s yield is calculated by dividing its net investment income per Unit earned during the specified period by its net asset value per Unit on the last day of such period and annualizing the result.

Investment Advisor. State Street has retained Pacific Investment Management Company LLC, which we refer to as PIMCO, to serve as Investment Advisor to provide investment advice and arrange for the execution of purchases and sales of securities for the Bond Core Plus Fund. State Street may, in the future, at its discretion and generally in consultation with Northern Trust, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof.

PIMCO is an investment management company founded in 1971. PIMCO is registered as an investment advisor with the Securities and Exchange Commission and as a commodity trading advisor with the Commodity Futures Trading Commission. Its principal place of business is 840 Newport Center Drive, Suite 100, Newport Beach, CA 92660. PIMCO, a Delaware limited liability company, is a majority-owned subsidiary of Allianz Global Investors L.P., which we refer to as AllianzGI LP. Allianz AG, which we refer to as Allianz, is the indirect majority owner of AllianzGI LP. Allianz is a European-based, multinational insurance and financial services holding company. Pacific Life Insurance Company holds an indirect minority interest in AllianzGI LP. PIMCO had approximately $747 billion in assets under management as of December 31, 2008.

LARGE CAP EQUITY FUND

Investment Objective. Effective with its initial offering as an investment option on or about the date of this prospectus, the Large Cap Equity Fund’s investment objective is to achieve long-term growth of capital. Any income received is incidental to this objective. There can be no assurance that the Large Cap Equity Fund will achieve its investment objective.

Strategy. The Large Cap Equity Fund seeks to outperform, over extended periods of time, broad measures of the U.S. stock market. The Fund will invest primarily in common stocks and other equity-type securities of larger-capitalization companies with market capitalizations, at the time of purchase, of greater than $1 billion. The Fund uses a “multi-manager” approach whereby the Fund’s assets are allocated to one or more Investment Advisors, in percentages determined at the discretion of State Street, subject to consultation with Northern Trust. Each Investment Advisor acts independently from the others and uses its own distinct investment style in selecting securities. Each Investment Advisor must operate within the constraints of the Fund’s investment objective, strategies and restrictions and subject to the general supervision of State Street.

When determining the allocations and reallocations to the Investment Advisors, State Street in consultation with Northern Trust will consider a variety of factors, including but not limited to the Investment Advisor’s style, historical performance and characteristics allocated assets (including capitalization, growth and profitability measures, valuation metrics, economic sector exposures, and earnings and volatility statistics).

A portion of the Large Cap Equity Fund (approximately 25%) is expected initially to be invested to replicate the Russell 1000 Index, which is comprised of the approximately 1,000 largest companies in the Russell 3000 Index. The remainder of the Fund is actively managed. The actively managed portfolio of the Large Cap Equity Fund seeks to achieve growth of capital through investing primarily in common stocks of larger capitalization companies believed to be attractively priced relative to their future earnings power. Frank Russell & Company, which maintains the Russell 1000 Index, does not sponsor the Large Cap Equity Fund, and is not affiliated in any way with the Large Cap Equity Fund or with State Street.

Investment Guidelines and Restrictions. Although the assets of the Large Cap Equity Fund are generally invested in common stocks and other equity-type securities, including convertible securities, the Fund may invest in non-equity securities, including investment grade bonds and debentures and high quality short-term instruments. The Fund will not invest more than 20% of its assets in non-equity securities or in companies that do not have large capitalizations, except for temporary defensive purposes.

The Large Cap Equity Fund may invest in securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. Many foreign securities are available through dollar-denominated American Depositary Receipts, which we refer to as ADRs, which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Fund may invest in foreign securities directly or through ADRs. The Fund may not make an investment if that investment would cause more than 20% of the portion of the Fund’s assets for which a particular Investment Advisor’s advice is obtained to be invested in foreign securities, including ADRs, determined at the time of purchase.

For temporary defensive purposes, the Fund may invest without limitation in U.S. Government Obligations, short-term commercial paper and other short-term instruments. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors.”

Risk Factors. Equity Markets Risk. By investing in the U.S. equity markets, the Large Cap Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Large Cap Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial, declines in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risks of Foreign Investing. Investments by the Large Cap Equity Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Securities Lending Undertaken by the Large Cap Equity Fund. The Large Cap Value Equity Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Risks of Investment in Derivative Instruments. The Large Cap Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s performance. The portfolio turnover rate for the Fund may be higher than the rates for comparable funds with a single portfolio manager. Each of the Fund’s Investment Advisors makes recommendations to buy or sell securities independently from other Investment Advisors. Thus, one Investment Advisor for the Fund may be selling a security when another Investment Advisor for the Fund is purchasing that same security. Additionally, when the Fund replaces an Investment Advisor, the new Investment Advisor may restructure the investment portfolio, which may increase the Fund’s portfolio turnover rate. The Investment Advisors will not consider portfolio turnover a limiting factor in making investment decisions for the Fund. A high portfolio turnover rate (100% of more) is likely to involve higher brokerage commissions and other transaction costs, which could reduce the Fund’s return. With respect to the indexed portion of the Fund, this turnover will reflect purchases and sales by the Fund of shares of the State Street Bank and Trust Company Russell 1000 Index Securities Lending Fund, the collective investment fund through which the indexed portion of the Fund invests, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the State Street Bank and Trust Company Russell 1000 Index Securities Lending Fund was 25% for the twelve months ended December 31, 2008 and 23% for the twelve months ended December 31, 2007.

Investment Advisors. The Fund utilizes a “multi-manager” approach whereby the Fund’s assets are allocated to one or more Investment Advisors, in percentages determined at the discretion of State Street, subject to consultation with Northern Trust. Each Investment Advisor acts independently from the others and uses its own distinct style in selecting securities. Each Investment Advisor has investment discretion and makes all determinations with respect to the investment of assets of the Fund allocated to it, subject to the Fund’s objectives, guidelines and restrictions and the general supervision of State Street.

State Street, subject to consultation with Northern Trust, determines the percentage of the assets of the Fund to be allocated to each Investment Advisor. Income and gains attributable to the assets allocated to each Investment Advisor remain allocated to that portion unless and until reallocated by State Street, and any differences in relative investment performance of the Investment Advisors of the Fund can change the percentage of total assets of the Fund comprising each portion. State Street allocates contributions and transfers to, and withdrawals and transfers from, the Large Cap Equity Fund between the Investment Advisors of the Fund in a manner intended to achieve the targeted allocations of the Fund’s assets.

State Street Bank manages the indexed portion of the Fund’s assets through the Fund’s investment in the State Street Bank and Trust Company Russell 1000 Index Securities Lending Fund, a collective investment fund maintained by State Street Bank. However, over time some assets from the indexed portion may be reallocated to the actively managed portion of the Large Cap Equity Fund, subject to any limitations on the withdrawal from the indexed portion that may be in effect from time to time. State Street may, in the future at its discretion and subject to consultation with ABA Retirement Funds, employ an investment advisor to provide investment advice with respect to the indexed portion of the Fund’s assets. State Street determines the percentage of the assets of the Fund to be allocated to the actively managed and indexed portions of the Fund. Northern Trust has not made, and does not have authority to make, recommendations regarding management of the indexed portion of the Fund.

State Street has retained the following organizations to serve as Investment Advisors to provide investment advice and arrange for the execution of purchases and sales of securities for the actively managed portion of the Large Cap Equity Fund, effective as of the date of this prospectus.

Delaware Management Company, Inc., which we refer to as Delaware Investments. Delaware Investments is located at 2005 Market Street, Philadelphia, PA 19103-7094 and was founded in 1929. Delaware Investments is a series of Delaware Management Business Trust, which is a subsidiary of Delaware Management Holdings, Inc., a Delaware corporation located at 2005 Market Street, Philadelphia, PA 19103-7094. Delaware Management Holdings, Inc. is a subsidiary of Lincoln National Corporation, a diversified financial services organization located at 150 North Radnor-Chester Road, Radnor, PA 19087. As of December 31, 2008, Delaware Investments had approximately $117.7 billion in assets under management.

Jennison Associates LLC, which we refer to as Jennison. Jennison is located at 466 Lexington Avenue, New York, NY 10017 and was founded in 1969. Jennison is an indirect wholly-owned subsidiary of Prudential Financial, Inc., a full-scale global financial services organization located at 751 Broad Street, Newark, NJ 07012. As of December 31, 2008, Jennison has approximately $62.2 billion in assets under management.

Marsico Capital Management, LLC, which we refer to as MCM. MCM is located at 1200 17th Street, Suite 1600, Denver, CO 80202. MCM was organized in September 1997 and is an independently-owned investment management firm. MCM is an indirect subsidiary of Marsico Management Equity, LLC, a Delaware limited liability company, which purchased MCM from a subsidiary of Bank of America Corporation effective December 14, 2007. MCM provides investment services to mutual funds and private accounts and, as of December 31, 2008 had approximately $55.6 billion in assets under management.

C.S. McKee & Co, which we refer to as C.S. McKee. CS McKee is located at One Gateway Center, Pittsburgh, PA 15222. Founded in 1931, C.S. McKee is an employee-owned institutional investment advisor. In 1987, C.S. McKee became a wholly-owned subsidiary of United Asset Management Corporation, which was purchased by London-based Old Mutual PLC in 2000. In 2001, the firm was repurchased by its employees. As of December 31, 2008, C.S. McKee had approximately $6.1 billion in assets under management.

SMALL-MID CAP EQUITY FUND

Investment Objective. Effective with its initial offering as an investment option as of the date of this prospectus, the Small-Mid Cap Equity Fund’s investment objective is to achieve long-term growth of capital. Any income received is incidental to this objective. There can be no assurance that the Small-Mid Cap Equity Fund will achieve its investment objective.

Strategy. The Small-Mid Cap Equity Fund seeks to outperform, over extended periods of time, broad measures of the U.S. stock market. The Fund will invest primarily in common stocks and other equity-type securities of companies with market capitalizations, at the time of purchase, of between $100 million and $20 billion. The Fund uses a “multi-manager” approach whereby the Fund’s assets are allocated to one or more Investment Advisors, in percentage determined at the discretion of State Street, subject to consultation with Northern Trust. Each Investment Advisor acts independently from the others and uses its own distinct investment style in selecting securities. Each Investment Advisor must operate within the constraints of the Fund’s investment objective, strategies and restrictions and subject to the general supervision of State Street.

When determining the allocations and reallocations to the Investment Advisors, State Street in consultation with Northern Trust will consider a variety of factors, including but not limited to the Investment Advisor’s style, historical performance and characteristics allocated assets (including capitalization, growth and profitability measures, valuation metrics, economic sector exposures, and earnings and volatility statistics).

A portion of the Small-Mid Cap Equity Fund (approximately 5%) is expected initially to be invested to replicate the Russell 2000 Index, which is comprised of the approximately 2,000 smallest companies in the Russell 3000 Index. The remainder of the Fund is actively managed. The actively managed portfolio of the Small-Mid Cap Equity Fund seeks to achieve growth of capital through investing primarily in common stocks of small-mid capitalization companies believed to be attractively priced relative to their future earnings power. Frank Russell & Company, which maintains the Russell 2000 Index, does not sponsor the Small-Mid Cap Equity Fund, and is not affiliated in any way with the Small-Mid Cap Equity or with State Street.

Investment Guidelines and Restrictions. Although the assets of the Small-Mid Cap Equity Fund generally will be invested in common stocks and other equity-type securities, including convertible securities, the Fund may invest in non-equity securities, including investment grade bonds and debentures and high quality short-term instruments. The Fund will not invest more than 20% of its assets (determined at the time of purchase) in non-equity securities or in companies with capitalizations outside the small-mid cap range, except for temporary defensive purposes.

The Small Mid Cap Equity Fund may invest in securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. For many foreign securities, there are dollar-denominated ADRs, which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Fund may invest in foreign securities directly and through ADRs. The Fund may not make an investment if that investment would cause more than 20% of the portion of the Fund’s assets for which a particular Investment Advisor’s advice is obtained to be invested in foreign securities, including ADRs, determined at the time of purchase.

For temporary defensive purposes, the Fund may invest without limitation in U.S. Government Obligations, short-term commercial paper and other short-term instruments. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors.”

Risk Factors. Equity Markets Risk. By investing in the U.S. equity markets, the Small-Mid Cap Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Small-Mid Cap Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial, declines in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Generally, the Small-Mid Cap Equity Fund poses a greater risk to principal than the other domestic equity Funds. Investors should consider their investments in the Fund as relatively long-term and involving high risk to principal commensurate with potential for substantial gains. There is no certainty regarding which companies and industries will in fact experience capital growth, and such companies and industries may lose their potential for capital growth at any time.

Risk of Investing in Medium-Sized and Smaller Companies. Typically, investments in medium-sized and smaller companies have greater market and financial risk than larger, more diversified companies. These companies are often dependent on one or two products in rapidly changing industries and may be more vulnerable to competition from larger companies with greater resources and to economic conditions that affect their market sectors. Consistent earnings for such companies may not be as likely as they would be for more established companies. These companies may not have adequate resources to react optimally to change or to exploit opportunities. Smaller companies may also be more dependent on access to equity markets to raise capital than larger companies that have a greater ability to support relatively larger debt burdens. The securities of smaller companies may be held primarily by insiders or institutional investors, which may have an impact on their marketability. These securities may be more volatile than the overall market. Relatively new companies and companies that have recently made an initial public offering may be perceived by the market as unproven. The Small-Mid Cap Equity Fund’s focus on appreciation potential will result in an emphasis on securities of companies that may pay little or no dividends and reinvest all or a significant portion of their earnings. The low expected dividend level may also contribute to greater than average volatility.

Risks of Foreign Investing. Investments by the Small-Mid Cap Equity Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Securities Lending Undertaken by the Small-Mid Cap Equity Fund. The Small-Mid Cap Equity Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Risks of Investment in Derivative Instruments. The Small-Mid Cap Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund, such as brokerage commissions, increase, which may adversely affect the Small-Mid Cap Equity Fund’s performance. The portfolio turnover rate for the Fund may be higher than the rates for comparable funds with a single portfolio manager. Each of the Fund’s Investment Advisors makes recommendations to buy or sell securities independently from other Investment Advisors. Thus, one Investment Advisor for the Fund may be selling a security when another Investment Advisor for the Fund is purchasing that same security. Additionally, when the Fund replaces an Investment Advisor, the new Investment Advisor may restructure the investment portfolio, which may increase the Fund’s portfolio turnover rate. The Investment Advisors will not consider portfolio turnover a limiting factor in making investment decisions for the Fund. A high portfolio turnover rate (100% of more) is likely to involve higher brokerage commissions and other transaction costs, which could reduce the Fund’s return.

Investment Advisors. The Fund utilizes a “multi-manager” approach whereby the Fund’s assets are allocated to one or more Investment Advisors, in percentages determined at the discretion of State Street, subject to consultation with Northern Trust. Each Investment Advisor has investment discretion and makes all determinations with respect to the investment of assets of the Fund allocated to it, subject to the Fund’s objective, guidelines and restrictions and the general supervision of State Street.

State Street, after consultation with Northern Trust, determines the percentage of the assets of the Fund to be allocated to each Investment Advisor. Income and gains attributable to the assets allocated to each Investment Advisor remain allocated to that portion unless and until reallocated by State Street, and any differences in relative investment performance of the Investment Advisors of the Fund can change the percentage of total assets of the Fund comprising each portion. State Street allocates contributions and transfers to, and withdrawals and transfers from, the Small-Mid Cap Equity Fund between the Investment Advisors of the Fund in a manner intended to achieve the targeted allocations of the Fund’s assets.

State Street Bank manages the indexed portion of the Fund’s assets through the Fund’s investment in the State Street Bank and Trust Company Russell 2000 Index Securities Lending Fund, a collective investment fund maintained by State Street Bank. However, over time some assets from the indexed portion may be reallocated to the actively managed portion of the Small-Mid Cap Equity Fund, subject to any limitations on the withdrawal from the indexed portion that may be in effect from time to time. State Street may, in the future at its discretion and subject to consultation with ABA Retirement Funds, employ an investment advisor to provide investment advice with respect to the indexed portion of the Fund’s assets. State Street determines the percentage of the assets of the Fund to be allocated to the actively managed and indexed portions of the Fund. Northern Trust has not made, and does not have authority to make, recommendations regarding management of the indexed portion of the Fund.

State Street has retained the following organizations to serve as Investment Advisors to provide investment advice and arrange for the execution of purchases and sales of securities for the actively managed portion of the Small-Mid Cap Equity Fund, effective as of the date of this prospectus.

LSV Asset Management, which we refer to as LSV. LSV, located at One North Wacker Drive, Chicago, Illinois, was founded in 1994. LSV is an independent partnership. The general partnership is 57% collectively owned by the thirteen employee-partners of LSV. SEI Funds, Inc. owns the remaining 43% of the firm. As of December 31, 2008, LSV had assets under management of approximately $40.4 billion.

Cramer Rosenthall McGlynn, LLC, which we refer to as CRM. CRM is located at 520 Madison Avenue, New York, New York and was founded in 1973. The firm was registered in 1976 as an investment adviser under the Investment Advisers Act of 1940. In 1998, Wilmington Trust acquired a 50% stake in CRM. The remaining equity is held with employees of the firm. As of December 31, 2008, CRM had assets under management of approximately $7.8 billion.

Frontier Capital Management Company, which we refer to as Frontier. Frontier is located at 99 Summer Street, Boston, Massachusetts. Founded in 1980, the firm has managed growth-oriented portfolios since its inception. Frontier largely serves institutional clients, which represent approximately 90% of the firm’s assets under management. The remaining 10% is comprised largely of non-institutional clients, primarily high net-worth individuals. In 2000, Frontier became an affiliate of Affiliated Managers Group (AMG). As of December 31, 2008, Frontier has assets under management of approximately $4.4 billion.

TCW Investment Management Company, which we refer to as TCW. TCW is located at 865 South Figueroa Street, Los Angeles, California and was founded in 1971. In July 2001, TCW became an indirect subsidiary of Société Generale Asset Management, the asset management division of Société Generale, S.A. (“SG”). SG indirectly owns substantially all of the equity interest in TCW. As of December 31, 2008, TCW had assets under management of approximately $103.2 billion.

Lombardia Capital Partners LLC, which we refer to as Lombardia. Lombardia is located at 55 South Lake Avenue, Pasadena, California and was founded in 1989. Lombardia was founded in September 1989 under the name Valenzuela Capital Management. Effective July 1, 1997 the firm’s name was changed to Valenzuela Capital Partners LLC and effective July 17, 2007 the firm’s name was changed to Lombardia Capital Partners LLC. In 2002 Lombardia Capital Partners LLC merged with CIC/HCM Asset Management, a large cap value manager based in Los Angeles, California. Currently, the firm is 97% employee owned by four senior partners. As of December 31, 2008, Lombardia had assets under management of approximately $1.4 billion.

Denver Investment Advisors, which we refer to as DIA. DIA is located at 1225 17th Street, Denver, Colorado. DIA is a registered investment advisor founded in 1958. The firm is 100% employee owned. Over half of the firm’s employees have ownership in the firm with no one person holding greater than 10% equity. As of December 31, 2008, DIA had assets under management of approximately $7.0 billion.

Riverbridge Partners, which we refer to as Riverbridge. Riverbridge is located at 801 Nicollet Mall, Minneapolis, Minnesota. Riverbridge Partners was founded in July of 1987 by Mark Thompson and John Wilke under the name Wilke/Thompson Capital Management. In 2001, founder John Wilke retired and the firm changed its name to Riverbridge Partners. Riverbridge is independently owned by the key investment professionals with no individual having majority ownership. As of December 31, 2008, Riverbridge had assets under management of approximately $989 million.

Oppenheimer Capital LLC, which we refer to as Oppenheimer. Oppenheimer is located at 1345 Avenue of the Americas, New York, NY. Oppenheimer was founded in 1969 as the investment management division of what was then Oppenheimer & Co. Oppenheimer Capital has been wholly-owned and operated as an independently operated investment unit of Allianz Global Investors since 2000. As of December  31, 2008, Oppenheimer had assets under management of approximately $8.8 billion.

INTERNATIONAL ALL CAP EQUITY FUND

Investment Objective. The investment objective of the International All Cap Equity Fund, which prior to on or about the date of this prospectus was named the International Equity Fund, is to provide long-term capital appreciation through a diversified portfolio of primarily non-U.S. equity securities. Any income received is incidental to this objective. There can be no assurance that the International All Cap Equity Fund will achieve its investment objective.

Strategy. The International All Cap Equity Fund seeks to achieve, over an extended period of time, total returns comparable to or superior to broad measures of the international (non-U.S.) stock market. The Fund will invest at least 80% of its assets in equity securities of issuers domiciled outside the United States. The Fund may invest in companies of any size located in a number of countries throughout the world. Investing abroad increases the opportunities available to investors. Common stocks of foreign companies offer a way to seek long-term growth of capital. Many foreign countries may have greater potential for economic growth than the United States. Foreign investments also provide effective diversification for an all-U.S. portfolio, since historically their returns have not moved together with U.S. stocks over long time periods. Investing a portion of a portfolio in foreign stocks may enhance diversification while providing the potential to increase long-term capital appreciation. The International All Cap Equity Fund seeks to diversify investments broadly among developed and emerging countries and generally to have at least three different countries represented in the portfolio. The Fund uses a “multi-manager” approach whereby the Fund’s assets are allocated to one or more Investment Advisors, in percentages determined at the discretion of State Street, subject to consultation with Northern Trust. Each Investment Advisor acts independently from the others and uses its own distinct investment style in recommending securities. Each Investment Advisor must operate within the constraints of the Fund’s investment objective, strategies and restrictions and subject to the general supervision of State Street.

When determining the allocations and reallocations to the Investment Advisors, State Street in consultation with Northern Trust will consider a variety of factors, including but not limited to the Investment Advisor’s style, historical performance and the characteristics of each Investment Advisor’s allocated assets (including capitalization, growth and profitability measures, valuation metrics, economic sector exposures, and earnings and volatility statistics).

As of December 31, 2008, the International All Cap Equity Fund was invested in securities of issuers domiciled in approximately 25 countries. Under exceptional economic or market conditions abroad, the International All Cap Equity Fund may temporarily invest all or a major portion of its assets in U.S. Government Obligations or debt obligations of U.S. companies of the type described under “Stable Asset Return Fund.” The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors.”

Investment Guidelines and Restrictions. In seeking to accomplish its objective, the International All Cap Equity Fund will invest primarily in common stocks of non-U.S. domiciled companies and in a variety of other equity-related securities, such as preferred stocks, warrants and convertible securities of such foreign companies, as well as foreign corporate and governmental debt securities (when considered consistent with its investment objective). The securities of non-U.S. companies may be held by the Fund directly or indirectly through ADRs, Global Depositary Receipts or European Depositary Receipts. The International All Cap Equity Fund may invest in fixed income securities when, in light of economic conditions and the general level of stock prices, dividend rates, prices of fixed income securities and the level of interest rates, it appears that the International All Cap Equity Fund’s investment objective will not be met by buying equity securities. Under normal conditions, the International All Cap Equity Fund’s investments in securities other than common stocks and other equity-related securities are limited to no more than 20% of total assets. Within this limitation, the Fund will also maintain a small cash reserve which will be invested in Short-Term Investment Products. See “Stable Asset Return Fund.”

The International All Cap Equity Fund will normally conduct its foreign currency exchange transactions, if any, either on a cash basis at the spot rate prevailing in the foreign currency exchange market or through entering into forward contracts to purchase or sell foreign currencies. See “Derivative Instruments.”

Risk Factors. Equity Markets Risk. The Fund’s Unit price can fall because of weakness in one or more of its primary equity markets, a particular industry, or specific holdings. Equity markets can decline for many reasons, including adverse political or economic developments, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, the investment assessment of companies held in the Fund may prove incorrect, resulting in losses or poor performance even in rising markets.

Currency Risk. Currency risk refers to a decline in the value of a foreign currency versus the value of the U.S. dollar, which reduces the U.S. dollar value of securities denominated in that currency. The overall impact on the Fund’s holdings can be significant, unpredictable and long-lasting, depending on the currencies represented in the Fund’s portfolio and how each one appreciates or depreciates in relation to the U.S. dollar and whether currency positions are hedged. Under normal conditions, the Fund will not engage in extensive foreign currency hedging programs. Exchange rate movements are unpredictable and it is not possible to effectively hedge the currency risks of many developing countries.

Political and Economic Factors. The economic and political structures of developing nations, in most cases, do not compare favorably with the United States or other developed countries in terms of wealth and stability and their financial markets often lack liquidity. Therefore, investments in these emerging countries are riskier, and may be subject to erratic and abrupt price movements. Even investments in countries with highly developed economies are subject to risk. For example, prices of Japanese stocks suffered a steep decline during much of the 1990s. Moreover, while some countries have made progress in economic growth, liberalization, fiscal discipline and political and social stability, there is no assurance these trends will continue. Investment in these markets is, therefore, significantly riskier than investment in other markets.

The economies of some of the countries in which the Fund may invest may rely heavily on particular industries and be more vulnerable to the ebb and flow of international trade, trade barriers and other protectionist or retaliatory measures. Some countries have legacies of hyperinflation and currency devaluations versus the U.S. dollar, particularly Russia, many Latin American nations and several Asian countries. Investments in countries that have recently begun moving away from central planning and state-owned industries toward free markets should be regarded as speculative.

Some of the countries in which the Fund may invest have histories of instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment. Governmental actions such as capital or currency controls, nationalization of an industry or company, expropriation of assets, or imposition of high taxes could have an adverse effect on security prices and impair the International All Cap Equity Fund’s ability to repatriate capital or income. Significant external risks currently affect some emerging countries. Governments in many emerging market countries participate to a significant degree in the countries’ economies and securities markets.

Other Risks of Foreign Investing. Some of the countries in which the Fund may invest lack uniform accounting, auditing and financial reporting standards, have less governmental supervision of financial markets than in the United States, do not honor legal rights enjoyed in the United States and have settlement practices which may subject the International All Cap Equity Fund to risks of loss not customary in U.S. markets. In addition, securities markets in some countries have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than experienced in the United States.

Pricing. Portfolio securities may be listed on foreign exchanges that are open on days (such as Saturdays or U.S. legal holidays) when the International All Cap Equity Fund does not compute its prices. As a result, the Fund’s net asset value may be significantly affected by trading on days when transactions in Units of the Fund do not occur.

Risks of Securities Lending Undertaken by the International All Cap Equity Fund. The International All Cap Equity Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Investing in International Stocks. Like U.S. stock investments, common stocks of foreign companies offer investors a way to build capital over time. Nevertheless, the long-term rise of foreign stock prices as a group has been punctuated by periodic declines. Share prices of all companies, even the best managed and most profitable, whether U.S. or foreign, are subject to market risk, which means they can fluctuate widely. The volatility of emerging markets may be heightened by actions of a few major investors. For example, substantial increases or decreases in cash flows of mutual funds investing in these markets could significantly affect stock prices and, therefore, the Fund’s Unit price. For this reason, investors in foreign stocks should have a long-term investment horizon and be willing to wait out declining markets. The International All Cap Equity Fund should not be relied upon as a complete investment program or used as a means to speculate on short-term swings in the stock or foreign exchange markets.

The values of foreign fixed income securities fluctuate in response to changes in U.S. and foreign interest rates. Income received by the International All Cap Equity Fund from sources within foreign countries may also be reduced by withholding and other taxes imposed by those countries, although tax conventions between some countries and the United States may reduce or eliminate these taxes. Any taxes paid by the International All Cap Equity Fund will reduce the net income earned by the Fund. The Fund’s Investment Advisors will consider available yields, net of any required taxes, in selecting foreign dividend paying securities.

In addition, short-term movements in currency exchange rates could adversely impact the availability of funds to pay for redemptions of Units of the International All Cap Equity Fund. For example, if the exchange rate for a currency declines after a security has been sold to provide funds for a redemption from the Fund but before those funds are translated into U.S. dollars, it could be necessary to liquidate additional portfolio securities in order to finance the redemption.

Risks of Investment in Derivative Instruments. The International All Cap Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Restriction on Transfer into Fund. The International All Cap Equity Fund restricts a participant’s ability to make more than one transfer into the Fund within any 45 calendar day period.

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the International All Cap Equity Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s performance. Portfolio turnover was 33% for the twelve months ended December 31, 2008 and 30% for the twelve months ended December 31, 2007. These periods preceded the adoption by the Fund of a “multi-manager” approach, which occurred as of the date of this prospectus. Upon and after such adoption, the portfolio turnover rate for the Fund may be higher than the rates for comparable funds with a single portfolio manager. Each of the Fund’s Investment Advisors makes recommendations to buy or sell securities independently from other Investment Advisors. Thus, one Investment Advisor for the Fund may be selling a security when another Investment Advisor for the Fund is purchasing that same security. Additionally, when the Fund replaces an Investment Advisor, the new Investment Advisor may restructure the investment portfolio, which may increase the Fund’s portfolio turnover rate. The Investment Advisors will not consider portfolio turnover a limiting factor in making investment decisions for the Fund. A high portfolio turnover rate (100% or more) is likely to involve higher brokerage commissions and other transaction costs, which could reduce the Fund’s return.

Investment Advisors. The Fund utilizes a “multi-manager” approach whereby the Fund’s assets are allocated to one or more Investment Advisor, in percentages determined at the discretion of State Street subject to consultation with Northern Trust. Each Investment Advisor has investment discretion and makes all determinations with respect to the investment of assets of the Fund allocated to it, subject to the Fund’s objectives, guidelines and restrictions and the general supervision of State Street.

State Street after consultation with Northern Trust, determines the percentage of the assets of the Fund and to be allocated to each Investment Advisor. Income and gains attributable to the assets allocated to each Investment Advisor remain allocated to that portion unless and until reallocated by State Street, and any differences in relative investment performance of the Investment Advisors of the Fund can change the percentage of total assets of the Fund comprising each portion. State Street allocates contributions and transfers to, and withdrawals and transfers from, the International All Cap Equity Fund between the Investment Advisors of the Fund in a manner intended to achieve the targeted allocations of the Fund’s assets.

State Street has retained the following organizations to serve as Investment Advisors to provide investment advice and arrange for the execution of purchases and sales of securities for the International All Cap Equity Fund, effective as of the date of this prospectus.

Altrinsic Global Advisors, LLC, which we refer to as Altrinsic. Altrinsic is located at 100 First Stamford Place, Stamford, Connecticut. The firm was founded in 2000. As of December 31, 2008, Altrinsic had assets under management of approximately $5.5 billion.

Edinburgh Partners, which we refer to as Edinburgh. Edinburgh Partners is located at 12 Charlotte Square, Edinburgh, Scotland. Edinburgh is an independent investment management firm, founded in 2003. It is approximately 75% owned by its employees, with the balance held by two external investors, a Scottish financial institution and a private equity investor. As of December 31, 2008, Edinburgh had assets under management of approximately $6.6 billion.

Eagle Global Advisors, which we refer to as Eagle. Eagle is located at 5847 San Felipe, Houston, Texas. Eagle is an independent, employee owned investment management firm offering global, U.S. equity and international equity investment management services. The firm is 100% employee owned. As of December 31, 2008, Eagle had assets under management of approximately $1.9 billion.

Martin Currie Investment Management, LTD, which we refer to as Martin Currie. Martin Currie is located at 20 Castle Terrace, Edinburgh, Scotland. Martin Currie manages a variety of international equity strategies for clients around the world. The firm is independent and majority employee owned. As of December 31, 2008, Martin Currie had assets under management of approximately $14.2 billion.

Axiom International Investments, LLC, which we refer to as Axiom. Axiom is located at 55 Railroad Avenue, Greenwich, Connecticut. Axiom was formed in 1998 as an independent investment advisor specializing in managing international equity. As of December 31, 2008, Axiom had assets under management of approximately $7.5 billion.

First State Investments, which we refer to as First State. First State is located at 23 St. Andrew Square, Edinburgh, Scotland. First State is the international asset management division of Commonwealth Bank of Australia. As of December 31, 2008, First State had assets under management of approximately $21.8 billion.

Immediately prior to the retention of the Investment Advisors named above, the Investment Advisors for the Fund were JP Morgan Asset Management (UK) Limited and Philadelphia International Advisors, LP.

Transfer Restrictions. The International All Cap Equity Fund maintains a transfer policy that restricts a Participant’s ability to make more than one transfer into the International All Cap Equity Fund within any 45 calendar day period. There is no restriction on a Participant’s ability to make transfers out of the Fund. State Street has adopted this policy for the International All Cap Equity Fund to prevent disruptions to the Fund that could potentially affect the investment performance of the Fund. For more information regarding this policy, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

INDEX FUNDS

Assets contributed or held under the Program are also eligible for investment in the following six Index Funds, each of which is designed to replicate a specific securities index. The All Cap Index Equity Fund, which prior to on or about the date of this prospectus was named the Index Equity Fund, was established in September 1995. The Collective Trust established the other five Index Funds as investment options in early 2009.

BOND INDEX FUND

Investment Objective. The investment objective of the Bond Index Fund is to replicate, after taking into account Fund expenses, the total rate of return of the Barclays Capital U.S. Aggregate Bond Index by investing generally in securities which are representative of the domestic investment grade bond market as included in such Index. There can be no assurance that the Bond Index Fund will achieve its investment objective of replicating the total return of the Barclays Capital U.S. Aggregate Bond Index.

Strategy. The Fund invests in U.S. Government Obligations and U.S. dollar-denominated corporate debt securities, mortgage-backed securities, commercial mortgage-backed securities and asset-backed securities. The Fund is managed duration-neutral to the Barclays Capital U.S. Aggregate Bond Index. The overall sector and quality weightings of the Fund are matched to those of the benchmark, with individual security selection based upon security availability and State Street Bank’s analysis of the security’s impact on the portfolio’s weightings. The Fund may seek to gain securities exposure by entering into TBA commitments. Barclays Capital and Barclays Bank PLC, which sponsor the Barclays Capital U.S. Aggregate Bond Index, do not sponsor the Bond Index Fund, and are not affiliated in any way with the Bond Index Fund or with State Street. The Barclays Capital U.S. Aggregate Bond Index was formerly known as the Lehman Brothers U.S. Aggregate Bond Index.

Investment Guidelines and Restrictions. The Bond Index Fund invests primarily in securities representative of the investment grade bond market in the U.S. However, the Bond Index Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. State Street Bank will not cause the Bond Index Fund to make any investment that is inconsistent with the restrictions applicable to the Bond Index Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The Bond Index Fund concentrates in particular industries to the extent the Barclays Capital U.S. Aggregate Bond Index concentrates in those industries, and the Bond Index Fund may engage in transactions in derivatives, including, but not limited to, CMOs and other derivative instruments to the extent included in the

Barclays Capital U.S. Aggregate Bond Index. The Bond Index Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Interest Rate Risk Applicable to Investment in Fixed-Income Securities. The Bond Index Fund, to the extent invested in longer-term fixed-income securities, is subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tends to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Bond Index Fund. A change in the level of interest rates will tend to cause the net asset value per Unit of the Bond Index Fund to change. If such interest rate changes are sustained over time, the yield of the Bond Index Fund will fluctuate accordingly.

Credit Risk Applicable to Investment in Fixed-Income Securities. Fixed-income securities, including corporate bonds, also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. However, to the extent the Bond Index Fund should hold securities with medium or lower credit qualities, they are subject to a higher level of credit risk than investments that invest only in investment-grade securities. In addition, the credit quality of noninvestment-grade securities is considered speculative by recognized ratings agencies with respect to the issuer’s continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than higher-grade securities. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess lower levels of protection with respect to timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

Risks of Investment in Derivative Instruments. The Bond Index Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

TBA Commitments. The Bond Index Fund may enter into TBA commitments to purchase securities for a fixed unit price at a future date beyond customary settlement time. Although the unit price for the security that is the subject of a TBA commitment has been established at the time of commitment, the principal amount has not been finalized. However, the amount of the TBA commitment will not fluctuate more than 1.0% from the principal amount. The Fund holds, and maintains until the settlement date, cash or liquid securities in an amount sufficient to meet the purchase price. TBA commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date. Risks may also arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. During the period prior to settlement, the Fund will not be entitled to accrue interest or receive principal payments. Unsettled TBA commitments are valued at the current market value of the underlying securities. The Fund may dispose of a commitment prior to settlement if deemed appropriate to do so. Upon settlement date, the Fund may take delivery of the securities or defer the delivery to the next month. The Bond Index Fund may also purchase or sell securities on a when-issued or delayed delivery basis. For information regarding risks involved in these activities, see “Stable Asset Return Fund—Risk Factors.”

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in stable assets or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors.”

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the Bond Index Fund from the performance of the Barclays Capital U.S. Aggregate Bond Index, known as “tracking error”, can result from various factors, including purchases and redemptions of Units of the Bond Index Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Bond Index Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Bond Index Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Bond Index Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the Barclays Capital U.S. Aggregate Bond Index or the manner in which the performance of the Barclays Capital U.S. Aggregate Bond Index is calculated.

Portfolio Turnover. Ordinarily, the Bond Index Fund will sell securities only to reflect changes in the Barclays Capital U.S. Aggregate Bond Index or to accommodate cash flows into or out of the Fund. The Bond Index Fund seeks to create a portfolio which substantially replicates the total return of the Barclays Capital U.S. Aggregate Bond Index. The Bond Index Fund is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for the Bond Index Fund may be lower than those incurred by non-index, actively managed funds.

Investment Advisor. State Street Bank manages the Bond Index Fund. For its services, State Street Bank receives a fee payable from the Bond Index Fund’s assets at an annual rate of .04% of the total assets of the Bond Index Fund. The assets of the Bond Index Fund are invested indirectly through the Passive Bond Market Index Non-Lending Fund, which is a collective investment fund maintained by State Street Bank and which in turn invests its assets indirectly through other collective investment funds maintained by State Street Bank, including the Long U.S. Government Index Non-Lending Fund, the Intermediate U.S. Government Index Non-Lending Fund, the Long-Credit Index Non-Lending Fund, the Intermediate Credit Index Non-Lending Fund, the Mortgage Backed Index Non-Lending Fund, the Asset Backed Index Non-Lending Fund, and the Commercial Mortgage Backed Index Non-Lending Fund. The aggregate exposure of the Passive Bond Market Index Non-Lending Fund to medium term notes which are not component securities of the Barclays Capital U.S. Aggregate Bond Index will not exceed 5% of the assets of the Passive Bond Market Index Non-Lending Fund. In the future, State Street may employ other investment advisors for the Bond Index Fund, at its discretion and subject to consultation with ABA Retirement Funds.

The “Barclays Capital U.S. Aggregate Bond Index” is a trademark of Barclays Capital, a division of Barclays Bank, PLC.

LARGE CAP INDEX EQUITY FUND

Investment Objective. The investment objective of the Large Cap Index Equity Fund is to replicate, after taking into account Fund expenses, the total rate of return of the S&P 500 Index by investing generally in securities included in such Index. There can be no assurance that the Large Cap Index Equity Fund will achieve its investment objective of replicating the total return of the S&P 500 Index.

Strategy. The Large Cap Index Equity Fund invests in securities of U.S. companies included in the S&P 500 Index. The Large Cap Index Equity Fund may also hold U.S. Government Obligations, short-term fixed income securities, equity index futures, exchange traded funds and other similar derivative instruments as deemed appropriate by State Street Bank. The Large Cap Index Equity Fund, in addition to its equity investments, also maintains a position of generally less than 5% in unleveraged S&P 500 stock index futures contracts. The S&P 500 Index represents approximately 75% of the U.S. equity market based on the market capitalization of the companies in the S&P 500 Index. As of December 31, 2008, the largest company in the S&P 500 Index had a market capitalization of approximately $406 billion and the smallest such company had a market capitalization of approximately $480 million. The S&P 500 Index is reconstituted on a periodic basis by the sponsor of the Index. Standard & Poor’s Company, a McGraw-Hill Company, which sponsors the S&P 500

Index, does not sponsor the Large Cap Index Equity Fund, and is not affiliated in any way with the Large Cap Index Equity Fund or with State Street.

The Large Cap Index Equity Fund, in addition to its specified equity investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances.

Investment Guidelines and Restrictions. The Large Cap Index Equity Fund invests primarily in units of common stocks of U.S. companies in the same capitalization weights as they appear in the S&P 500 Index. However, the Large Cap Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. State Street Bank will not cause the Large Cap Index Equity Fund to make an investment if that investment would cause the Large Cap Index Equity Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the Large Cap Index Equity Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The Large Cap Index Equity Fund concentrates in particular industries to the extent the S&P 500 Index concentrates in those industries. The Large Cap Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. By investing in the U.S. equity market, the Large Cap Index Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Large Cap Index Equity Fund will fluctuate, and the holders of Units in the Large Cap Index Equity Fund should be able to tolerate declines, sometimes sudden or substantial, in the value of their investment. The Large Cap Index Equity Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risks of Investment in Derivative Instruments. The Large Cap Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in stable assets or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors.”

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the Large Cap Index Equity Fund from the performance of the S&P 500 Index, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Large Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Large Cap Index Equity Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Large Cap Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Large Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the S&P 500 Index or the manner in which the performance of the S&P 500 Index is calculated.

Portfolio Turnover. Ordinarily, the Large Cap Index Equity Fund will sell securities only to reflect changes in the S&P 500 Index or to accommodate cash flows into or out of the Fund. The Large Cap Index Equity Fund seeks to create a portfolio which substantially replicates the total return of the S&P 500 Index. The Large Cap

Index Equity Fund is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for the Large Cap Index Equity Fund may be lower than those incurred by non-index, actively managed funds.

Investment Advisor. State Street Bank manages the Large Cap Index Equity Fund. For its services, State Street Bank receives a fee payable from the Large Cap Index Equity Fund’s assets at an annual rate of .02% of the total assets of the Large Cap Index Equity Fund. The assets of the Large Cap Index Equity Fund are invested indirectly through the S&P 500 Flagship Non-Lending Fund, which is a collective investment fund maintained by State Street Bank. In the future, State Street may employ other investment advisors for the Large Cap Index Equity Fund, at its discretion and subject to consultation with ABA Retirement Funds.

“S&P 500® Index” is a trademark of The McGraw-Hill Companies, Inc. The Large Cap Index Equity Fund is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the Large Cap Index Equity Fund.

ALL CAP INDEX EQUITY FUND

Investment Objective. The investment objective of the All Cap Index Equity Fund, which prior to the date of this prospectus was named the Index Equity Fund, is to replicate, after taking into account Fund expenses, the total return of the Russell 3000 Index by investing in stocks included in the Russell 3000 Index, with the overall objective of achieving long-term growth of capital. There can be no assurance that the All Cap Index Equity Fund will achieve its investment objective of replicating the total return of the Russell 3000 Index.

Strategy. The All Cap Index Equity Fund invests in all of the common stocks included in the Russell 3000 Index with the possible exception of the companies in the Russell 3000 Index with the smallest capitalization. The Russell 3000 Index represents approximately 98% of the U.S. equity market based on the market capitalization of the companies in the Russell 3000 Index. As of May 30, 2008, the largest company had a market capitalization of approximately $468.98 billion and the smallest company had a market capitalization of approximately $167 million. The Russell 3000 Index is reconstituted on a periodic basis by the sponsor of the Index. Frank Russell & Company, which sponsors the Russell 3000 Index, does not sponsor the All Cap Index Equity Fund, and is not affiliated in any way with the All Cap Index Equity Fund or with State Street.

For the purpose of achieving income, the All Cap Index Equity Fund may lend a portion of its portfolio securities to brokers, dealers and other financial institutions, subject to the limitations and on the terms described in “Information with Respect to the Funds—Loans of Portfolio Securities.”

Investment Guidelines and Restrictions. The All Cap Index Equity Fund invests predominantly in common stocks of U.S. companies. However, the All Cap Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. State Street Bank will not cause the All Cap Index Equity Fund to make an investment if that investment would cause the Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The Fund concentrates in particular industries to the extent the Russell 3000 Index concentrates in those industries. The All Cap Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. By investing in the U.S. equity market, the All Cap Index Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the All Cap Index Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial declines, in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Companies with smaller capitalizations included in the Russell indices may have limited product lines, markets or financial resources, or may be dependent upon a small management group. Therefore, their securities may be subject to more abrupt or erratic market movements than larger, more established companies, both because their securities are typically traded in lower volume and because the issuers are typically subject to a greater degree of changes in their earnings and prospects.

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the All Cap Index Equity Fund from the performance of the Russell 3000 Index, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the All Cap Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the All Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the Russell 3000 Index or the manner in which the performance of the Russell 3000 Index is calculated.

Risks of Securities Lending Undertaken by the All Cap Index Equity Fund. The All Cap Index Equity Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Risks of Investment in Derivative Instruments. The All Cap Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. Ordinarily, an index fund will sell securities only to reflect changes in the index in which it invests or to accommodate cash flows into and out of the Fund. Portfolio turnover of the All Cap Index Equity Fund was 3% for the twelve months ended December 31, 2008 and 6% for the twelve months ended December 31, 2007. This turnover reflects purchases and sales by the Fund of shares of the State Street Bank and Trust Company Russell 3000 Index Securities Lending Fund, the collective investment fund through which the Fund invests, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the State Street Bank and Trust Company Russell 3000 Index Securities Lending Fund was 17.4% for the twelve months ended December 31, 2008 and 24% for the twelve months ended December 31, 2007.

Index funds seek to create a portfolio which substantially replicates the total return of the applicable index. Index funds are not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for index funds may be lower than those incurred by non-index, actively managed funds.

Investment Advisor. State Street Bank manages the All Cap Index Equity Fund through the Fund’s investment in the State Street Bank and Trust Company Russell 3000 Index Securities Lending Fund, a collective investment fund maintained by State Street Bank. State Street Bank receives a fee for its services payable from the All Cap Index Equity Fund’s assets at an annual rate of .05% of the total assets of the All Cap Index Equity Fund. State Street may, in the future at its discretion and subject to consultation with ABA Retirement Funds, employ investment advisors to provide investment advice with respect to the Fund or portions thereof, and may over time invest some portion of the Fund’s assets in a State Street Bank and Trust Company Russell 3000 Index Non-Lending Fund.

Information about the Russell Indices. The criteria used by Frank Russell & Company to determine the initial list of securities eligible for inclusion in the Russell indices is total market capitalization adjusted for large private holdings and cross-ownership. Companies are not selected for inclusion in the Russell indices because they are expected to have superior stock price performance relative to the U.S. stock market in general or other stocks in particular. Frank Russell & Company makes no representation or warranty, implied or express, to any member of the public regarding the advisability of investing in the Russell 3000 Index or the ability of the Russell 3000 Index to track general market performance of large and small capitalization stocks.

“Russell 3000® Index” is a trademark of Frank Russell & Company. The Russell 3000 Index is not sponsored, endorsed, sold or promoted by Frank Russell & Company, nor does Frank Russell & Company guarantee the accuracy and/or completeness of the Russell 3000 Index or any data included therein. Frank Russell & Company makes no warranty, express or implied, as to the results to be obtained by the Fund, owners of the Fund, any person or any entity from the use of the Russell 3000 Index or any data included therein. Frank Russell & Company makes no express or implied warranties and expressly disclaims all such warranties of merchantability or fitness for a particular purpose for use with respect to the Russell 3000 Index or any data included therein.

MID-CAP INDEX EQUITY FUND

Investment Objective. The investment objective of the Mid-Cap Index Equity Fund is to replicate, after taking into account Fund expenses, the total rate of return of the S&P MidCap 400 Index by investing generally in securities included in such Index. There can be no assurance that the Mid-Cap Index Equity Fund will achieve its investment objective of replicating the total return of the S&P MidCap 400 Index.

Strategy. The Mid-Cap Index Equity Fund invests in securities of U.S. companies included in the S&P MidCap 400 Index. The Mid-Cap Index Equity Fund may also hold U.S. Government Obligations, short-term fixed income securities, equity index futures, exchange-traded funds and other similar derivative instruments as deemed appropriate by State Street Bank. The Mid-Cap Index Equity Fund, in addition to its equity investments, also maintains a position of generally less than 5% in unleveraged S&P MidCap 400 stock index futures contracts. The S&P MidCap 400 Index includes 400 companies and as of December 31, 2008, represented approximately 7% of the U.S. equity market based on the market capitalization of the companies in the S&P MidCap 400 Index. As of December 31, 2008, the largest company in the S&P MidCap 400 Index had a market capitalization of approximately $4.68 billion and the smallest such company had a market capitalization of approximately $90 million. The S&P MidCap 400 Index is reconstituted on a periodic basis by the sponsor of the Index. Standard & Poor’s Company, a McGraw-Hill Company, which sponsors the S&P MidCap 400 Index, does not sponsor the Mid-Cap Index Equity Fund, and is not affiliated in any way with the Mid-Cap Index Equity Fund or with State Street.

The Mid-Cap Index Equity Fund, in addition to its specified equity investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances.

Investment Guidelines and Restrictions. The Mid-Cap Index Equity Fund invests primarily in units of common stocks of U.S. companies in the same capitalization weights as they appear in the S&P MidCap 400 Index. However, the Mid-Cap Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. State Street Bank will not cause the Mid-Cap Index Equity Fund to make an investment if that investment would cause the Mid-Cap Index Equity Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the Mid-Cap Index Equity Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The Mid-Cap Index Equity Fund concentrates in particular industries to the extent the S&P MidCap 400 Index concentrates in those industries. The Mid-Cap Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. By investing in the U.S. equity market, the Mid-Cap Index Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Mid-Cap Index Equity Fund will fluctuate, and the holders of Units in the Mid-Cap Index Equity Fund should be able to tolerate declines, sometimes sudden or substantial, in the value of their investment. The Mid-Cap Index Equity Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risk of Investing in Medium-Sized and Smaller Companies. Typically, investments in medium-sized and smaller companies have greater market and financial risk than larger, more diversified companies. These companies are often dependent on one or two products in rapidly changing industries and may be more vulnerable to competition from larger companies with greater resources and to economic conditions that affect their market sectors. Consistent earnings for such companies may not be as likely as they would be for more established companies. These companies may not have adequate resources to react optimally to change or to exploit opportunities. Smaller companies may also be more dependent on access to equity markets to raise capital than larger companies that have a greater ability to support relatively larger debt burdens. The securities of smaller companies may be held primarily by insiders or institutional investors, which may have an impact on their marketability. These securities may be more volatile than the overall market. Relatively new companies and companies that have recently made an initial public offering may be perceived by the market as unproven.

Risks of Investment in Derivative Instruments. The Mid-Cap Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in stable assets or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors.”

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the Mid-Cap Index Equity Fund from the performance of the S&P MidCap 400 Index, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Mid-Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Mid-Cap Index Equity Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Mid-Cap Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Mid-Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the S&P MidCap 400 Index or the manner in which the performance of the S&P MidCap 400 Index is calculated.

Portfolio Turnover. Ordinarily, the Mid-Cap Index Equity Fund will sell securities only to reflect changes in the S&P MidCap 400 Index or to accommodate cash flows into or out of the Fund. The Mid-Cap Index Equity Fund seeks to create a portfolio which substantially replicates the total return of the S&P MidCap 400 Index. The Mid-Cap Index Equity Fund is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for the Mid-Cap Index Equity Fund may be lower than those incurred by non-index, actively managed funds.

Investment Advisor. State Street Bank manages the Mid-Cap Index Equity Fund. For its services, State Street Bank receives a fee payable from the Mid-Cap Index Equity Fund’s assets at an annual rate of .05% of the total assets of the Mid-Cap Index Equity Fund. The assets of the Mid-Cap Index Equity Fund are invested indirectly through the S&P Mid-Cap Index Non-Lending Fund, which is a collective investment fund maintained by State Street Bank. In the future, State Street may employ other investment advisors for the Mid-Cap Index Equity Fund, at its discretion and subject to consultation with ABA Retirement Funds.

“S&P MidCap 400 IndexTM” is a trademark of The McGraw-Hill Companies, Inc. The Mid-Cap Index Equity Fund is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the Mid-Cap Index Equity Fund.

SMALL CAP INDEX EQUITY FUND

Investment Objective. The investment objective of the Small Cap Index Equity Fund is to replicate, after taking into account Fund expenses, the total rate of return of the Russell 2000 Index by investing generally in securities included in such Index. There can be no assurance that the Small Cap Index Equity Fund will achieve its investment objective of replicating the total return of the Russell 2000 Index.

Strategy. The Small Cap Index Equity Fund invests in securities of U.S. companies included in the Russell 2000 Index. The Russell 2000 Index is comprised of the approximately 2,000 companies in the Russell 3000 Index with the smallest market capitalization and represents approximately 10% of the Russell 3000 total market capitalization. The Small Cap Index Equity Fund may also hold U.S. Government Obligations, short-term fixed income securities, equity index futures, exchange-traded funds and other similar derivative instruments as deemed appropriate by State Street Bank. The Small Cap Index Equity Fund, in addition to its equity investments, also maintains a position of generally less than 5% in Russell 2000 Index futures contracts. The Russell 2000 Index is reconstituted on a periodic basis by the sponsor of the Index. The Russell 2000 returns assume reinvestment of all dividends. Frank Russell & Company, which sponsors the Russell 2000 Index, does not sponsor the Small Cap Index Equity Fund, and is not affiliated in any way with the Small Cap Index Equity Fund or with State Street.

The Small Cap Index Equity Fund, in addition to its specified equity investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances.

Investment Guidelines and Restrictions. The Small Cap Index Equity Fund invests primarily in units of common stocks of U.S. companies in the same capitalization weights as they appear in the Russell 2000 Index. However, the Small Cap Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. State Street Bank will not cause the Small Cap Index Equity Fund to make an investment if that investment would cause the Small Cap Index Equity Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the Small Cap Index Equity Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The

Small Cap Index Equity Fund concentrates in particular industries to the extent the Russell 2000 Index concentrates in those industries. The Small Cap Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. By investing in the U.S. equity market, the Small Cap Index Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Small Cap Index Equity Fund will fluctuate, and the holders of Units in the Small Cap Index Equity Fund should be able to tolerate declines, sometimes sudden or substantial, in the value of their investment. The Small Cap Index Equity Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risk of Investing in Small Companies. Most of the Small Cap Index Equity Fund’s investments will be indirectly invested in securities of small companies, which typically have greater market and financial risk than larger, more diversified companies. These companies are often dependent on one or two products in rapidly changing industries and may be more vulnerable to competition from larger companies with greater resources and to economic conditions that affect their market sector. Therefore, consistent earnings for such companies may not be as likely as they would be for more established companies. The smaller companies may not have adequate resources to react optimally to change or to exploit opportunities. Smaller companies may also be more dependent on access to equity markets to raise capital than larger companies that have a greater ability to support relatively larger debt burdens. The securities of small companies may be held primarily by insiders or institutional investors, which may have an impact on their marketability. These securities may be more volatile than the overall market. Relatively new companies and companies that have recently made an initial public offering may be perceived by the market as unproven. The Small Cap Index Equity Fund’s focus on appreciation potential will result in an emphasis on securities of companies that may pay little or no dividends and reinvest all or a significant portion of their earnings. The low expected dividend level may also contribute to greater than average volatility.

Risks of Investment in Derivative Instruments. The Small Cap Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in stable assets or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors.”

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the Small Cap Index Equity Fund from the performance of the Russell 2000 Index, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Small Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Small Cap Index Equity Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Small Cap Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Small Cap Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the Russell 2000 Index or the manner in which the performance of the Russell 2000 Index is calculated.

Portfolio Turnover. Ordinarily, the Small Cap Index Equity Fund will sell securities only to reflect changes in the Russell 2000 Index or to accommodate cash flows into or out of the Fund. The Small Cap Index Equity Fund seeks to create a portfolio which substantially replicates the total return of the Russell 2000 Index. The

Small Cap Index Equity Fund is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for the Small Cap Index Equity Fund may be lower than those incurred by non-index, actively managed funds.

Investment Advisor. State Street Bank manages the Small Cap Index Equity Fund. For its services, State Street Bank receives a fee payable from the Small Cap Index Equity Fund’s assets at an annual rate of .05% of the total assets of the Small Cap Index Equity Fund. The assets of the Small Cap Index Equity Fund are invested indirectly through the Russell 2000 Index Non-Lending Fund, which is a collective investment fund maintained by State Street Bank. In the future, State Street may employ other investment advisors for the Small Cap Index Equity Fund, at its discretion and subject to consultation with ABA Retirement Funds.

“Russell 2000® Index” is a trademark of Frank Russell & Company. The Russell 2000 Index is not sponsored, endorsed, sold or promoted by Frank Russell & Company, nor does Frank Russell & Company guarantee the accuracy and/or completeness of the Russell 2000 Index or any data included therein. Frank Russell & Company makes no warranty, express or implied, as to the results to be obtained by the Fund, owners of the Fund, any person or any entity from the use of the Russell 2000 Index or any data included therein. Frank Russell & Company makes no express or implied warranties and expressly disclaims all such warranties of merchantability or fitness for a particular purpose for use with respect to the Russell 2000 Index or any data included therein.

INTERNATIONAL INDEX EQUITY FUND

Investment Objective. The investment objective of the International Index Equity Fund is to replicate, after taking into account Fund expenses, the total rate of return of the MSCI ACWI ex-US Index by investing generally in securities included in such Index. There can be no assurance that the International Index Equity Fund will achieve its investment objective of replicating the total return of the MSCI ACWI ex-US Index.

Strategy. The International Index Equity Fund invests in securities of foreign companies included in the MSCI ACWI ex-US Index. The International Index Equity Fund may invest in securities in country or regional collective investment funds maintained by State Street Bank which together are designed to replicate the MSCI ACWI ex-US Index. These country and regional funds seek to replicate their respective sub-indexes by owning securities in approximately the same capitalization weights as they appear in their respective sub-indexes. In markets that contain liquid securities and few foreign ownership restrictions, the International Index Equity Fund seeks to hold every security in its approximate index weight. In emerging markets that impose significant restrictions on non-local investors, the International Index Equity Fund seeks to supplement investment in local securities by holding alternatives such as ADRs, Global Depository Receipts, which we refer to as GDRs, closed-end country funds, and equity swaps. The International Index Equity Fund, in addition to its equity investments, also maintains a position of generally less than 5% in unleveraged futures contracts. The MSCI ACWI ex-US Index consists of approximately 2,000 securities in 47 markets, with securities of emerging markets representing approximately 18% of the index. The MSCI ACWI ex-US Index is reconstituted on a periodic basis by the sponsor of the Index. Morgan Stanley Capital International, which sponsors the MSCI ACWI ex-US Index, does not sponsor the International Index Equity Fund, and is not affiliated in any way with the International Index Equity Fund or with State Street.

The International Index Equity Fund, in addition to its specified equity investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments or other investments as State Street Bank deems appropriate under the circumstances.

Investment Guidelines and Restrictions. The International Index Equity Fund invests primarily in securities of foreign companies in the same capitalization weights as they appear in the MSCI ACWI ex-US Index. However, the International Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. State Street Bank will not cause the International Index Equity Fund to make an investment if that investment would cause the International Index Equity Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the International Index Equity Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The International Index Equity Fund concentrates in particular industries to the extent the MSCI ACWI ex-US Index concentrates in those industries. The International Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. The International Index Equity Fund’s Unit price can fall because of weakness in one or more of its primary equity markets, a particular industry, or specific holdings. Equity markets can decline for many reasons, including adverse political or economic developments, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, the investment assessment of companies held in the International Index Equity Fund may prove incorrect, resulting in losses or poor performance even in rising markets.

Currency Risk. Currency risk refers to a decline in the value of a foreign currency versus the value of the U.S. dollar, which reduces the U.S. dollar value of securities denominated in that currency. The overall impact on the International Index Equity Fund’s holdings can be significant, unpredictable and long-lasting, depending on the currencies represented in the International Index Equity Fund’s portfolio and how each one appreciates or depreciates in relation to the U.S. dollar and whether currency positions are hedged. Under normal conditions, the International Index Equity Fund will not engage in foreign currency hedging programs other than in connection with settlements of purchases or sales of securities for the Fund. Exchange rate movements are unpredictable and it is not possible to effectively hedge the currency risks of many developing countries.

Political and Economic Factors. The economic and political structures of developing nations, in most cases, do not compare favorably with the United States or other developed countries in terms of wealth and stability and their financial markets often lack liquidity. Therefore, investments in these emerging countries are riskier, and may be subject to erratic and abrupt price movements. Even investments in countries with highly developed economies are subject to risk. For example, prices of Japanese stocks suffered a steep decline during much of the 1990s. Moreover, while some countries have made progress in economic growth, liberalization, fiscal discipline and political and social stability, there is no assurance these trends will continue. Investment in these markets is, therefore, significantly riskier than investment in other markets.

The economies of some of the countries in which the International Index Equity Fund may invest may rely heavily on particular industries and be more vulnerable to the ebb and flow of international trade, trade barriers and other protectionist or retaliatory measures. Some countries have legacies of hyperinflation and currency devaluations versus the U.S. dollar, particularly Russia, many Latin American nations and several Asian countries. Investments in countries that have recently begun moving away from central planning and state-owned industries toward free markets should be regarded as speculative.

Some of the countries in which the International Index Equity Fund may invest have histories of instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment. Governmental actions such as capital or currency controls, nationalization of an industry or company, expropriation of assets, or imposition of high taxes could have an adverse effect on security prices and impair the International Index Equity Fund’s ability to repatriate capital or income. Significant external risks currently affect some emerging countries. Governments in many emerging market countries participate to a significant degree in the countries’ economies and securities markets.

Other Risks of Foreign Investing. Some of the countries in which the International Index Equity Fund may invest lack uniform accounting, auditing and financial reporting standards, have less governmental supervision of financial markets than in the United States, do not honor legal rights enjoyed in the United States and have settlement practices which may subject the International Index Equity Fund to risks of loss not customary in U.S. markets. In addition, securities markets in some countries have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than experienced in the United States.

Pricing. The underlying portfolio securities may be listed on foreign exchanges that are open on days (such as Saturdays or U.S. legal holidays) when the International Index Equity Fund does not compute its prices. As a result, the International Index Equity Fund’s net asset value may be significantly affected by trading on days when transactions in Units of the International Index Equity Fund do not occur.

Investing in International Stocks. Like U.S. stock investments, common stocks of foreign companies offer investors a way to build capital over time. Nevertheless, the long-term rise of foreign stock prices as a group has been punctuated by periodic declines. Share prices of all companies, even the best managed and most profitable, whether U.S. or foreign, are subject to market risk, which means they can fluctuate widely. The volatility of emerging markets may be heightened by actions of a few major investors. For example, substantial increases or decreases in cash flows of mutual funds investing in these markets could significantly affect stock prices and, therefore, the Fund’s Unit price. For this reason, investors in foreign stocks should have a long-term investment horizon and be willing to wait out declining markets. The International Index Equity Fund should not be relied upon as a complete investment program or used as a means to speculate on short-term swings in the stock or foreign exchange markets.

The values of foreign fixed income securities fluctuate in response to changes in U.S. and foreign interest rates. Income received by the International Index Equity Fund from sources within foreign countries may also be reduced by withholding and other taxes imposed by those countries, although tax conventions between some countries and the United States may reduce or eliminate these taxes. Any taxes paid by the International Index Equity Fund will reduce the net income earned by the International Index Equity Fund. State Street Bank will consider available yields, net of any required taxes, in selecting foreign dividend paying securities.

In addition, short-term movements in currency exchange rates could adversely impact the availability of funds to pay for redemptions of Units of the International Index Equity Fund. For example, if the exchange rate for a currency declines after a security has been sold to provide funds for a redemption from the International Index Equity Fund but before those funds are translated into U.S. dollars, it could be necessary to liquidate additional portfolio securities in order to finance the redemption.

Risks of Investment in Derivative Instruments. The International Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Restriction on Transfer into Fund. The International Index Equity Fund restricts a participant’s ability to make more than one transfer into the International Index Equity Fund within any 45 calendar day period. See “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

Tracking Error Risk and Risks Associated with Index Investing. Deviation of the performance of the International Index Equity Fund from the performance of the MSCI ACWI ex-US Index, known as “tracking error”, can result from various factors, including purchases and redemptions of Units of the International Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the International Index Equity Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the International Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the

International Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the MSCI ACWI ex-US Index or the manner in which the performance of the MSCI ACWI ex-US Index is calculated.

Portfolio Turnover. Ordinarily, the International Index Equity Fund will sell securities only to reflect changes in the MSCI ACWI ex-US Index or to accommodate cash flows into or out of the Fund. The International Index Equity Fund seeks to create a portfolio which substantially replicates the total return of the MSCI ACWI ex-US Index. The International Index Equity Fund is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for the International Index Equity Fund may be lower than those incurred by non-index, actively managed funds.

Investment Advisor. State Street Bank manages the International Index Equity Fund. For its services, State Street Bank receives a fee payable from the International Index Equity Fund’s assets at an annual rate of .10% of the total assets of the International Index Equity Fund. The assets of the International Index Equity Fund are invested indirectly through the Daily MSCI ACWI Ex-US Index Non-Lending Fund, which is a collective investment fund maintained by State Street Bank. In the future, State Street may employ other investment advisors for the International Index Equity Fund, at its discretion and subject to consultation with ABA Retirement Funds.

Transfer Restrictions. The International Index Equity Fund maintains a transfer policy that restricts a Participant’s ability to make more than one transfer into the International Index Equity Fund within any 45 calendar-day period. There is no restriction on a Participant’s ability to make transfers out of the Fund. State Street has adopted this policy for the International Index Equity Fund to prevent disruptions to the International Index Equity Fund that could potentially affect the investment performance of the International Index Equity Fund. For more information regarding this policy, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

“MSCI ACWI Ex-US IndexSM” is a trademark of Morgan Stanley Capital International (“MSCI”). The financial products described herein are indexed to an MSCI index. The financial products referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial products or any index on which such financial products are based.

REAL ASSET RETURN FUND

Investment Objective. Effective with its initial offering as an investment option as of the date of this prospectus, the investment objective of the Real Asset Return Fund is to provide capital appreciation in excess of inflation as measured by the All Items Less Food and Energy Consumer Price Index for All Urban Consumers for the U.S. City Average, 1982-84 = 100, which we refer to as the Core Consumer Price Index or Core CPI (which excludes food and energy). There can be no assurance that the Real Asset Return Fund will achieve its investment objective.

Strategy. The Fund invests in a diversified portfolio of primarily Treasury Inflation Protected Securities, which we refer to as U.S. TIPS, commodity futures and real estate investment trusts, which we refer to as REITs, with the objective of achieving a total return in excess of inflation as measured by the Core CPI (which excludes food and energy).

Exposure to asset classes is obtained by investing indirectly in various index or other collective investment funds maintained by State Street Bank. These funds include the following collective investment funds maintained by State Street Bank:

•	State Street Bank and Trust Company REIT Index Non-Lending Series Fund, which we refer to as the REIT Index Fund;

•	State Street Bank and Trust Company Treasury Inflation Protected Securities Index Non-Lending Series Fund, which we refer to as the TIPS NL Fund; and

•	State Street Bank and Trust Company Dow Jones AIG Commodities Index Non-Lending Series Fund, which we refer to as Commodity Index NL Fund.

The REIT Index Fund seeks to match the returns and characteristics of the Dow Jones Wilshire REIT Index. The fund seeks to match the return of the index by investing in a portfolio that holds the same securities as the index.

The Dow Jones Wilshire REIT IndexSM is calculated and distributed by Dow Jones Indexes pursuant to an agreement between Dow Jones & Company, Inc. and Wilshire Associates Incorporated. Dow Jones and Wilshire are the respective service marks of Dow Jones and Wilshire Associates. The Dow Jones Wilshire IndexesSM are calculated and distributed by Dow Jones Indexes pursuant to an agreement between Dow Jones & Company, Inc. and Wilshire Associates Incorporated. Dow Jones and Wilshire are the respective service marks of Dow Jones and Wilshire Associates and have been licensed for use by State Street Bank. State Street’s REIT Index Fund based on the Dow Jones Wilshire Indexes, is not sponsored, endorsed, sold, or promoted by Dow Jones or Wilshire and neither makes any representation regarding the advisability of investing in the Real Asset Return Fund. Inclusion of a company in the Dow Jones Wilshire Indexes does not in any way reflect an opinion of Dow Jones or Wilshire on the investment merits of the product.

The TIPS NL Fund seeks to match the total rate of return of the Barclays Capital U.S. Aggregate Bond Index by investing in a portfolio of U.S. Treasury inflation protected securities. It is managed duration neutral to the Barclays Capital U.S. Aggregate Bond Index at all times. Overall sector and security weightings are also managed to match the Barclays Capital U.S. Aggregate Bond Index.

Barclays Capital and Barclays Bank PLC, which sponsor the Barclays U.S. TIPS Index, do not sponsor the Real Asset Return Fund, and are not affiliated in any way with the Real Asset Return Fund or with State Street. The Barclays U.S. TIPS Index was formerly known as the Lehman Brothers U.S. TIPS Index. The “Barclays U.S. TIPS Index” is a trademark of Barclays Capital, a division of Barclays Bank, PLC.

The Commodity Index NL Fund seeks to match the returns and characteristics of the Dow Jones AIG Commodity Index, which is composed of future contracts on physical commodities. The Commodity Index NL Fund provides daily, low-cost access to the returns of the commodities futures market by investing in a combination of Dow Jones AIG Commodity futures contracts, individual commodity futures, and total return swaps.

“AIG”, “Dow Jones-AIG Commodity IndexSM” and “DJ-AIGCISM” are service marks of Dow Jones & Company, Inc. and American International Group, Inc. (American International Group), as the case may be, and have been licensed for use for certain purposes by State Street Global Advisors (SSgA). SSgA’s Enhanced Dow Jones-AIG Commodities Index Strategy based on the Dow Jones-AIG Commodity Index is not sponsored, endorsed, sold or promoted by Dow Jones, AIG International Inc. (AIGI), American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIGI, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIGI, American International Group, or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in such product(s).

These collective investment funds, in addition to their specified investments, may also engage in transactions in derivatives, including, but not limited to, futures, swaps, options and other derivative instruments (including but not limited to equity index futures, foreign currency forwards and other similar derivatives) or other investments as State Street Bank deems appropriate under the circumstances.

Assets in the Real Asset Return Fund are expected to be initially allocated as follows:

REIT Index Fund	10% to 40%
TIPS NL Fund	20% to 60%
Commodity Index NL Fund	10% to 40%
Cash	0% to 20%

Allocations of the funds underlying the Real Asset Return Fund are readjusted by State Street on a regular basis to maintain the appropriate asset mix given State Street’s forecasts for inflation and long-term asset class forecasts for return and risk, taking into account various macro-economic factors affecting the long-term outlook for capital markets.

Investment Guidelines and Restrictions. The Real Asset Return Fund invests in varying degrees, as described above, in U.S. TIPS, commodity futures and REITs. However, the Real Asset Return Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for investor redemptions.

Risk Factors. Risks of Investing in REITs. REITs in the REIT Index Fund tend to be medium-size and small companies. Like small-capitalization stocks in general, REIT stocks can be more volatile than—and at times will perform differently from—the large capitalization stocks such as those found in the S&P 500 Index. In addition, because small-capitalization stocks are typically less liquid than large capitalization stocks, REIT stocks may sometimes experience greater share-price fluctuations than the stocks of larger companies. Because the REIT Index Fund invests in equity REITs, the Real Asset Return Fund is also subject to all the risks associated with the ownership of real estate. These risks include: declines in the value of real estate, adverse changes in the economic conditions applicable to real estate, risks related to general and local economic conditions, over-building and increased competition, increases in property taxes and operating expenses, changes in zoning laws, casualty or condemnation losses, limitations on rents, changes in neighborhood values, the appeal of properties to tenants, leveraging of interests in real estate, increases in prevailing interest rates and costs resulting from clean-up of environmental problems or liability to third parties for damages arising from environmental problems. In addition, equity REITs may be affected by changes in the value of the underlying property owned by them, are dependent upon management skill, may not be diversified and can be subject to the risk of investing in a single or a limited number of projects. Such REITs also are very dependent on the availability of significant cash flow, defaults by borrowers, self liquidation and the possibility of failing to qualify for special tax treatment under Subchapter M of the Internal Revenue Code and to maintain an exemption under the Investment Company Act of 1940. Finally, certain REITs may be self-liquidating in that a specific term of existence is provided for in the trust document. Such REITs run the risk of liquidating at an economically inopportune time.

Risks of U.S. TIPS. The Real Asset Return Fund is also subject to interest rate risk to the extent invested in U.S. TIPS. Generally, when interest rates rise, the value of inflation-indexed securities will fall, although not necessarily as significantly as other longer-term bonds. U.S. TIPS are also subject to deflation risk. Deflation risk is the possibility that prices throughout the economy decline over time–the opposite of inflation. If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses. The greatest risk for the Real Asset Return Fund to the extent invested in U.S. TIPS, occurs when interest rates rise and inflation declines.

Risks Associated with Commodity Investments. The Real Asset Return Fund, to the extent invested in commodities, commodity futures or related instruments, are subject to special investment risks. Investments in commodity-linked derivative instruments may subject the investor to greater volatility than investments in traditional securities. The value of these instruments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments. Commodity prices fluctuate for myriad reasons, including changes in market and economic conditions, the impact of weather on demand, levels of domestic production and imported commodities, energy conservation, domestic and foreign governmental regulation and taxation and the availability of local, intrastate and interstate transportation systems. Volatility of commodity prices, which may lead to a reduction in production or supply, may also negatively impact the performance of companies in natural resources industries that are solely involved in the transportation, processing, storing, distribution or marketing of commodities. Volatility of commodity prices may also make it more difficult for companies in natural resources industries to raise capital to the extent the market perceives that their performance may be directly or indirectly tied to commodity prices. In addition, the regulation of commodities is extensive and variable, and regulatory or political events could have an adverse effect on the performance of commodity-linked investments. Furthermore, the restrictions on “insider trading” are not generally applicable to the commodities markets. Consequently, the Real Asset Return Fund may be trading at a material disadvantage to other market participants with better market access or information sources.

Counterparty Risks. Many of the protections afforded to participants on some organized exchanges, such as the performance guarantee of an exchange clearing house, are not available in connection with over-the-counter, or OTC, derivatives transactions. Therefore, in those instances in which the Real Asset Return Fund enters into OTC derivatives transactions, the Fund will be subject to the risk that its direct counterparty will not perform its obligations under the transactions and that the Fund will sustain losses and be less likely to achieve its investment objective.

Risks Related to Investment in Derivatives. The Real Asset Return Fund may use futures, forwards, warrants, options, swaps and other derivative instruments to hedge or protect the Fund from adverse movements in underlying securities prices and interest rates or as an investment strategy to help attain the Fund’s investment objective. The Real Asset Return Fund may also use a variety of currency hedging techniques, including foreign currency contracts, to attempt to hedge exchange rate risk or to gain exposure to a particular currency. The Fund’s use of derivatives could reduce returns, may not be liquid and may not correlate precisely to the underlying securities or index. Derivative securities are subject to market risk, which could be significant for those derivatives that have a leveraging effect that could increase the volatility of the Fund and may reduce returns for the Fund. Derivatives are also subject to the risk of material and prolonged deviations between the theoretical and realizable value of a derivative (e.g., due to non-conformance to anticipated or historical correlation patterns). Derivatives are also subject to credit risks related to the counterparty’s ability to perform, and any deterioration in the counterparty’s creditworthiness could adversely affect the instrument. A risk of using derivatives for hedging purposes is that the an advisor might imperfectly judge the market’s direction, which could render a hedging strategy ineffective or have an adverse effect on the value of the derivative. Furthermore, in privately negotiated transactions the risk of the negotiated price deviating materially from fair value is substantial, particularly when there is no active market available from which to derive benchmark prices. Many derivatives are valued on the basis of dealers’ pricing of these instruments. However, the price at which dealers value a particular derivative should the Real Asset Return Fund wish or be forced to sell such position may be materially different.

There has been substantial disruption in the derivatives markets related to the recent bankruptcies of major financial institutions and market participants and uncertainty relating to the government bailout of certain market participants as well as uncertainty relating to various government interventions. Such disruption and uncertainty can cause substantial losses to the Fund if its derivatives transactions are prematurely terminated, especially due to default when payment may be delayed or completely lost.

Risk of Reliance on Industry Research. The Real Asset Return Fund is dependent to a significant extent on information and data obtained from a wide variety of sources, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies to assess the credit quality of securities in which it proposes to invest, and other materials prepared by others. There may be limitations on the quality of such information, data, publications, research and ratings, and the Real Asset Return Fund’s Investment Advisor generally does not independently verify any of the same. There is a risk of loss associated with securities even if initially perceived by the investment community as of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments that are often highly complex.

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in stable assets or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors.”

Tracking Error Risk. Deviation of the performance of the Real Asset Return Fund from the performance of its related composite benchmark or the respective benchmarks for the underlying collective investment funds of State Street Bank in which it invests, known as “tracking error”, can result from various factors, including purchases and redemptions of Units of the Real Asset Return Fund or the Fund’s underlying collective investment funds, as well as from the fees and expenses borne by the Real Asset Return Fund or such underlying funds. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Real Asset Return Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Real Asset Return Fund or the Fund’s underlying collective investment funds, changes made in the securities included in the indices underlying the benchmarks or the manner in which the performance of the indices is calculated.

Portfolio Turnover. Ordinarily, an index fund, such as those in which the Real Asset Return Fund invests its assets, will sell securities only to reflect changes in the index in which it invests or to accommodate cash flows into or out of the fund. Index funds seek to create a portfolio which substantially replicates the total return of the applicable index. Index funds are not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for index funds may be lower than those incurred by non-index, actively managed funds.

Investment Advisor. The Fund utilizes a passive approach whereby the Fund’s assets are allocated to one or more index funds, in percentages determined at the discretion of State Street, subject to consultation with Northern Trust. Income and gains attributable to the assets allocated to each index fund remain allocated to that portion unless and until re-allocated by State Street, and any differences in relative investment performance of the index funds can change the percentage of total assets of the Fund comprising each portion. State Street allocates contributions and transfers to, and withdrawals and transfers from, the Real Asset Return Fund between the index funds of the Fund in a manner intended to achieve the targeted allocations of the Fund’s assets.

State Street Bank manages the indexed portion of the Fund’s assets through the Fund’s investment in the State Street Bank and Trust Company REIT Index Non-Lending Series Fund, State Street Bank and Trust Company Treasury Inflation Protected Securities Index Non-Lending Series Fund and State Street Bank and Trust Company Dow Jones AIG Commodities Index Non-Lending Series Fund, all of which are collective investment funds maintained by State Street Bank. For its services, State Street Bank receives a fee payable from the Real Asset Return Fund’s assets at an annual rate of .10% of the total assets of the Fund. The assets of the Real Asset Return Fund invested through the REIT Index Fund, the TIPS NL Fund and the Commodity Index NL Fund, each of which is a collective investment fund maintained by State Street Bank under the State Street Bank and Trust Company Investment Funds for Tax Exempt Retirement Plans. In the future State Street may employ other investment advisors for the Real Asset Return Fund at its discretion and subject to consultation with Northern Trust.

RETIREMENT DATE FUNDS

Investment Objective. The Retirement Date Funds provide a series of balanced investment funds each of which is designed by State Street Bank to correspond to a particular time horizon to retirement. The five Retirement Date Funds, designated as the Lifetime Income Retirement Date Fund, 2010 Retirement Date Fund, 2020 Retirement Date Fund, 2030 Retirement Date Fund and 2040 Retirement Date Fund, respectively, offer five separate “target retirement date” strategies, each with a distinct asset mix. With the exception of the Lifetime Income Retirement Date Fund, which is designed for those currently retired, each Retirement Date Fund’s asset mix will, over time, become progressively more conservative as the specified target retirement date draws nearer. The Retirement Date Funds utilize a broad range of asset classes and an annual rebalancing process to provide diversification of returns and risks consistent with the stated time horizon to retirement. Investment in each such asset class is obtained by investing in index strategies or other pooled strategies designed for low tracking error.

Each Retirement Date Fund has a different initial investment strategy representing different risk and reward characteristics that reflect the remaining time horizon to the most conservative investment mix. The longer the time horizon to the year in which a Retirement Date Fund will reach its most conservative investment mix, the greater is the Retirement Date Fund’s initial risk and potential reward profile. As now constituted, each Retirement Date Fund will reach its most conservative investment mix five years after the target retirement date. The target retirement date for each Retirement Date Fund, other than the Lifetime Income Retirement Date Fund, is the year specified in the Retirement Date Fund’s name.

The Lifetime Income Retirement Date Fund seeks to avoid significant loss of principal for investors who have reached or are beyond their retirement date and is comprised primarily of bonds and shorter-term high-quality debt instruments to provide stability and income. The 2010 Retirement Date Fund currently seeks to provide a blend of capital appreciation and stability of principal for participants planning to retire in or around the year 2010. The 2020 Retirement Date Fund currently seeks to provide long-term capital appreciation and more limited stability of principal for participants planning to retire in or around the year 2020. The 2030 Retirement Date Fund currently seeks to provide long-term capital appreciation for participants planning to retire in or around the year 2030 and is comprised mainly of stocks for higher growth potential. The 2040 Retirement Date Fund currently seeks to provide long-term capital appreciation for participants planning to retire in or around the year 2040 and is comprised mainly of stocks for maximum growth potential. There can be no assurance that any Retirement Date Fund will achieve its investment objective.

Effective May 1, 2007, the Retirement Date Funds implemented a number of changes, including (i) a deferral of the year in which each Retirement Date Fund (other than the Lifetime Income Retirement Date Fund) will reach its most conservative investment mix until five years after the target retirement date, and (ii) changes in certain of the asset classes to which the Retirement Date Funds maintain exposure and the weightings of exposures to asset classes at various time horizons to most conservative investment mix. For instance, aggregate exposure to equity asset classes generally increased at any given time horizon.

Strategy. The Retirement Date Funds generally seek to replicate the total return of respective composite benchmarks, in percentages determined from time to time with respect to each Retirement Date Fund. Since May 1, 2007, the composite benchmarks for the Retirement Date Funds have included the Ryan Labs Three Year GIC Index, the Barclays Capital U.S. Aggregate Bond Index (f/k/a the Lehman Brothers Aggregate Bond Index), the Barclays Capital U.S. Long Government Bond Index (f/k/a the Lehman Brothers Long U.S. Government Bond Index), the Barclays Capital U.S. Treasury Inflation Protected Securities, which we refer to as U.S. TIPS, Index (f/k/a the Lehman Brothers U.S. Treasury Inflation Protected Securities (TIPS) Index), Standard & Poor’s 500® Index, Standard & Poor’s MidCap® Index, Russell 2000® Index and MSCI ACWI ex-US Index. The Retirement Date Funds also seek to maintain a level of volatility (measured as standard deviation of returns) that approximates that of their respective composite benchmarks.

Exposure to equity and fixed income asset classes is obtained by investing indirectly in various index or other collective investment funds maintained by State Street Bank. These funds include, in the case of some or all of the Retirement Date Funds and in varying allocations, the following collective investment funds maintained by State Street Bank:

•	S&P 500 Flagship Securities Lending Fund, which we refer to as the S&P 500 Index Fund;

•	Daily MSCI ACWI Ex-US Index Securities Lending Fund, which we refer to as the MSCI ACWI ex-US Index Fund;

•	S&P Mid-Cap Index Securities Lending Fund, which we refer to as S&P MidCap Index Fund;

•	Russell 2000 Index Securities Lending Fund, which we refer to as Russell 2000 Index Fund;

•	Long U.S. Government Index Securities Lending Fund, which we refer to as Long Government Bond Fund;

•	Passive Bond Market Index Securities Lending Fund, which we refer to as Bond Market Index Fund;

•	U.S. Treasury Inflation Protected Securities Fund, which we refer to as TIPS Fund; and

•	Principal Accumulation Return Fund, which we refer to as Principal Accumulation Fund.

These collective investment funds, in addition to their specified equity, fixed income and/or cash-equivalent investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances. For the purpose of achieving income, each of these collective investment funds that includes the words “Lending Fund” in its name may lend a portion of its portfolio securities to brokers, dealers and other financial institutions, subject to the same limitations, and on the same terms, as are applicable to securities lending by the Funds as described in “Information with Respect to the Funds—Loans of Portfolio Securities.”

The Lifetime Income Retirement Date Fund invests in a combination of U.S. stocks, non-U.S. stocks, bonds and stable value or cash-equivalent investments, and allocates its assets among these investments according to a fixed strategic asset allocation strategy. The Lifetime Income Retirement Date Fund is the most conservative strategy within the Retirement Date Funds. The Lifetime Income Retirement Date Fund is designed for investors who are past retirement age or otherwise are past initial withdrawal of substantial portions of their investments. Funds in the Lifetime Income Retirement Date Fund are allocated in 2009 as follows:

Equity		35.0%
S&P 500 Index Fund	26.0%
MSCI ACWI ex-US Index Fund	4.0
S&P MidCap Index Fund	3.0
Russell 2000 Index Fund	2.0

Fixed Income		65.0%
Bond Market Index Fund	25.0%
TIPS Fund	20.0
Principal Accumulation Fund	20.0

The 2010 Retirement Date Fund invests in a combination of U.S. stocks, non-U.S. stocks, bonds and stable value or cash-equivalent investments, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as annually, the 2010 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2015, the year that is five years after the 2010 target retirement date. Over time, the stock allocation decreases and the bond and stable value allocations increase. By the year 2015, the 2010 Retirement Date Fund will be (and will remain) invested in its most conservative mix of stable value, bond and stock investments, comparable to that of the Lifetime Income Retirement Date Fund.

Funds in the 2010 Retirement Date Fund are allocated in 2009 as follows:

Equity		50.0%
S&P 500 Index Fund	34.0%
MSCI ACWI ex-US Index Fund	9.0
S&P MidCap Index Fund	4.2
Russell 2000 Index Fund	2.8

Fixed Income		50.0%
Long Government Bond Fund	20.0%
Bond Market Index Fund	20.0
TIPS Fund	10.0
Principal Accumulation Fund	0.0

The 2020 Retirement Date Fund invests in a combination of U.S. stocks, non-U.S. stocks and bonds, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as annually, the 2020 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2025, the year that is five years after the 2020 target retirement date. Over time, the stock allocation decreases and bond and stable value allocations increase. By the year 2025, the 2020 Retirement Date Fund will be (and will remain) invested in its most conservative mix of stable value, bond and stock investments, comparable to that of the Lifetime Income Retirement Date Fund.

Funds in the 2020 Retirement Date Fund are allocated in 2009 as follows:

Equity		71.0%
S&P 500 Index Fund	42.0%
MSCI ACWI ex-US Index Fund	17.0
S&P MidCap Index Fund	6.6
Russell 2000 Index Fund	5.4

Fixed Income		29.0%
Long Government Bond Fund	20.0%
Bond Market Index Fund	6.0
TIPS Fund	3.0
Principal Accumulation Fund	0.0

The 2030 Retirement Date Fund invests in a combination of U.S. stocks, non-U.S. stocks and bonds, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as annually, the 2030 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2035, the year that is five years after the 2030 target retirement date. Over time, the stock allocation decreases and the bond and stable value allocations increase. By the year 2035, the 2030 Retirement Date Fund will be (and will remain) invested in its most conservative mix of stable value, bond and stock investments, comparable to that of the Lifetime Income Retirement Date Fund.

Funds in the 2030 Retirement Date Fund are allocated in 2009 as follows:

Equity		84.0%
S&P 500 Index Fund	45.0%
MSCI ACWI ex-US Index Fund	22.0
S&P MidCap Index Fund	8.5
Russell 2000 Index Fund	8.5

Fixed Income		16.0%
Long Government Bond Fund	16.0%
Bond Market Index Fund	0.0
TIPS Fund	0.0
Principal Accumulation Fund	0.0

The 2040 Retirement Date Fund invests in a combination of U.S. stocks, non-U.S. stocks and bonds, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as annually, the 2040 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2045, the year that is five years after the 2040 target retirement date. Over time, the stock allocation decreases and the bond and stable value allocations increase. By the year 2045, the 2040 Retirement Date Fund will be (and will remain) invested in its most conservative mix of stable value, bond and stock investments, comparable to that of the Lifetime Income Retirement Date Fund.

Funds in the 2040 Retirement Date Fund are allocated in 2009 as follows:

Equity		90.0%
S&P 500 Index Fund	45.0%
MSCI ACWI ex-US Index Fund	25.0
S&P MidCap Index Fund	10.0
Russell 2000 Index Fund	10.0

Fixed Income		10.0%
Long Government Bond Fund	10.0%
Bond Market Index Fund	0.0
TIPS Fund	0.0
Principal Accumulation Fund	0.0

Allocations of the funds underlying the Retirement Date Funds are readjusted by State Street Bank on a quarterly basis to maintain the desired percentage allocations.

Each of the Retirement Date Funds is designed to minimize volatility for a given level of expected return. The mix of asset classes is evaluated based on long-term asset class forecasts for return and risk, as determined by State Street, subject to consultation with Northern Trust, and takes into account various macro-economic factors affecting the long-term outlook for the capital markets. While each portfolio’s asset allocation generally changes according to a predetermined schedule, State Street Bank will periodically re-evaluate this schedule to assess whether it remains consistent with the portfolio’s objective given any secular changes to the capital market environment.

Investment Guidelines and Restrictions. The Retirement Date Funds invest in varying degrees, as described above, in U.S. stocks, non-U.S. stocks, bonds and stable value investments. However, each Retirement Date Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for investor redemptions. State Street Bank will not cause a Retirement Date Fund to make an investment if that investment would cause that Retirement Date Fund to purchase warrants or make any other investment that is inconsistent with the investment prohibitions applicable to the Funds described under “Information with Respect to the Funds—Investment Prohibitions,” except that the prohibition with respect to short sales will not apply to the Retirement Date Funds to the extent that they may hold short positions in debt securities to reduce exposure to interest rate movements. The Retirement Date Funds will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. To the extent invested in the equity markets, the Retirement Date Funds are subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. In addition, investments in non-U.S. securities, including emerging markets equities, and in small capitalization and mid-capitalization equity securities, involve special risks. For risk factors associated with investing in these securities, see “International All Cap Equity Fund—Risk Factors” and “Small-Mid Cap Equity Fund—Risk Factors.” The Unit prices of the Retirement Date Funds to the extent so invested in the equity markets will fluctuate, and the holders of Units in the Retirement Date Funds should be able to tolerate changes, sometimes sudden or substantial, in the value of their investment.

Interest Rate Risk Applicable to Investment in Fixed-Income Securities. The Retirement Date Funds, to the extent invested in longer-term fixed-income securities, are subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Retirement Date Funds. A change in the level of interest rates will tend to cause the net asset value per Unit of the Retirement Date Fund to change. If such interest rate changes are sustained over time, the yield of the Retirement Date Funds will fluctuate accordingly.

Risks of U.S. TIPS. The Retirement Date Funds are also subject to interest rate risk to the extent invested in U.S. TIPS. Generally, when interest rates rise, the value of inflation-indexed securities will fall, although not necessarily as significantly as other longer-term bonds. U.S. TIPS are also subject to deflation risk. Deflation risk is the possibility that prices throughout the economy decline over time—the opposite of inflation. If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses. The greatest risk for Retirement Date Funds investing in U.S. TIPS occurs when interest rates rise and inflation declines.

Credit Risk Applicable to Investment in Fixed-Income Securities. Fixed-income securities, including corporate bonds, also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. However, to the extent the Retirement Date Funds invest in securities with medium or lower credit qualities, they are subject to a higher level of credit risk than investments that invest only in investment-grade securities. In addition, the credit quality of noninvestment-grade securities is considered speculative by recognized ratings agencies with respect to the issuer’s continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than higher-grade securities. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess lower levels of protection with respect to timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

Risk of Reliance on Industry Research. The Retirement Date Funds are dependent to a significant extent on information and data obtained from a wide variety of sources, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies to assess the credit quality of securities in which it proposes to invest, and other materials prepared by others. There may be limitations on the quality of such information, data, publications, research and ratings, and the Retirement Date Funds’ Investment Advisor generally does not independently verify any of the same. For instance, certain asset-backed securities such as sub-prime CMOs and securities backed by bond insurance that initially received relatively high credit ratings were, in connection with the credit markets turbulence that began in 2007, subsequently significantly downgraded as the investment community came to realize that there were previously unanticipated risks associated with such securities. There is a risk of loss associated with securities even if initially perceived by the investment community as of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments that are often highly complex.

Risks of Emerging Markets Equity Investing. To the extent invested in emerging markets equity securities, the Retirement Date Funds will be subject to the special risks associated with investing in these securities. See “International All Cap Equity Fund—Risk Factors.”

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in stable assets or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors.”

Tracking Error Risk. Deviation of the performance of a Retirement Date Fund from the performance of its related composite benchmark, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Retirement Date Fund or the Retirement Date Fund’s underlying collective investment funds, as well as from the fees and expenses borne by the Retirement Date Fund or such underlying funds. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Retirement Date Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Retirement Date Fund or the Retirement Date Fund’s underlying collective investment funds, changes made in the securities included in the indices underlying the benchmarks or the manner in which the performance of the indices is calculated.

Risks of Securities Lending Undertaken by the Retirement Date Funds. The Retirement Date Funds are subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Traditional Investment Contracts and Synthetic GICs. To the extent the Retirement Date Funds invest in Traditional Investment Contracts and Synthetic GICs, the Retirement Date Funds will be subject to the risks associated with investing in these arrangements. See “Stable Asset Return Fund—Risk Factors.”

Valuation of Units. The Unit value for each Retirement Date Fund is the value of all assets of the Retirement Date Fund, less all liabilities of the Retirement Date Fund, divided by the number of outstanding Units of the Retirement Date Fund prior to adjustment for any contributions, transfers or withdrawals with respect to the Retirement Date Fund. A recorded message providing per Unit values for the Retirement Date Funds as of the close of business on the previous Business Day is available at (800) 826-8905. For the reasons set forth in “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending,” State Street Bank currently determines the value of Units of each Retirement Date Fund consistent with its utilization of the amortized cost price of $1.00 per unit for purchases and sales of interests in its cash collateral funds described therein notwithstanding that the mark-to-market values of the Retirement Date Funds’ interests in such cash collateral funds are less than $1.00 and may be less than $1.00 in the future.

Liquidity and Transfers. Transfers to or withdrawals from any of the Retirement Date Funds may be made on any Business Day prior to 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). For additional information relating to transfers to and withdrawals from the investment options, and special restrictions on transfers in some cases, see “Transfers Among Investment Options and Withdrawals.”

Portfolio Turnover. Ordinarily, an index fund, such as those in which the Retirement Date Funds invest a substantial portion of their assets, will sell securities only to reflect changes in the index in which it invests or to accommodate cash flows into or out of the fund. Index funds seek to create a portfolio which substantially replicates the total return of the applicable index. Index funds are not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for index funds may be lower than those incurred by non-index, actively managed funds.

Portfolio turnover of the Retirement Date Funds for the twelve months ended December 31, 2008 was 33% for the Lifetime Income Retirement Date Fund, 27% for the 2010 Retirement Date Fund, 17% for the 2020 Retirement Date Fund, 15% for the 2030 Retirement Date Fund and 14% for the 2040 Retirement Date Fund.

Portfolio turnover of the Retirement Date Funds for the twelve months ended December 31, 2007 was 21% for the Lifetime Income Retirement Date Fund, 18% for the 2010 Retirement Date Fund, 20% for the 2020 Retirement Date Fund, 7% for the 2030 Retirement Date Fund and 14% for the 2040 Retirement Date Fund.

Investment Advisor. State Street Bank manages each of the Retirement Date Funds. For its services, State Street Bank receives a fee payable from each Retirement Date Fund’s assets at an annual rate of 0.10% of the total assets of such Retirement Date Fund. The assets of the Lifetime Income Retirement Date Fund, 2010 Retirement Date Fund, 2020 Retirement Date Fund, 2030 Retirement Date Fund and 2040 Retirement Date Fund are invested through, respectively, the SSgA Target Retirement Income Securities Lending Series Fund, the SSgA Target Retirement 2010 Securities Lending Series Fund, the SSgA Target Retirement 2020 Securities Lending Series Fund, the SSgA Target Retirement 2030 Securities Lending Series Fund and the SSgA Target Retirement 2040 Securities Lending Series Fund, each of which is a collective investment fund maintained by State Street Bank under the State Street Bank and Trust Company Investment Funds for Tax Exempt Retirement Plans. In the future State Street may employ other investment advisors for the Retirement Date Funds, at its discretion and subject to consultation with ABA Retirement Funds, and may over time invest some portion of the assets of each Retirement Date Fund in a corresponding SSgA Target Retirement Date Non-Lending Funds with the same investment objectives as those of the SSgA Securities Lending Funds listed above.

TARGET RISK FUNDS

Investment Objective. The Target Risk Funds provide a series of balanced investment funds each of which is designed to correspond to a particular investment risk level. The three Target Risk Funds, designated as the Conservative Risk Fund, the Moderate Risk Fund and the Aggressive Risk Fund offer three separate strategies, each with a distinct asset mix. The risk profile of each Fund will remain constant over time. The asset mix may change based on changing market conditions. The Target Risk Funds utilize a broad range of asset classes and a quarterly rebalancing process to provide diversification of returns and risks consistent with the Fund’s risk profile. Investment in each such asset class is obtained by investing in index strategies or other pooled strategies designed for low tracking error. Each Target Risk Fund has a different investment strategy representing different risk and reward characteristics.

The Conservative Risk Fund seeks to avoid significant loss of principal and is comprised primarily of bonds and shorter-term high-quality debt instruments to provide stability and income (although such Fund also has a target equity exposure of 29%). The Moderate Risk Fund seeks to provide long-term capital appreciation and more limited stability of principal for participants. The Aggressive Risk Fund seeks to provide long-term capital appreciation for participants and is comprised mainly of stocks for maximum growth potential. There can be no assurance that any Target Risk Fund will achieve its investment objective.

Strategy. The Target Risk Funds generally seek to replicate the total return of respective composite benchmarks, in percentages determined from time to time with respect to each Target Risk Fund. The composite benchmarks for the Target Risk Funds include the Barclays Capital U.S. Aggregate Bond Index (f/k/a the Lehman Brothers Aggregate Bond Index), the Barclays Capital Global Real: U.S. Treasury Inflation Protected Securities, which we refer to as U.S. TIPS, Index (f/k/a the Lehman Brothers Global Real: U.S. TIPS Index), the Dow Jones-AIG Commodity Index, the Russell 3000® Index, the Morgan Stanley Capital International, which we refer to as MSCI, EAFE Index, and the MSCI ACWI Ex-US Index. The Target Risk Funds also seek to maintain a level of volatility (measured as standard deviation of returns) that approximates that of their respective composite benchmarks.

Exposure to equity and fixed income asset classes is obtained by investing indirectly in various index or other collective investment funds maintained by State Street Bank. These funds include, in the case of some or all of the Retirement Date Funds and in varying allocations, the following collective investment funds maintained by State Street Bank:

•	State Street Bank and Trust Company Russell 3000 Index Non-Lending Series Fund, which we refer to as the Russell 3000 Index NL Fund;

•	State Street Bank and Trust Company Daily EAFE Non-Lending Series Fund, which we refer to as the Daily EAFE NL Fund;

•	State Street Bank and Trust Company Daily MSCI ACWI Ex-US Index Non-Lending Series Fund, which we refer to as the MSCI ACWI ex-US Index NL Fund;

•	State Street Bank and Trust Company Passive Bond Market Index Non-Lending Series Fund, which we refer to as the Bond Market Index NL Fund;

•	State Street Bank and Trust Company Treasury Inflation Protected Securities Index Non-Lending Series Fund, which we refer to as the TIPS NL Fund;

•	State Street Bank and Trust Company Dow Jones AIG Commodities Index Non-Lending Series Fund, which we refer to as Commodity Index NL Fund;

•	State Street Bank and Trust Company REIT Index Non-Lending Series Fund, which we refer to as the REIT Index Fund; and

•	State Street Bank and Trust Company Short-Term Investment Fund, which we refer to as the Short-Term Fund or STIF.

These collective investment funds, in addition to their specified equity, fixed income and/or cash-equivalent investments, may also engage in transactions in derivatives, including, but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances.

The Conservative Risk Fund invests in a combination of U.S. stocks, non-U.S. stocks, bonds and cash-equivalent investments, and allocates its assets among these investments according to a fixed strategic asset allocation strategy. The Conservative Risk Fund is the most conservative strategy among the Target Risk Funds. The Conservative Risk Fund is designed for investors who prefer lower volatility of returns and higher expected income. The asset allocation for the Conservative Risk Fund is as follows:

Equity		29.0%
Russell 3000 Index NL Fund	17.5%
Daily EAFE NL Fund	5.5
REIT Index Fund	6.0

Fixed Income		71.0%
Bond Market Index NL Fund	55.0%
TIPS NL Fund	10.0
STIF	6.0

The Moderate Risk Fund invests in a combination of U.S. stocks, non-U.S. stocks, bonds or cash-equivalent investments, and allocates its assets among these investments according to a fixed strategic asset allocation strategy. The Moderate Risk Fund is designed for investors who seek a combination of capital appreciation and income. This Fund is expected to have higher volatility of returns than the Conservative Risk Fund but less than the Aggressive Risk Fund. The asset allocation for the Moderate Risk Fund is as follows:

Equity		57.0%
Russell 3000 Index NL Fund	37.0%
MSCI ACWI ex-US Index NL Fund	14.0
REIT Index Fund	6.0

Fixed Income		41.0%
Bond Market Index NL Fund	34.0%
TIPS NL Fund	5.0
STIF	2.0

Other
Commodity Index NL Fund	2.0%

The Aggressive Risk Fund invests in a combination of U.S. stocks, non-U.S. stocks, bonds or cash-equivalent investments, and allocates its assets among these investments according to a fixed strategic asset allocation strategy. The Aggressive Risk Fund is designed for investors want to maximize growth and capital appreciation. This Fund is expected to the highest volatility of returns among the Target Risk Funds The asset allocation for the Aggressive Risk Fund is as follows:

Equity		83.0%
Russell 3000 Index NL Fund	55.0%
MSCI ACWI ex-US Index NL Fund	22.0
REIT Index Fund	6.0

Fixed Income		14.0%
Bond Market Index NL Fund	14.0%
TIPS NL Fund	0.0
STIF	0.0

Other		30.0%
Commodity Index NL Fund	3.0%

Allocations of the funds underlying the Target Risk Funds are readjusted by State Street Bank on a quarterly basis to maintain the desired percentage allocations.

Each of the Target Risk Funds is designed to minimize volatility for a given level of expected return. The mix of asset classes is evaluated based on long-term asset class forecasts for return and risk, as determined by State Street, subject to consultation with Northern Trust, and takes into account various macro-economic factors affecting the long-term outlook for the capital markets. While each portfolio’s asset allocation remains generally consistent, State Street will periodically re-evaluate this allocation to assess whether it remains consistent with the portfolio’s objective given any secular changes to the capital market environment.

Investment Guidelines and Restrictions. The Target Risk Funds invest in varying degrees, as described above, in U.S. stocks, non-U.S. stocks, bonds and commodity investments. However, each Target Risk Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for investor redemptions. State Street will not cause a Target Risk Fund to make an investment if that investment would cause that Target Risk Fund to purchase warrants or make any other investment that is inconsistent with the investment prohibitions applicable to the Funds described under “Information with Respect to the Funds—Investment Prohibitions,” The Target Risk Funds will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. To the extent invested in the equity markets, the Target Risk Funds are subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. In addition, investments in non-U.S. securities, including emerging markets equities, and in small capitalization and mid-capitalization equity securities, involve special risks. For risk factors associated with investing in these securities, see “International All Cap Equity Fund—Risk Factors,” and “Small-Mid Cap Equity Fund—Risk Factors.” The Unit prices of the Target Risk Funds to the extent invested in the equity markets will fluctuate, and the holders of Units in the Target Risk Funds should be able to tolerate declines, sometimes sudden or substantial, in the value of their investment.

Interest Rate Risk Applicable to Investment in Fixed-Income Securities. The Target Risk Funds, to the extent invested in longer-term fixed income securities, are subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Target Risk Funds. A change in the level of interest rates will tend to cause the net asset value per Unit of the Target Risk Funds to change. If such interest rate changes are sustained over time, the yield of the Target Risk Funds will fluctuate accordingly.

Risks of U.S. TIPS. The Target Risk Funds are also subject to interest rate risk to the extent invested in U.S. TIPS. Generally, when interest rates rise, the value of inflation-indexed securities will fall, although not necessarily as significantly as other longer-term bonds. U.S. TIPS are also subject to deflation risk. Deflation risk is the possibility that prices throughout the economy decline over time—the opposite of inflation. If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses. The greatest risk for Target Risk Funds investing in U.S. TIPS occurs when interest rates rise and inflation declines.

Credit Risk Applicable to Investment in Fixed-Income Securities. Fixed-income securities, including corporate bonds, also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. However, to the extent the Target Risk Funds invest in securities with medium or lower credit qualities, they are subject to a higher level of credit risk than investments that invest only in investment-grade securities. In addition, the credit quality of noninvestment- grade securities is considered speculative by recognized ratings agencies with respect to the issuer’s continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than higher-grade securities. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess lower levels of protection with respect to timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

Risk of Reliance on Industry Research. The Target Risk Funds are dependent to a significant extent on information and data obtained from a wide variety of sources, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies to assess the credit quality of securities in which it proposes to invest, and other materials prepared by others. There may be limitations on the quality of such information, data, publications, research and ratings, and the Target Risk Funds’ Investment Advisor generally does not independently verify any of the same. For instance, certain asset-backed securities such as sub-prime CMOs and securities backed by bond insurance that initially received relatively high credit ratings were, in connection with the credit markets turbulence that began in 2007, subsequently significantly downgraded as the investment community came to realize that there were previously unanticipated risks associated with such securities. There is a risk of loss associated with securities even if initially perceived by the investment community as of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments that are often highly complex.

Risks of Emerging Markets Equity Investing. To the extent invested in emerging markets equity securities, the Target Risk Funds will be subject to the special risks associated with investing in these securities. See “International All Cap Equity Fund—Risk Factors—Investing in International Stocks.”

Risk of Investing in REITs. To the extent in REITs, the Target Risk Funds will be subject to the risks associated with investing in these securities. See “Real Asset Return Fund—Risk Factors—Risks of Investing in REITs.”

Risks Associated with Commodity Investments. To the extent invested in commodities, commodity futures or related instruments, the Target Risk Funds will be subject to the special risks associated with these investments. See “Real Asset Return Fund—Risk Factors—Risks Associated with Commodity Investments.”

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in stable assets or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors.”

Tracking Error Risk. Deviation of the performance of a Target Risk Fund from the performance of its related composite benchmark, known as “tracking error,” can result from various factors, including purchases and redemptions of Units of the Target Risk Fund or the Target Risk Fund’s underlying collective investment funds, as well as from the fees and expenses borne by the Target Risk Fund or such underlying funds. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Target Risk Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Target Risk Fund or the Target Risk Fund’s underlying collective investment funds, changes made in the securities included in the indices underlying the benchmarks or the manner in which the performance of the indices is calculated.

Valuation of Units. The Unit value for each Target Risk Fund is the value of all assets of the Target Risk Fund, less all liabilities of the Target Risk Fund, divided by the number of outstanding Units of the Target Risk Fund prior to adjustment for any contributions, transfers or withdrawals with respect to the Target Risk Fund. A recorded message providing per Unit values for the Target Risk Funds as of the close of business on the previous Business Day is available at (800) 826-8905.

Liquidity and Transfers. Transfers to or withdrawals from any of the Target Risk Funds may be made on any Business Day prior to 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). For additional information relating to transfers to and withdrawals from the investment options, and special restrictions on transfers in some cases, see “Transfers Among Investment Options and Withdrawals.”

Portfolio Turnover. Ordinarily, an index fund, such as those in which the Target Risk Funds invest a substantial portion of their assets, will sell securities only to reflect changes in the index in which it invests or to accommodate cash flows into or out of the fund. Index funds seek to create a portfolio which substantially replicates the total return of the applicable index. Index funds are not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for index funds may be lower than those incurred by non-index, actively managed funds.

Investment Advisor. The Funds utilize a passive approach whereby the Fund’s assets are allocated to one or more index funds in percentages determined at the discretion of State Street, subject to consultation with Northern Trust. State Street determines the percentage of the assets of the Fund to be allocated to each index fund. Income and gains attributable to the assets allocated to each index fund remain allocated to that portion unless and until re-allocated by State Street, subject to consultation with Northern Trust, and any differences in relative investment performance of the index funds can change the percentage of total assets of the Fund comprising each portion. State Street allocates contributions and transfers to, and withdrawals and transfers from, the Target Risk Funds between the index funds of the Fund in a manner intended to achieve the targeted allocations of the Fund’s assets.

State Street Bank manages the indexed portion of the Fund’s assets through the Fund’s investment in State Street Bank and Trust Company Russell 3000 Index Non-Lending Series Fund; State Street Bank and Trust Company Daily EAFE Non-Lending Series Fund; State Street Bank and Trust Company Daily MSCI ACWI Ex-US Index Non-Lending Series Fund; State Street Bank and Trust Company Passive Bond Market Index Non-Lending Series Fund; State Street Bank and Trust Company Treasury Inflation Protected Securities Index Non-Lending Series Fund; State Street Bank and Trust Company Dow Jones AIG Commodities Index Non-Lending Series Fund; State Street Bank and Trust Company REIT Index Non-Lending Series Fund; and State Street Bank and Trust Company Short-Term Investment Fund; all of which are collective investment funds maintained by State Street Bank.

BALANCED FUND

Current Status. Certain assets contributed to the Program prior to the date of this prospectus are held in the Balanced Fund. State Street continues to be responsible for the investment of such assets, and ING Services maintains the recordkeeping with respect to the Balanced Fund and provides notices to Investors, when appropriate. However, Units in the Balanced Fund are no longer offered, and the Balanced Fund is described in this prospectus for information purposes only. Additional information relating to assets held in the Balanced Fund may be obtained by writing or calling State Street. See “Where You Can Find More Information.”

The assets under the Program invested in the Balanced Fund will remain so invested until they are transferred to another investment option available under the Program. Certain restrictions may apply to withdrawals and transfers from the Balanced Fund. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.” No transfers or contributions to the Balanced Fund are permitted.

Any election to invest contributions in the Balanced Fund, which was not amended or revoked by a Participant by July 1, 2009 is to be allocated to whatever Fund is designated by the Participant’s Employer as its default option in the adoption agreement pursuant to which such Employer adopted the Program or any amendment thereto.

Upon the termination of the Balanced Fund, which is expected to occur sometime in 2010, assets then invested in the Balanced Fund are expected to be transferred to the Moderate Risk Fund offered as an investment option under the Program.

Since Units in the Balanced Fund are no longer offered as an investment option, the following information is provided in this Prospectus for information purposes only:

Investment Objective. The investment objective of the Balanced Fund is to achieve both current income and long-term capital appreciation. There can be no assurance that the Balanced Fund will achieve its investment objective.

Strategy. The Balanced Fund seeks to achieve, over an extended period of time, total returns comparable to or superior to an appropriate combination of broad measures of the domestic stock and bond markets. The Balanced Fund invests in publicly traded common stocks, other equity-type securities, medium- to long-term debt securities with varying maturities (including bonds, notes, debentures, equipment trust certificates, asset- backed securities and mortgage-related securities) and money market instruments. The Balanced Fund normally maintains at least 40%, but not more than 70%, of its total assets in common stocks and other equity-type instruments, including convertible securities, and at least 30%, but not more than 60%, of its total assets in nonconvertible debt securities and money market instruments. The Balanced Fund varies the portion of its assets invested in equity securities, debt securities and money market instruments to achieve the Balanced Fund’s investment objective based upon economic conditions, the general level of common stock prices, interest rates and other relevant considerations, including the risks associated with each investment medium.

Investment Guidelines and Restrictions. The Balanced Fund invests in equity securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. Many foreign securities are available through dollar-denominated American Depositary Receipts, which we refer to as ADRs, which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Balanced Fund may invest in foreign securities directly or through ADRs. The Balanced Fund also invests in high quality short-term instruments. The Balanced Fund may enter into “to be announced”, which we refer to as TBA, commitments to purchase securities for a fixed unit price at a future date beyond customary settlement time.

For temporary defensive purposes, the Balanced Fund may invest without limitation in U.S. Government Obligations, commercial paper and other short-term instruments of the types purchased by the Stable Asset Return Fund. The Balanced Fund would invoke this right only in extraordinary circumstances, such as war, the closing of bond or equity markets, an extreme financial calamity or the threat of any such event. If the Balanced Fund invokes this right, the Balanced Fund may be less likely to achieve its investment objective.

State Street directs the allocation of the Balanced Fund’s assets between debt and equity securities consistent with the Balanced Fund’s strategy. It obtains investment advice from separate advisors for the equity portion of the Balanced Fund and for the debt portion of the Balanced Fund. Under normal circumstances, approximately 40% of the Balanced Fund’s assets are expected to be allocated to debt securities and approximately 60% are expected to be allocated to equity securities. Contributions and transfers to, and withdrawals and transfers from, the Balanced Fund are allocated so that the percentage of debt and equity securities will be as close to approximately 40% and 60%, respectively, as may be practical, taking into account the level of contributions, transfers and withdrawals and the Balanced Fund’s percentage of debt and equity securities at the time of each contribution, transfer or withdrawal. Income and gains attributable to the assets allocated to each portion remain allocated to that portion, and could change the percentage of total assets of the Balanced Fund which are allocated to, respectively, equity and debt securities. State Street may also, in its discretion, re-allocate assets in the Balanced Fund among equity and debt securities in order to avoid excessive deviation from the targeted allocation.

Risk Factors. Equity Markets Risk. To the extent invested in the equity markets, the Balanced Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Balanced Fund will fluctuate, and the holders of Units in the Balanced Fund should be able to tolerate sudden, sometimes substantial, declines in the value of their investment.

Interest Rate Risk Applicable to Investments in Fixed-Income Securities. The Balanced Fund, to the extent invested in longer-term fixed-income securities, is subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the longer the maturity of a fixed-income security, the higher its yield and greater its price volatility. Conversely, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Balanced Fund. A change in the level of interest rates will tend to cause the net asset value per Unit of the Balanced Fund to change. If such interest rate changes are sustained over time, the yield of the Balanced Fund will fluctuate accordingly.

Credit Risk Applicable to Investments in Fixed-Income Securities. Fixed-income securities also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess more risk of failure of timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

“TBA” Commitments. The Balanced Fund may enter into TBA commitments to purchase securities for a fixed unit price at a future date beyond customary settlement time. Although the unit price for the security that is the subject of TBA commitments has been established at the time of commitment, the principal amount has not been finalized. However, the amount of the TBA commitment will not fluctuate more than 1.0% from the principal amount. The Balanced Fund holds, and maintains until the settlement date, cash or liquid securities in an amount sufficient to meet the purchase price. TBA commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, and such risk is in addition to the risk of decline in the value of the Balanced Fund’s other assets. Risks may also arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. During the period prior to settlement, the Balanced Fund will not be entitled to accrue interest or receive principal payments. Unsettled TBA commitments are valued at the current market value of the underlying securities. The Balanced Fund may dispose of a commitment prior to settlement if the Balanced Fund’s Investment Advisor deems it appropriate to do so. Upon settlement date, the Balanced Fund may take delivery of the securities or defer the delivery to the next month. The Balanced Fund may also purchase or sell securities on a when-issued or delayed delivery basis. For information regarding risks involved in these activities, see “Stable Asset Return Fund—Risk Factors.”

Mortgage-Related Securities. Mortgage-related securities include securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, such as collateralized mortgage obligation residuals or stripped mortgage-backed securities, and may be structured in classes with rights to receive varying proportions of principal and interest. The yield to maturity on an interest-only class is extremely sensitive to the rate at which principal payments (including prepayments) are made on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on an investor’s yield to maturity from these securities. Early repayment of principal on some mortgage-related securities (arising from prepayments of principal due to the sale of the underlying property, refinancing or foreclosure, net of fees and costs which may be incurred) may expose the Balanced Fund to a lower rate of return upon reinvestment of principal.

Short-Term Debt Instruments. The risk factors with respect to investing in various short-term instruments are similar to those applicable to the Stable Asset Return Fund. See “Stable Asset Return Fund—Risk Factors.”

Risks of Foreign Investing. Investments by the Balanced Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Emerging Markets Investing. Political and economic structures in many emerging markets countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Governments in many emerging market countries participate to a significant degree in the countries’ economies and securities markets. As a result, the risks of investing in the securities of foreign issuers generally, including the risks of nationalization or expropriation, may be heightened. The small size and inexperience of the securities markets, and a more limited volume of trading in securities, in certain of these countries may also make the Balanced Fund’s investments in securities of issuers located in such countries illiquid and more volatile than investments in more developed countries, and the Balanced Fund may be required to establish special custody or other arrangements before making certain investments in these countries. There may be little financial or accounting information available with respect to issuers located in certain of such countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers. Emerging markets often have provided significantly higher or lower rates of return than developed markets, and significantly greater risks, to investors.

Risks of Securities Lending Undertaken by the Balanced Fund. The Balanced Fund is subject to the risks associated with the lending of securities, including the risks associated with defaults by the borrowers of such securities and the credit, liquidity and other risks arising out of the investment of cash collateral received from the borrowers. See “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Risks of Investment in Derivative Instruments. The Balanced Fund is subject to the risks associated with the use of derivatives and mortgage-backed securities to the extent the Balanced Fund is permitted to use them. See “Derivative Instruments” and “Bond Core Plus Fund—Risk Factors—Risks of Investment in Derivative Instruments, Including Swaps Agreements.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Balanced Fund, such as brokerage commissions, increase, which may adversely affect the Balanced Fund’s performance. Portfolio turnover depends on the types and proportions of the Balanced Fund’s assets and may change frequently in accordance with market conditions. Portfolio turnover was 32% for the twelve months ended December 31, 2008 and 24% for the twelve months ended December 31, 2007.

Investment Advisors. The portion of the Balanced Fund invested in equity securities is invested through the Large Cap Equity Fund, with respect to which State Street has retained Investment Advisors set forth in “Large Cap Equity Fund—Investment Advisors.” The portion of the Balanced Fund invested in debt securities and money market instruments is invested through the Bond Core Plus Fund, with respect to which State Street has retained PIMCO to serve as Investment Advisor. For information regarding the investment objectives, guidelines and restrictions of the Large Cap Equity Fund and the Bond Core Plus Fund, see “Large Cap Equity Fund” and “Bond Core Plus Fund.”

Historical Return Information. The following table shows, with respect to the Balanced Fund, the total return, after expenses, for the three months ended March 31, 2009 and the total annual return, after expenses, over one-year, five-year and ten-year periods ended December 31, 2008. The table also provides average annual returns for a comparative market index for the Balanced Fund. The market index shown does not include an allowance for fees and expenses that an investor would pay to invest in the securities that comprise the index. The Balanced Fund has had changes in fees and expenses applicable to it during and after the periods for which performance is shown, and performance shown would have been different had current fees and expenses been applicable for the entire period(s). The past performance of the Balanced Fund or the index shown is no guarantee of future performance.

Average Annual Total Returns(1)	Months Ended March 31, 2009(2)	Periods Ended December 31, 2008
		1 Year	5 Year	10 Years	Inception Date
Balanced Fund	(4.55)%	(23.71)%	(1.01)%	2.55%	01/02/92
60% Russell 1000 Index/40% Barclays Capital U.S. Aggregate Bond Index(3)	(6.12)%	(22.47)%	0.82%	1.88%

(1)	The Balanced Fund participates in the State Street Bank securities lending program as described under “Information with Respect to the Funds—Loans of Portfolio Securities.” The cash collateral received by the Balanced Fund in connection with the securities lending program is invested in cash collateral funds that utilize constant ($1.00 per unit) amortized cost pricing although such funds, as December 31, 2008 and March 31, 2009 had an average value on a mark-to-market basis of a lower amount per unit. The returns shown in the table above are based, with respect to 2008 and the three months ended March 31, 2009, on amortized cost pricing of these cash collateral funds because such funds have effected (and continue to effect) purchases and redemptions of interests therein at 100% of principal invested, and purchases and redemptions of Units of the Balanced Fund were effected (and continue to be effected) at net asset values that do not reflect mark-to-market valuations. See “Risk Factors Relating Generally to the Program—Risks Relating to Securities Lending.”
(2)	Total returns for the period January 1, 2009 to March 31, 2009 are not annualized.
(3)	Barclays Capital U.S. Aggregate Bond Index was formerly known as the Lehman Brothers U.S. Aggregate Bond Index was formerly known as the Lehman Brothers U.S. Aggregate Bond Index.

Summary of Deductions and Fees. The table below provides information regarding the various costs and expenses of the Program with respect to an investment in the Balanced Fund. These estimated annual expenses are stated as a percentage of the assets of the Balanced Fund. The Program Expense Fees and Trust, Management and Administration Fees are calculated based on the total assets of the Program on March 31, 2009 and utilizing fee rates in effect as of the date of this prospectus, and Other Fees is calculated based on an estimate of expected expenses for 2009. For a discussion of the manner in which deductions and feeds are calculated and the portions of these deductions and fees paid to certain parties in connection with the Program, see “Deductions and Fees.”

	Investment Advisor Fees(1)(2)	Program Expense Fees(1)	Trust, Management and Administration Fee and Other Fees(1)(3)(4)	Acquired Fund Fees and Expenses(5)	Total Fees	Approximate Assets as of March 31, 2009 (in millions)(1)

Balanced Fund	.290%	.608%	.239%	.004%	1.141%	260

(1)	This table is based on approximate assets of the Program on March 31, 2009, which totaled $2,824 million. The table is based on the approximate allocation of the Program’s assets among the investment options and the Balanced Fund as of March 31, 2009, and expenses have been adjusted to reflect the commencement of offering of the Large Cap Equity Fund, the Small-Mid Cap Equity Fund, the Real Asset Return Fund and the Target Risk Funds as of the date of this prospectus. This table does not give effect to the changes to the Program expected to occur in 2010 as described in “Recent and Expected Changes to the Program; Role of Northern Trust.”
(2)	Investment Advisor fees are payable based on a percentage of daily net assets.
(3)	The Trust, Management and Administration Fee is [0.111%] of the assets of the Balanced Fund.
(4)	Includes the amortization of deductions and fees relating to recurring operational expenses, such as printing, legal, registration, consulting and auditing expense, including consulting fees payable to Northern Trust. The table does not include fees for the Self-Managed Brokerage Account.

TERMINATED FUNDS

Assets contributed to the Program were, until the date of this prospectus, eligible to be invested in any or all of the Large-Cap Value Equity Fund, the Large-Cap Growth Equity Fund, the Mid-Cap Value Equity Fund, the Mid-Cap Growth Equity Fund and the Small-Cap Equity Fund. As of March 31, 2009, the assets of the Program invested in these Funds totaled approximately $170.2 million, $342.8 million, $39.3 million, $57.9 million and $116.7 million, respectively.

Effective as of the date of this prospectus, availability of each of these Funds was terminated, and State Street transferred all of the assets invested in these Funds in accordance with directions received from Participants with investments then invested in these Funds. Any assets not subject to a valid direction to be transferred to another investment option and hence remaining in these Funds were transferred, in the case of the Large-Cap Value Equity Fund and the Large-Cap Growth Equity Fund, to the Large Cap Equity Fund, and, in the case of the Mid-Cap Value Equity Fund, the Mid-Cap Growth Equity Fund or the Small-Cap Equity Fund, to the Small-Mid Cap Equity Fund. Any election to invest contributions in any of the Large-Cap Value Equity Fund, the Large-Cap Growth Equity Fund, the Mid-Cap Value Equity Fund, the Mid-Cap Growth Equity Fund or the Small-Cap Equity Fund, which was not amended or revoked by a Participant by July 1, 2009, is to be allocated to whatever Fund is designated by the Participant’s Employer as its default option in the adoption agreement pursuant to which such Employer adopted the Program or any amendment thereto.

Additional information relating to Program assets formerly held in the Large-Cap Value Equity Fund, the Large-Cap Growth Equity Fund, the Mid-Cap Value Equity Fund, the Mid-Cap Growth Equity Fund and the Small-Cap Equity Fund may be obtained by writing or calling State Street Bank. See “Contributions and Investment Selection—Additional Information.”

INFORMATION WITH RESPECT TO THE FUNDS

Investment Prohibitions.

Except as otherwise described in this paragraph, no Managed Fund or Index Fund will:

•

trade in foreign currency, except for transactions incidental to the settlement of purchases or sales of securities for the Fund and derivatives transactions in foreign currency to the extent permitted under “Derivative Instruments”;

•	make an investment in order to exercise control or management over a company;

•

make short sales, unless the Fund has, by reason of ownership of other securities, the right to obtain securities of a kind and amount equivalent to the securities sold, which right will continue so long as the Fund is in a short position;

•

issue senior securities or trade in commodities or commodity contracts, other than options or futures contracts (including options on futures contracts) with respect to securities or securities indices, and except as described under “Derivative Instruments;”

•	write uncovered options;

•

purchase real estate or mortgages, provided that a Fund may buy shares of real estate investment trusts listed on U.S. stock exchanges, and the International All Cap Equity Fund and the International Index Equity Fund may buy shares of comparable real estate investment vehicles traded on established foreign exchanges, if such purchases are consistent with the investment objective and restrictions set forth in the fund declaration for the respective Fund;

•	invest in the securities of registered investment companies;

•	invest in oil, gas or mineral leases;

•	purchase any security on margin or borrow money, except for short-term credit necessary for clearance of securities transactions or, in the case of the Index Funds, for redemption purposes;

•

make loans, except by (i) the purchase of marketable bonds, debentures, commercial paper and similar marketable evidences of indebtedness, (ii) engaging in repurchase agreement transactions and (iii) making loans of portfolio securities; or

•	underwrite the securities of any issuer.

Notwithstanding the foregoing restrictions, assets of the Funds may be invested indirectly in exchange traded funds, money market funds or short-term registered mutual funds to the extent any investment funds maintained by State Street Bank underlying such Funds invest in such funds, and the Funds may invest in these funds in connection with their transition through the changes described under “Special Note Regarding Recent and Expected Changes to the Program” to the extent consistent with their respective investment objectives.

State Street has directed the Investment Advisors not to recommend an investment, and State Street will not cause any Fund to make an investment:

•

if that investment would cause (1) more than 5% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in warrants generally, or more than 2% of the Fund’s net assets allocated to the Investment Advisor to be invested in warrants not listed on a nationally recognized U.S. securities exchange, or (2) more than 10% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in illiquid securities, including repurchase agreements with maturities in excess of seven days or portfolio securities that are not readily marketable, in each case determined at the time of purchase;

•

in an industry if that investment would cause more than 25% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in that industry, determined at the time of purchase; or

•

in the securities of an issuer (other than the U.S. government and its agencies and, with respect to certain Funds, other than short-term investment funds maintained by the Investment Advisor or State Street or its affiliates) if that investment would cause more than 5% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in the securities of that issuer, determined at the time of purchase.

The foregoing restrictions with respect to industry and issuer concentration do not apply to the Index Funds or the indexed portions of the Large Cap Equity Fund or Small-Mid Cap Equity Fund (nor do they apply to the

Real Asset Return Fund, the Retirement Date Funds or the Target Risk Funds) to the extent that the replicated index is concentrated in a specific industry or issuer.

Except as described under “Derivative Instruments,” State Street has no present intention of causing any Fund to invest in options and financial futures contracts and other derivatives, and will not do so without prior notification to investors.

The Funds that invest in fixed income securities may also purchase such securities for future delivery on a “to be announced” or “TBA” basis where the price and coupon are determined at the time of purchase but the collateral for such securities is not determined until immediately before the securities are delivered. Investing in TBA securities carries risks similar to investing in “when-issued” securities. See “Stable Asset Return Fund—Risk Factors,” “Bond Core Plus Fund—Risk Factors,” “Bond Index Fund—Risk Factors” and “Balanced Fund—Risk Factors.”

Unless otherwise indicated herein, if a percentage restriction set forth in this prospectus is adhered to at the time of investment, a subsequent increase or decrease in a percentage resulting from a change in the values of assets will not constitute a violation of that restriction.

Loans of Portfolio Securities. For the purpose of achieving income, the Managed Funds, the All Cap Index Equity Fund and the Retirement Date Funds, as well as the Balanced Fund, may lend a portion of their portfolio securities to brokers, dealers and other financial institutions, provided that these activities are conducted in accordance with the applicable requirements of ERISA, including:

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the loan is secured continuously by collateral consisting of cash, U.S. government securities or irrevocable letters of credit maintained in an amount at least equal to the daily mark-to-market value of the securities loaned;

•	the Managed Funds, the All Cap Index Equity Fund, the Retirement Date Funds and the Balanced Fund may at any time call the loan and obtain the return of the securities loaned; and

•	the Managed Funds, the All Cap Index Equity Fund, the Retirement Date Funds and the Balanced Fund will receive any interest or dividends paid on the loaned securities.

When a Managed Fund, the All Cap Index Equity Fund, a Retirement Date Fund or the Balanced Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Managed Fund, the All Cap Index Equity Fund, the Retirement Date Fund or the Balanced Fund will also receive income from lending its securities (which may include earnings on cash collateral). State Street Bank administers the securities lending activities of the respective Funds. A portion of the income generated upon investment of cash collateral is remitted to the borrowers of securities, and the remainder, if any, is allocated between the Fund lending the securities and State Street Bank in its capacity as lending agent. State Street Bank also receives fees for managing the cash collateral funds. See “Risk Factors Relating Generally to the Program—Risks Relating to Securities Lending.” State Street has undertaken to use reasonable best efforts to wind down the participation of these Funds in the State Street Bank securities lending program with the ultimate objective of terminating such participation.

Valuation of Units. The following discussion relates to all the Funds other than the Stable Asset Return Fund, the Retirement Date Funds and the Target Risk Funds: An investor’s interest in a Fund is represented by the value of the Units credited to the investor’s account for that Fund. The number of Units purchased with a contribution or transfer or allocation of assets to a Fund is the quotient of the amount so allocated to the Fund divided by the per Unit value of the Fund calculated as of the end of the regular trading session of the New York Stock Exchange on the Business Day the contribution is credited to the Fund by State Street Bank (normally, 4:00 p.m. Eastern time). The Units themselves are not traded on the New York Stock Exchange or any other exchange. Once a number of Units has been credited to an investor’s account, this number will not vary because of any subsequent fluctuation in the Unit value. The value of each Unit, however, will fluctuate with the investment experience of the particular Fund, which reflects the investment income and realized and unrealized capital gains and losses of that Fund. Unit values for the Funds are determined as of the close of the regular trading session of the New York Stock Exchange on each Business Day. The Unit value for each Fund is the value of all assets of the Fund, less all liabilities of the Fund, divided by the number of outstanding Units of the Fund prior to adjustment for any contributions, transfers or withdrawals with respect to the Fund. State Street has delegated to State Street Bank the responsibility to determine the value of each Fund based on the market value of each Fund’s portfolio of securities. Consistent with the Securities and Exchange Commission’s rules applicable to the periodic determination of the net asset value of redeemable securities, in the determination of Unit values for the Funds, State Street Bank reflects changes in holdings of portfolio securities no later than the first Business Day following the trade date.

A recorded message providing per Unit values for the Funds as of the close of business on the previous Business Day is available at (800) 826-8905.

State Street Bank generally values each Fund’s portfolio of securities based on closing market prices or readily available market quotations. When closing market prices or market quotations are not readily available or are considered by State Street Bank to be unreliable, the fair value of the particular securities or assets is determined in good faith by State Street. For market prices and quotations, as well as some fair value methods of pricing, State Street or State Street Bank may rely upon securities prices provided by pricing services, the Investment Advisor(s) or independent dealers. For the reasons set forth in “Risk Factors Generally Relating to the Program—Risks Related to Securities Lending,” State Street Bank currently determines the value of Units of each Fund that participates in its securities lending program consistent with its utilization of the amortized cost price of $1.00 per unit for purchases and sales of interests in its cash collateral funds described therein notwithstanding that the mark-to-market values of the Funds’ interests in such cash collateral funds are less than $1.00.

All methods of determining the value of a security on a basis other than market value, including those discussed below, are forms of fair value pricing. All valuations of securities on a fair value basis are made pursuant to fair value procedures adopted by State Street. The use of fair value pricing with respect to the securities of any Fund may cause the value of the Units of that Fund to differ from the Unit value that would be calculated using only market prices.

State Street, acting through a valuation committee, uses the fair value of a security, including a non-U.S. security, when State Street Bank determines that the closing market price on the primary exchange where the security is traded is not readily available or no longer accurately reflects the value of the security at the time of calculation of its net asset value. This may occur for a variety of reasons that affect either the relevant securities markets generally or the specific issuer. In making the fair value determination, State Street endeavors to value the security at the amount the owner might reasonably expect to receive upon the security’s current sale. In so doing, the valuation committee considers all factors it deems appropriate, including, if relevant, external factors such as general market developments and news events. With respect to non-U.S. securities, if a significant event has occurred between the closing of the foreign exchange or market on which such securities trade and the calculation of net asset value, fair value pricing may be appropriate. Specifically, under appropriate circumstances, State Street will utilize a fair value model for the International All Cap Equity Fund to make fair value adjustments to the prices of non-U.S. securities based on movements in the U.S. markets after the close of foreign markets. If a significant event occurs other than general movements in the U.S. markets, State Street Bank will determine whether that event might affect the value of the non-U.S. securities and whether, if so, the securities should be valued in accordance with State Street’s fair value procedures.

Certain other types of securities, including those discussed below in this paragraph, may be priced using fair value rather than market prices. For instance, State Street Bank may use a pricing matrix to determine the value of fixed income securities that do not trade daily. A pricing matrix is a means of valuing a debt security on the basis of current market prices for other debt securities and historical trading patterns in the market for fixed income securities. To the extent that a Fund invests in the shares of bank collective trust funds or of other registered open-end investment companies that are not traded on an exchange (mutual funds), such shares are valued at their net asset values per share as reported by the funds. Each of these funds may, under certain circumstances, use fair value pricing in determining their net asset values.

For a discussion of the valuation of Units in the Stable Asset Return Fund, see “Stable Asset Return Fund—Valuation of Units.”

Transfers. Transfers to and withdrawals from any of the Funds, as well as transfers to and withdrawals from the Self-Managed Brokerage Accounts and withdrawals from the Balanced Fund, will be effective on the day instructions are received if such instructions are received on a Business Day prior to 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). For additional information relating to transfers to and withdrawals from the investment options, and special restrictions on transfers in some cases, see “Transfers Among Investment Options and Withdrawals.”

Performance Information. Each Fund may, from time to time, report its performance in terms of the Fund’s total return. A Fund’s total return is determined based on historical results and is not intended to indicate future performance. A Fund’s total return is computed by determining the average annual compound rate of return for a specified period which, when applied to a hypothetical $1,000 investment in the Fund at the beginning of the period, would produce the redeemable value of that investment at the end of the period. Each Fund may also report a total return computed in the same manner but without annualizing the result.

DERIVATIVE INSTRUMENTS

The Funds will not engage in transactions in derivative instruments, except as described below. Derivatives, which are financial instruments the value of which is derived from the value of other instruments or assets, include futures, options, swaps, swaptions, caps or floor contracts or foreign currency hedging contracts. Collateralized mortgage obligations, which we refer to as CMOs, and other mortgage-backed securities, as well as asset-backed securities, could be considered derivative securities because their value is derived from the cash flows from their underlying assets, such as the mortgages or accounts receivable.

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The indexed portions of the Large Cap Equity Fund and the Small-Mid Cap Equity Fund may engage in transactions in stock index futures and options for hedging purposes and as a substitute for comparable market positions in the securities held by each such Fund (with respect to the portion of its portfolio that is held in cash items—for example, pending investment or to pay for redemption requests).

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The International All Cap Equity Fund, the International Index Equity Fund, and, to a lesser extent, the other Funds that invest in securities denominated in foreign currencies may enter into foreign currency hedging transactions in connection with their purchase or sale of foreign securities as described in the third paragraph below.

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The Bond Core Plus Fund and the Bond Index Fund may, subject to limitations, invest in futures, options, swaps, swaptions, forwards, mortgage-backed securities, including asset-backed securities, CMOs, Interest Only (IO) and Principal Only (PO) strips. Interest-only and principal-only stripped mortgage-backed securities are considered derivatives because their value is derived from that of the underlying mortgage-backed bonds.

•	The Stable Asset Return Fund may invest in asset-backed securities, including CMOs and other derivative mortgage-backed securities.

The Index Funds may also engage in transactions in derivatives, including but not limited to, financial futures (including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMOs and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances.

The Real Asset Return Fund may invest in derivative securities as described in “Real Asset Return Fund.”

The Retirement Date Funds may invest in derivative securities as described in “Retirement Date Funds.”

The Target Risk Funds may invest in derivative securities as described in “Target Risk Funds.”

The Funds may engage in transactions in derivatives in connection with their transition through the changes described under “Special Note Regarding Recent and Expected Changes to the Program” to the extent consistent with their respective investment objectives.

Foreign Currency Exchange Contracts. All of the Funds that may invest in securities denominated in foreign currencies may enter into forward foreign currency exchange contracts to hedge against the U.S. dollar price of the security. In addition, the International All Cap Equity Fund and the International Index Equity Fund may sell or buy a particular foreign currency (or another currency that acts as a proxy for that currency) when the Investment Advisor believes that the currency of a particular foreign country may move substantially against another currency. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific amount of a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A Fund can use such contracts to reduce its exposure to changes in the value of the currency it will deliver and increase its exposure to changes in the value of the currency into which it will be exchanged. The effect on the value of a Fund is similar to selling securities denominated in one currency and purchasing securities denominated in another. U.S. dollar-denominated American Depositary Receipts, which we refer to as ADRs, which are issued by domestic banks and are traded in the United States on exchanges or over-the-counter, are available with respect to many foreign securities. ADRs do not lessen the foreign exchange risk inherent in investment in the securities of foreign issuers; however, by investing in ADRs rather than directly in the foreign issuers’ stock, a Fund can avoid currency risks during the settlement period for purchases or sales without having to engage in separate foreign currency hedging transactions.

Options. The purchase and writing of options involve risks. During the option period, a writer of a covered call option gives up, in return for the premium on the option, the opportunity to profit from a price increase in the underlying security above the exercise price but retains, as long as its obligations as a writer continues, the risk of loss should the price of the underlying security decline. The writer of an option traded on an option exchange in the United States has no control over the time when it may be required to fulfill the writer’s obligation. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price. The writer of an uncovered option bears the risk of having to purchase the security subject to the option at a price higher than the exercise price of the option. As the price of a security could appreciate substantially, the option writer’s loss could be significant. If a put or call option is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, the investor will lose its entire investment in the option. Also, when a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. Furthermore, there can be no assurance that a liquid market will exist when an investor seeks to close out an option position. If trading restrictions or suspensions are imposed on the options markets, an investor may be unable to close out a position.

Swap Agreements. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, exchange rates, indices or prices, with payments generally calculated by reference to a principal, which we refer to as notional, amount or quantity. Swap contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets. Because swap agreements are two-party contracts and may have terms of greater than seven days, such agreements may be considered to be illiquid. Moreover, an investor bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swaps market is a relatively new market and is largely unregulated by the United States or any foreign governmental authority, and it is possible that developments in the swaps market, including potential government regulation, could adversely affect an investor’s ability to terminate existing swap agreements or to realize amounts to be received under these agreements.

Futures and Futures Options. There are several risks associated with the use of futures and futures options. Futures and options contracts may not always be successful hedges and their prices can be highly volatile. Using these contracts could lower a fund’s total return and the potential loss from their use can exceed a fund’s initial investment in these contracts. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. An incorrect correlation could result in a loss on both the hedged securities and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. There can be no assurance that a liquid market will exist at a time when an investor seeks to close out a futures contract or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, some of these instruments are relatively new and without significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent an investor from liquidating an unfavorable position even though the investor would remain obligated to meet margin requirements until the position is closed.

Certain Funds may engage in forward trading. None of the U.S. Commodity Futures Trading Commission, which we refer to as CFTC, the National Futures Association, which we refer to as NFA, futures exchanges or banking authorities currently regulate privately negotiated over-the-counter transactions executed in the inter-bank currency markets (i.e., non-retail forex). If a fund engages in forward trading, it will do so by entering into such privately negotiated transactions. This trading would take place in unregulated markets rather than on futures exchanges subject to the jurisdiction of the CFTC, NFA or other regulatory bodies. Fund funds on deposit with the counterparties with which the Funds would trade such forward contracts are not protected by the same segregation requirements imposed on CFTC-regulated commodity brokers in respect to customer funds deposited with them. Although the Funds would deal with major financial institutions as counterparties to forward trading, the insolvency or bankruptcy of a counterparty could subject a Fund to the loss of its entire deposit with such counterparty. The forward markets are well established; however, it is impossible to predict how these markets would react during periods of unusual market conditions.

INVESTMENT ADVISORS

State Street has retained the services of various persons or entities, which we refer to as Investment Advisors, to assist it in the exercise of its investment responsibility with respect to the Funds or various portions thereof. Each Investment Advisor recommends to State Street investments and reinvestments of the assets allocated to it in accordance with the investment policies of the applicable Fund or Funds. State Street exercises discretion with respect to the selection and retention of the Investment Advisors and may remove an Investment Advisor at any time, upon consultation with Northern Trust to the extent described under “ABA Retirement Funds” . State Street may also change at any time the allocation of assets among Investment Advisors where a Fund has more than one Investment Advisor, subject to consultation with Northern Trust to the extent described under “ABA Retirement Funds.” See “Recent and Expected Changes to the Program; Role of Northern Trust.”

Recommendations to buy and sell securities for the Funds are made by Investment Advisors in accordance with the investment policies and restrictions of the Funds, subject to monitoring and approval by State Street. Investment recommendations for the Funds are not necessarily made consistently with those of other investment accounts managed by the Investment Advisors. Occasions may arise, however, when an Investment Advisor makes the same investment recommendation to more than one of its clients’ accounts. In such circumstances, State Street believes that the Investment Advisors will adhere to the following practices: The practice of each Investment Advisor is to allocate these purchases or sales to be executed in connection with these recommendations insofar as feasible among its various clients in a manner it deems equitable. The principal factors which the Investment Advisors consider in making these allocations are the relative investment objectives of their clients, the relative size of the portfolio holdings of the same or comparable securities and the then remaining availability in the particular account of funds for investment. Portfolio securities held by one client of an Investment Advisor may also be held by one or more of its other clients. When two or more of an Investment Advisor’s clients are engaged in the simultaneous sale or purchase of securities, the Investment Advisor allocates the transactions as to amount in accordance with formulas deemed to be equitable as to each client. There may be circumstances under which purchases or sales of portfolio securities for one or more of an Investment Advisor’s clients will have an adverse effect on other clients.

Transactions on stock exchanges on behalf of the Funds involve the payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price of those securities includes an undisclosed commission or mark-up. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer’s mark-up or mark-down.

In executing portfolio transactions, Investment Advisors seek the most favorable execution available. The agreements between State Street and the Investment Advisors provide that, in assessing the best overall terms available for any transaction, the Investment Advisor may consider factors it deems relevant, including the brokerage and research services, as those terms are defined in section 28(e) of the Securities Exchange Act of 1934 provided to the Funds, viewed in terms of either that particular transaction or the broker-dealer’s overall responsibilities to the Fund.

State Street periodically reviews the brokerage commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits inuring to the Funds. It is possible that some of the services received from a broker or dealer in connection with the execution of transactions will primarily benefit one or more other accounts for which an Investment Advisor exercises discretion, or a Fund other than that for which the transaction was executed. Conversely, any given Fund may be the primary beneficiary of the service received as a result of portfolio transactions effected for those other accounts or Funds. The fees of the Investment Advisors are not reduced by reason of receipt of brokerage and research services.

SELF-MANAGED BROKERAGE ACCOUNTS

Self-Managed Brokerage Accounts are not included in the Collective Trust and are not registered under the Securities Act of 1933. They are described in this prospectus for information purposes only.

As an additional investment option under the Program, State Street Bank, through its affiliate State Street Global Markets, LLC, makes available a Self-Managed Brokerage Account. The Self-Managed Brokerage Account is available for all plans unless the Employer elects not to make it available for its plan. State Street and State Street Bank permit an Investor (as defined in “Contributions and Investment Selection”) whose plan includes the Self-Managed Brokerage Account as an investment option to authorize, at the Investor’s own cost, a third party “investment manager,” as defined in Section 3(38) of ERISA, to trade that Investor’s Self-Managed Brokerage Account. Contributions may not be allocated directly to the Self-Managed Brokerage Account, but must first be allocated to one or more of the Funds and then transferred to the Self-Managed Brokerage Account. Assets in a Self-Managed Brokerage Account may be invested in publicly traded debt and equity securities and mutual funds. Some types of investments, such as options, futures, commodities, foreign securities (other than American Depositary Receipts), initial public offerings, bulletin board stocks, privately traded limited partnerships, commercial paper, bank investments and insurance investments, cannot be made in a Self-Managed Brokerage Account. Margin trading and short selling are not permitted in Self-Managed Brokerage Accounts. For more information regarding the Self-Managed Brokerage Account, please call (800) 348-2272.

The Self-Managed Brokerage Account generally is funded, in accordance with Program rules established by State Street Bank, through “Core Funds,” which is defined as all investment options, but excluding the Self-Managed Brokerage Account. To establish a Self-Managed Brokerage Account, an Investor must transfer initially a minimum of $2,500 from the Investor’s Core Funds to the Self-Managed Brokerage Account, provided that the Investor must at all times maintain in the Investor’s Core Funds the greater of $1,000 and 5% of the Investor’s entire account balance (including, for purposes of the 5% calculation, the assets in the Participant’s Self-Managed Brokerage Account). After the initial transfer, an Investor may make transfers of not less than $500 from the Core Funds to the Self-Managed Brokerage Account. No transfer from the Core Funds will be permitted to the extent that such transfer would cause the Investor’s Core Funds to fall below the required minimum.

Satisfaction of the requirement for maintenance of a minimum account balance of an Investor’s Core Funds will be based on the most recent valuations of the investment options, which are valued daily. If the value of an Investor’s Core Funds falls below the greater of $1,000 and 5% of the Investor’s aggregate account balances in all investment options (including, for purposes of the 5% calculation, the assets in the Participant’s Self-Managed Brokerage Account), the Investor will not be permitted to transfer assets to the Self-Managed Brokerage Account until the required minimum in the Investor’s Core Funds is again met.

At the discretion of State Street Bank, a Self-Managed Brokerage Account may be funded through in-kind transfers from other tax-qualified retirement plans. The foregoing account balance minimums and transfer restrictions with regard to the Core Funds remain in effect.

ADOPTION OF PROGRAM

Sole practitioners, partnerships (including limited liability companies) and professional corporations engaged in the practice of law may adopt the Program if they or at least one of their partners or shareholders, as the case may be, is a member or associate of the American Bar Association or of a state or local bar association that is represented in the ABA’s House of Delegates. State or local bar associations represented in the ABA’s House of Delegates may also adopt the Program for their own employees subject to limitations imposed by the Internal Revenue Code. An organization that is not engaged in the practice of law may also be eligible to adopt the Program if it is closely associated with the legal profession, receives the approval of ABA Retirement Funds, and has, as an owner or a member of its governing board, a member or associate of the American Bar Association. The retirement program specialists engaged by or through State Street or State Street Bank are available to help individuals and organizations determine whether they are eligible to adopt the Program.

Eligible Employers that elect to participate in the Program may do so either by adopting one or both of the American Bar Association Members Defined Benefit Pension Plan and the American Bar Association Members Retirement Plan, the two ABA Members Plans sponsored by ABA Retirement Funds, or through their own individually designed plans. The ABA Members Plans are master plans designed to qualify under section 401(a) of the Internal Revenue Code.

Under the American Bar Association Members Retirement Plan, an Eligible Employer may adopt a SIMPLE 401(k) plan, a profit sharing plan, a money purchase pension plan or a target benefit plan. The Internal

Revenue Service has issued an opinion letter dated March 31, 2008 stating that the available forms of the American Bar Association Members Retirement Plan is qualified under section 401(a) of the Internal Revenue Code for use by employers for the benefit of their employees. On January 25, 2002, the Internal Revenue Service issued opinion letters that the available forms of the American Bar Association Members Defined Benefit Pension Plan are so qualified.

Assets contributed under master plans are held by State Street Bank as trustee of the Retirement Trust. Assets invested through individually designed plans are held by State Street Bank as trustee of the Pooled Trust. Assets contributed to each of these trusts are invested in the investment options available under the Program in accordance with the instructions of the person or entity vested with responsibility for determining the investment allocation of the assets of each plan. In accordance with the plans, assets of the trusts are held for the benefit of the Participants. Pursuant to the above-described opinion letter, the Internal Revenue Service has determined each of the Retirement Trust and the Pooled Trust to be tax-exempt trusts under section 501(a) of the Internal Revenue Code.

To adopt either the American Bar Association Members Defined Benefit Pension Plan or the American Bar Association Members Retirement Plan, an Eligible Employer must complete and execute an adoption agreement. The adoption agreement contains the basic features that must be considered in designing an appropriate master plan under the Program and effects the Eligible Employer’s adoption of the Retirement Trust to hold assets of the master plan. The Program’s retirement program specialists will assist Eligible Employers in the preparation of an adoption agreement. However, neither State Street Bank nor ING Services is authorized to give tax or legal advice and Eligible Employers should consult with their tax or legal advisors prior to executing an adoption agreement. Depending on the form of adoption agreement adopted by an Eligible Employer and the other retirement plans, if any, maintained by the Eligible Employer, it may be necessary for an Eligible Employer to apply to the Internal Revenue Service for a determination of the qualified status of the master plan as adopted by the Eligible Employer.

An Eligible Employer which maintains an individually designed plan that is qualified under section 401(a) of the Internal Revenue Code may also participate in the Program and make use of the investment options, and in some cases the recordkeeping services, available under the Program by causing an adoption agreement for the Pooled Trust to be executed by the trustee of the individually designed plan. The trustee must demonstrate to ING Services, on behalf of State Street, that the participating trust is exempt from tax under section 501(a) of the Internal Revenue Code and that the related individually designed plan is qualified under section 401(a) of the Internal Revenue Code. The Program’s retirement program specialists will assist in the preparation of an adoption agreement. However, neither State Street Bank nor ING Services is authorized to give tax or legal advice and Eligible Employers and the trustees of an individually designed plan should consult with their tax or legal advisors prior to executing an adoption agreement. Only plans qualified under section 401(a) of the Internal Revenue Code may participate in the Program. Eligible Employers should note that the Internal Revenue Code and related regulations place limits on the amount of assets that may be contributed to the plans, as well as on withdrawals from the plans.

For copies of the appropriate adoption agreements and further information concerning the steps to be taken to adopt the Program, call State Street Bank at (800) 826-8901 between 9:00 a.m. and 5:00 p.m. Eastern time or write to State Street Bank and Trust Company, P.O. Box 5142, Boston, Massachusetts 02206-5142.

STATE STREET AND STATE STREET BANK

State Street is a wholly-owned subsidiary of State Street Bank which, in turn, is a wholly-owned subsidiary of State Street Corporation, a Massachusetts corporation and a bank holding company registered with the Federal Reserve Board pursuant to the Federal Bank Holding Company Act of 1956, as amended. State Street Corporation operates as a financial holding company pursuant to the Gramm-Leach-Bliley Act and Federal

Reserve Board interpretations. Effective as of December 1, 2004, State Street was substituted for State Street Bank as trustee of the Collective Trust. State Street was formed as a New Hampshire non-depository trust company as a result of a conversion of the charter of State Street Bank and Trust Company of New Hampshire, N.A., which we refer to as the National Bank, on October 25, 2004. As part of the conversion, State Street succeeded to the assets and liabilities of the National Bank and performs the operations previously performed by the National Bank and those relating to service as trustee of the Collective Trust. State Street’s principal office is located at 20 Trafalgar Square, Suite 449, Nashua, New Hampshire 03063.

State Street Bank is a Massachusetts trust company and, as of December 31, 2008, had a total risk-based capital ratio of 21.3%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. State Street Corporation is a leading specialist in meeting the needs of institutional investors worldwide. State Street’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2008, State Street Bank and its affiliates on a consolidated basis had approximately $12.04 trillion of assets under custody and had approximately $1.44 trillion of assets under management. State Street Bank and its affiliates on a consolidated basis is the largest provider of mutual fund custody and accounting services in the United States. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

State Street is responsible for all the functions formerly performed by State Street Bank as trustee of the Collective Trust. State Street Bank has guaranteed to ABA Retirement Funds, the Collective Trust and those persons who from time to time have an interest in the Collective Trust the obligations of State Street as trustee of the Collective Trust, and the Collective Trust’s Declaration of Trust, as amended, provides that (i) in the event of an issuance or entry of a decree or order by an applicable state or federal bank regulator or court of competent jurisdiction declaring State Street bankrupt or insolvent, (ii) in the event State Street is prevented from serving as trustee of the Collective Trust by regulatory order or (iii) upon the seizure of State Street or any substantial part of its property by an applicable state or federal bank regulator or pursuant to an order of a court of competent jurisdiction, State Street Bank automatically will again become the trustee of the Collective Trust.

State Street Bank has entered into a master services agreement with State Street pursuant to which State Street Bank provides custodial and related services with respect to the Collective Trust and the Funds. State Street Bank serves as trustee of the Retirement Trust and the Pooled Trust and operates and administers the Retirement Date Funds, the Balanced Fund and makes available the Self-Managed Brokerage Account option as described in this prospectus.

State Street and ING have entered into a Program Interface Agreement, which we refer to as the State Street Interface Agreement, pursuant to which, effective May 1, 2009, the parties have agreed to provide the services and information necessary to operate the Program pending the FISA Effective Date.

For a description of certain expected changes to the above-described arrangements, see “Recent and Expected Changes to the Program; Role of Northern Trust.”

Officers of State Street

State Street, as trustee, has primary responsibility for investment management with respect to each of the investment options and the Balanced Fund. As part of its responsibility, it appoints the officers of the Collective Trust, who have responsibility for administering all the investment options and the Balanced Fund. The following is a biographical summary of the experience of each of the officers of the Collective Trust, including age as of March 1, 2009:

Monet T. Ewing. Ms. Ewing, age 46, has been the President and Chief Executive Officer of the Collective Trust since July 2008. Ms. Ewing has served as a Vice President of State Street Global Advisors, a division of State Street Bank, in its Fiduciary Group from 2002 to present. From 1994 to 2001, Ms. Ewing served as Vice President and Associate Counsel for State Street Bank’s Legal Division. Ms. Ewing has served as a director of State Street Bank since 2008.

Robert E. Fullam. Mr. Fullam, age 47, has been a Vice President and the Chief Financial Officer of the Collective Trust since July 2008, and an officer of State Street since 2004. Mr. Fullam has been a Principal of State Street Global Advisors since July 2008. Mr. Fullam was at CitiStreet LLC (now ING Services) from 2001 to June 2008, most recently as a Vice President. Mr. Fullam also served as Treasurer and Chief Accounting Officer of the Collective Trust from February 2005 to June 2008. Prior to joining CitiStreet LLC (now ING Services) in 2001, Mr. Fullam worked at State Street Bank in various capacities during the period from 1987 through 2001.

Denise R. Sisk. Ms. Sisk, age 42, has been the Treasurer and Chief Accounting Officer of the Collective Trust since November 2008. Ms. Sisk has served as a Vice President of State Street Global Advisors since September 2005 and as the Department Head of its Fiduciary Group since October 2008. From 2001 to 2005, Ms. Sisk served as a Senior Vice President and Division Counsel of the Institutional Division of CitiStreet LLC (now ING Services). From 1992 to 2000, Ms. Sisk served as Vice President and Associate Counsel of the Legal Division of State Street Bank.

The officers of the Collective Trust receive no direct remuneration from the Collective Trust, but do receive remuneration from State Street Bank or its affiliates.

Directors of State Street

The Collective Trust does not have a board of directors. The Collective Trust is a trust with a corporate trustee, which is State Street, a wholly owned subsidiary of State Street Bank. The board of directors of State Street consists of nine directors. For purposes of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission adopted under that Act, the board of directors of State Street has responsibility for the functions with respect to audit matters relating to the Collective Trust. Each member of the board of directors of State Street is an employee of State Street Bank or its affiliates. The following is a biographical summary of the experience of each of the directors of State Street, including age as of March 1, 2009:

Daniel J. Bouchard. Mr. Bouchard, age 47, is a Senior Managing Director of State Street Bank and a Clerk of State Street. Mr. Bouchard joined State Street Bank in July 1997. He has worked in the Securities Finance Division of State Street Bank since 1998, where, prior to becoming a Senior Managing Director, he served as a Vice President and a Senior Vice President. Mr. Bouchard has served as a director of State Street since October 2004.

Monet T. Ewing. Ms. Ewing, age 46, is the President and Chief Executive Officer of the Collective Trust and has served in such capacity since July 2008. Ms. Ewing has served as a Vice President of State Street Global Advisors, a division of State Street Bank, in its Fiduciary Group from 2002 to present. From 1994 to 2001, Ms. Ewing served as Vice President and Associate Counsel for State Street Bank’s Legal Division. Ms. Ewing has served as a director of State Street Bank since 2008.

Nancy E. Grady. Ms. Grady, age 48, is a Senior Vice President of State Street Corporation, and is the President and Chairman of the Board and a member of the Board of Directors of State Street. Ms. Grady joined State Street Corporation in 1983, and worked in the Mutual Funds Services Division until 2004. Ms. Grady is currently responsible for Accounting Operations at State Street. Prior to that, she worked in the Institutional Investor Services area at State Street Bank. Ms. Grady has served as a director of State Street since January 2005.

Thomas P. Kelly. Mr. Kelly, age 52, is the Senior Managing Director at State Street Global Advisors, a division of State Street Bank, a position he has held since November 2002. Mr. Kelly joined State Street Corporation in 1979. He has served as a director of State Street since January 2005.

Nancy H. Loucks. Ms. Loucks, age 52, is an Executive Vice President in Enterprise Risk Management at State Street Bank. Ms. Loucks joined State Street Bank in 1980 and has held positions of increasing responsibility in Enterprise Risk Management since 1995. She has served as a director of State Street since October 2004.

Scott W. Olson. Mr. Olson, age 49, is the Senior Managing Director and Global Manager of Alternative Products and Structures of State Street Bank’s Securities Finance division, and is an Executive Vice President of State Street. Prior to joining the Securities Finance division of State Street Bank in 2006, Mr. Olson served as the Associate General Counsel in State Street Bank’s Legal division beginning in 1997. Mr. Olson has served as a director of State Street since October 2004.

William F. Weihs. Mr. Weihs, age 50, is a Senior Vice President of State Street Corporation, a position he has held since June 2007, and the Treasurer of State Street. Prior to his appointment as a Senior Vice President, Mr. Weihs was a Vice President of State Street Bank since he was hired in 1997. Mr. Weihs has served as a director of State Street since November 2004.

William Whitney. Mr. Whitney, age 60, recently retired as a Senior Vice President in the Enterprise Risk Management Division of State Street Bank. Mr. Whitney joined State Street Bank in 1982 and since 1996 held positions of increasing responsibility in Enterprise Risk Management until his retirement in 2008. He was appointed as a director of State Street in April 2009.

Mary Moran Zeven. Ms. Zeven, age 48, is the Senior Vice President and Senior Managing Counsel at State Street Bank, a position she has held since September 2002. Ms. Zeven has served as a director of State Street since June 2007.

For purposes of complying with the audit committee requirements of the Sarbanes-Oxley Act, the board of directors of State Street has assigned to its Audit Committee responsibility for overseeing the accounting and financial reporting processes and audits of the financial statements of the Collective Trust. State Street’s board has determined that two members of the Audit Committee, William F. Weihs and Thomas P. Kelly, are “audit committee financial experts” as defined under applicable United States federal securities laws.

State Street Bank has adopted, and State Street has ratified the adoption of, a Code of Ethics for Financial Officers which applies to State Street Bank’s Chief Executive Officer, Chief Financial Officer, Controller and other financial officers, including all of the officers of the Collective Trust. A copy of the Code of Ethics is available at www.statestreet.com. The Collective Trust will provide a free copy of the Code of Ethics upon written request to State Street Bank and Trust Company, ABA Retirement Funds, One Heritage Drive, North Quincy, Massachusetts 02171. The Collective Trust intends to post on the web site, www.statestreet.com, any amendments to, or waivers from, the Code of Ethics applicable to the officers referred to above.

ING LIFE AND ING SERVICES

Pursuant to the Program Services Agreement, dated December 6, 2008, between ABA Retirement Funds and ING Life, which we refer to as the Program Services Agreement, effective as of May 1, 2009, ING Life, an affiliate of ING Services, provides the recordkeeping, communication, administration and marketing services to the Program theretofore provided by or through State Street Bank. ING Life has caused its affiliate, ING Services, to perform the services required of ING Life. While ING Services, as a signatory to the Program Services Agreement, has represented that it is obligated to perform the services required of ING Life under the Program Services Agreement pursuant to a services agreement between ING Life and ING Services, neither the engagement of ING Services nor the performance of services by ING Services relieves ING Life of any liability imposed upon ING Life under the Program Services Agreement with respect to such services.

ING Services and/or its affiliates directly distribute marketing materials on behalf of the Collective Trust. No distributors or broker-dealers who are unaffiliated with ING Services or its affiliates are utilized. The

Program is marketed through advertising in legal periodicals, exhibiting at legal conventions and direct mail and phone solicitations to law firms. Firms that indicate an interest in the services made available through the Program are assigned a marketing representative who facilitates participation in the Program through phone or on-site discussions.

RECENT AND EXPECTED CHANGES TO THE PROGRAM; ROLE OF NORTHERN TRUST

ABA Retirement Funds, Northern Trust and Northern Trust Investments have entered into a Fiduciary Investment Services Agreement dated as of August 15, 2008, as expected to be amended effective July 1, 2009, which we refer to as the Northern Fiduciary Services Agreement. The Northern Fiduciary Services Agreement provides that it is to become effective September 30, 2011, or if earlier, upon the effective date of a Succession Agreement expected to be dated as of July 1, 2009 among Northern Trust, Northern Trust Investments, State Street and State Street Bank, which effective date is expected to occur some time in 2010, which we refer to as the FISA Effective Date. The Northern Fiduciary Services Agreement provides, among other things, for the substitution of Northern Trust for State Street as trustee of the Collective Trust. As permitted under the Northern Fiduciary Services Agreement, Northern Trust has determined to cause Northern Trust Investments to carry out Northern Trust’s obligations to act as trustee of the Collective Trust and related duties. From and after the FISA Effective Date, Northern Trust will be liable to the same extent as if Northern Trust had directly performed such obligations and related duties, and Northern Trust Investments will be responsible for all the functions currently performed by State Street in its capacity as trustee of the Collective Trust. In accordance with the Northern Fiduciary Services Agreement, Northern Trust Investments has recommended an investment policy for the Program, which has been accepted by the ABA Retirement Funds.

Prior to the FISA Effective Date, Northern Trust has been appointed by the ABA Retirement Funds as to act as investment fiduciary for the Program, and as permitted by the Northern Fiduciary Services Agreement, Northern Trust has determined to utilize Northern Trust Global Advisors, Inc., a wholly-owned subsidiary of Northern Trust Corporation, to assist it to carry out Northern Trust’s obligations as investment fiduciary.

Northern Trust is a wholly-owned subsidiary of Northern Trust Corporation, a publicly-traded bank holding company registered with the Federal Reserve Board pursuant to the Federal Bank Holding Company Act of 1956, as amended. Northern Trust Corporation operates as a financial holding company pursuant to the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations. Northern Trust is an Illinois banking corporation and as of December 31, 2008 had a total risk-based capital ratio of 14.06%, which is in excess of applicable regulatory minimum requirements for qualifying as a well-capitalized bank under the Federal Reserve Board’s risk-based capital rules. Northern Trust Corporation is a leading specialist in meeting the needs of institutional investors worldwide. Northern Trust Investments’ customers include mutual funds, collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2008, Northern Trust and its affiliates on a consolidated basis had approximately $3.0075 trillion of assets under custody and had approximately $558.8 billion of assets under management. Northern Trust’s principal offices are located at 50 South LaSalle Street, Chicago, Illinois 60675.

As described under “Information with Respect to the Funds,” certain Funds participate, directly or indirectly, in the State Street Bank securities lending program. As described under “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending,” State Street Bank has imposed withdrawal limitations with respect to the securities lending program (although these withdrawal limitations have not impacted, the Program). Under the Succession Agreement, the FISA Effective Date is to occur within six months after limitations on withdrawal have been lifted or the market value of the cash collateral funds has reached a specified level. It is expected that the FISA Effective Date will occur on or about September 30, 2010 although, it may occur earlier or later. Prior to the FISA Effective Date, State Street will remain as trustee of the Collective Trust, and pursuant to amendments to the Administrative and Investment Services Agreement between ABA Retirement Funds and State Street Bank, as amended, which we refer to as the Administrative and Investment

Services Agreement, Northern Trust, as investment fiduciary, will, from and after July 1, 2009, exercise the rights previously held by ABA Retirement Funds to make recommendations to the Trustee regarding certain of the investment options and the engagement and termination of Investment Advisors with respect to such options, consistent with the investment policy for the Program developed by Northern Trust and accepted by the ABA Retirement Funds. (Northern Trust, however, has not made, and has no authority to make, recommendations regarding management of the indexed portions of the Large Cap Equity Fund or the Small-Mid Cap Equity Fund, the Index Funds or the Retirement Date Funds.) Northern Trust has made recommendations and State Street has reviewed and evaluated such recommendations and, giving full consideration to them as the Administrative and Investment Services Agreement requires, has made its determination as to those recommendations that should be implemented and those Investment Advisors that should be retained. The selection of Funds to be offered as investment options as described in this prospectus is consistent with State Street’s determinations.

From and after the FISA Effective Date, Northern Trust Investments, as trustee of the Collective Trust, will have exclusive discretion and control over the assets of the Collective Trust, and Northern Trust no longer will act as investment fiduciary. Upon the substitution of Northern Trust Investments for State Street as the trustee of the Collective Trust, State Street will no longer serve as trustee of the Collective Trust and Northern Trust will replace State Street Bank as trustee of the ABA Members Trusts.

In connection with the substitution of Northern Trust Investments as the trustee of the Collective Trust, the Declaration of Trust of the Collective Trust is expected to be amended and restated as the American Bar Association Members/Northern Trust Collective Trust. It is expected that, as of the FISA Effective Date, Northern Trust Investments will manage the Program pursuant to the investment policy for the Program as then in effect and as the same may be modified from time to time by Northern Trust Investments with the acceptance of the ABA Retirement Funds.

The Northern Fiduciary Services Agreement provides that with respect to the designation of Northern Trust Investments as trustee of the Collective Trust, Northern Trust Corporation, will guarantee, in writing, the obligations of Northern Trust Investments as trustee, and such guarantee has been executed and delivered to the ABA Retirement Funds.

Commencing on the FISA Effective Date, Northern Trust will be paid a trust, management and administration fee based on the aggregate value of assets held by the Funds, excluding the Retirement Date Funds, at the following annual rate:

Value of Assets	Rate
First $1 billion	.115%
Next $2 billion	.08
Over $3 billion	.065

This fee will accrue daily and be paid to Northern Trust at the end of each calendar month. This fee is based upon the Funds line-up as described in this prospectus and specific construction of each Fund relative to its advisor composition, custody and other Fund administration requirements. ABA Retirement Funds and Northern Trust reserve the right to change such fee should the Funds line-up or construction change in the future in a manner which changes Northern Trust’s costs of administering the Funds.

Also commencing on the FISA Effective Date, Northern Trust will be paid a Retirement Date Funds management fee of .115%, applied to the aggregate value of assets held by the Retirement Date Funds. This fee will accrue daily and be paid to Northern Trust at the end of each month.

Effective on or about the date of this prospectus, Ennis Knupp & Associates is no longer retained by ABA Retirement Funds to provide investment consulting services.

Northern Trust, Northern Trust Investments and ING Services have entered into a Program Interface Agreement, which we refer to as the Northern Trust Interface Agreement, pursuant to which, the parties have agreed to provide the services and information to each other as is necessary or appropriate to operate the Program from and after the FISA Effective Date. ABA Retirement Funds is a third-party beneficiary of the Northern Trust Interface Agreement with the power to enforce its terms for the benefit of the Program.

Pursuant to the Administrative and Investment Services Agreement, ABA Retirement Funds has directed State Street to engage its affiliate, State Street Global Markets, LLC, to act as transition manager to facilitate the transition of Program assets through the changes described herein.

ABA RETIREMENT FUNDS

As sponsor of the Program, ABA Retirement Funds is responsible for the design of the Program documents, the maintenance of the American Bar Association Members Defined Benefit Pension Plan, the American Bar Association Members Retirement Plan, the Retirement Trust and the Pooled Trust. ABA Retirement Funds has engaged State Street Bank to provide investment services and to make the investment options available under the Program. Under the Administrative and Investment Services Agreement between ABA Retirement Funds and State Street Bank, as amended, which we refer to as the Administrative and Investment Services Agreement, State Street Bank may substitute a wholly-owned subsidiary of State Street Bank as trustee of the Collective Trust, and effective as of December 1, 2004, State Street became the trustee of the Collective Trust on such date.

Under the Administrative and Investment Services Agreement, ABA Retirement Funds has the right to designate an investment fiduciary with the authority to make recommendations to State Street regarding the addition or deletion of Funds as investment options and the engagement and termination of Investment Advisors. ABA Retirement Funds, with or without the assistance of a consultant, also monitors the performance of State Street, State Street Bank and the investment fiduciary. Pursuant to the Administrative and Investment Services Agreement and Northern Fiduciary Services Agreement, ABA Retirement Funds has designated Northern Trust as investment fiduciary with certain rights and responsibilities of the ABA Retirement Funds under the Administrative and Investment Services Agreement to make recommendations to State Street regarding the addition or deletion of Funds as investment options and the engagement and termination of Investment Advisors, as well as to monitor the performance of State Street, State Street Bank and the Investment Advisors. State Street has accepted such designation and has agreed to give full good faith consideration to all such recommendations made by Northern Trust, although State Street retains exclusive management and control over the Funds and the Investment Advisors.

Pursuant to the above-described arrangements, Northern Trust has recommended the engagement of State Street Bank to manage the Real Asset Return Fund and the Target Risk Funds. Also, pursuant to the investment policy for the Program as Northern Trust Investments has recommended and ABA Retirement Funds has accepted, Northern Trust has recommended, and State Street has considered and determined to adopt, the other changes to the Program as described in this prospectus, except that Northern Trust has not made, and does not have authority to make, recommendations regarding management of the indexed portions of the Large Cap Equity Fund or the Small-Mid Cap Equity Fund, the Index Funds or the Retirement Date Funds. In addition, Northern Trust has not made, and does not have authority to make, recommendations with the respect to the securities lending activities conducted by State Street Bank.

Under the Program Services Agreement between ABA Retirement Funds and ING Life, ING Life, through ING Services, performs recordkeeping, communication, administration and marketing services previously required to be performed by State Street Bank under the Administrative and Investment Services Agreement.

State Street, State Street Bank, ING Life, Northern Trust, Northern Trust Investments and ABA Retirement Funds have reviewed and negotiated the terms and conditions of the respective documents establishing the respective rights and obligations of the parties, including fees payable to State Street Bank, Northern and ING Life in connection with the Program. ABA Retirement Funds monitors State Street’s, State Street Bank’s, Northern’s, Northern Trust Investments’ and ING Life’s services rendered in connection with the Program and approves the hiring by State Street and State Street Bank of certain other major service providers, such as actuaries and consultants.

CONTRIBUTIONS AND INVESTMENT SELECTION

Contributions

The person or entity responsible for allocating the assets of a plan among the investment options, which we refer to as the Investor, may be either the Participant, the Employer or the plan trustee depending on the terms of the plan. In the case of the American Bar Association Members Retirement Plan, each Participant is an Investor and, generally, in the case of the American Bar Association Members Defined Benefit Pension Plan, the Employer is the Investor. However, with respect to certain prior plan accounts under the American Bar Association Members Defined Benefit Pension Plan, the Participant is the Investor. In the case of an individually designed plan, the Participant, Employer or plan trustee may be the Investor. Participant-Investors may not send contributions directly to State Street Bank; all contributions are made under the Plan through their Employer. All contributions should be remitted from the Employer’s business account. Contributions may be made by check or money order payable to “State Street Bank and Trust Company, Trustee” and should be sent to State Street Bank, ABA Retirement Funds program, P.O. Box 5142, Boston, Massachusetts 02206-5142. Contributions sent by registered or certified mail and items sent by overnight delivery services that do not deliver to post office boxes should be sent to State Street Bank and Trust Company, ABA Retirement Program, One Heritage Drive, North Quincy, Massachusetts 02171. Employers who wish to transmit contributions to State Street Bank by wire transfer should provide wire notification and a contribution remittance form to State Street Bank at least two Business Days before funds are wired. This information can be transmitted by facsimile to State Street Bank at (617) 376-9255.

All contributions must be received by State Street Bank from the Employer within the time specified by applicable law and must be accompanied by proper instructions as to the allocation of such contributions to Participants’ individual accounts or the plan account.

Contributions are credited on the day of receipt if they are accompanied or preceded by proper allocation instructions and are received by 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on a Business Day. Contributions received after that time will be credited on the following Business Day. Remittance of a contribution which State Street believes to be incorrect or failure to provide instructions as to the particular Investor account to which a contribution should be deposited may result in a delay in crediting contributions.

Contributions allocated to the Funds are used to purchase Units in the Funds at the per Unit values of the Fund, calculated as of the close of the regular trading session of the New York Stock Exchange on the Business Day on which the contributions are credited. Contributions may not be made directly to the Self-Managed Brokerage Account. Also, contributions may not be allocated to the Balanced Fund, effective as of the date of this prospectus. See “Balanced Fund.”

Allocation Instructions

Each Investor must provide initial instructions relating to how contributions are to be invested by completing the applicable enrollment form for the type of plan involved. An Investor may change allocation instructions via the Voice Response Unit by calling (800) 348-2272, by accessing the Program’s Web site at www.abaretirement.com using the “Change Elections” portion in the “Manage Investments” section or by completing the appropriate allocation instruction form. All allocation instruction forms should be sent by the Employer to State Street Bank, ABA Retirement Funds program, P.O. Box 5142, Boston, Massachusetts 02206-5142. If State Street Bank has received notice satisfactory to it that there is no Employer to forward such instructions, State Street Bank may accept such instructions directly from non-Employer Investors. Investment instructions sent by registered or certified mail and items sent by overnight delivery services that do not deliver to post office boxes should be sent to State Street Bank and Trust Company, ABA Retirement Funds, One Heritage Drive, North Quincy, Massachusetts 02171.

Instructions become effective on the date of receipt, provided that State Street Bank receives them by 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on a Business Day. Investment allocation instructions received after that time will become effective on the following Business Day. Investment allocation instructions remain in effect until State Street Bank receives a subsequent request to change investment allocations.

Investors may allocate contributions in whole percentages among any number of investment options and may direct the allocation of employer contributions in different percentages than employee contributions. Investment percentages elected for employer contributions will apply to profit sharing, pension plan and rollover contributions. If a Plan includes a 401(k) feature, the investment percentages elected for employer contributions will also apply to 401(k) qualified non-elective contributions, all safe harbor employer contributions and all matching contributions. Contributions may not be allocated directly to a Self-Managed Brokerage Account, but must first be allocated to one or more of the Funds and then transferred to a Self-Managed Brokerage Account. See “Self-Managed Brokerage Accounts.” Also, contributions may not be allocated to the Balanced Fund, effective as of the date of this prospectus. See “Balanced Fund.” The allocation percentages elected for employee contributions will automatically apply to both voluntary after-tax contributions and 401(k) salary deferral contributions. Investors should make sure that the percentages requested add up to 100% for each type of contribution. To the extent that State Street Bank does not receive what it considers proper allocation instructions or if such instructions are unclear or ambiguous, State Street Bank will endeavor to obtain a clarification or correction of the instructions. To the extent State Street Bank has not received allocation instructions for either employer or employee contributions or is unable to obtain clarification or correction of such instructions, State Street Bank , subject to the discussion set forth under “Terminated Funds” and “Balanced Fund”, will allocate the assets to such Fund as may be designated by the Participant’s Employer as its default option in the adoption agreement pursuant to which such Employer adopted the Program or any amendment thereto. If a transfer from an investment option is required for any reason and State Street Bank has not received allocation instructions as to where such transfer should be invested, State Street Bank, subject to the discussion set forth under “Terminated Funds” and “Balanced Fund”, will allocate the assets to be transferred to the Fund as may be designated by the Participant’s Employer as its default option in the adoption agreement pursuant to which such Employer adopted the Program or any amendment thereto.

Participant Advisor Service

The Program, with the approval of ABA Retirement Funds, has engaged ING Investment Advisors, LLC, which we refer to as ING Investment Advisors, an investment adviser registered under the Investment Advisers Act of 1940, as amended, and a subsidiary of ING Services, to make available to Participants through its call center the services of its investment advisor representatives for the telephonic delivery of investment advice and account maintenance and an Internet-based personalized defined contribution plan asset allocation investment advisor service, which we refer to as the Online Advisor Service. ING Services is a wholly owned subsidiary of ING Group, a Netherlands-based financial services company. The advisory service model described herein is based on Department of Labor Advisory Opinion 2001-09A.

ING Investment Advisors provides to Investors who are Participants (or beneficiaries) in the American Bar Association Members Retirement Plan (and certain individually designed defined contribution plans) individualized investment advice regarding the investment options under the Program over the telephone through its investment advisor representatives or via the Internet through access to the Online Advisor Service Web site. The Online Advisor Service provides retirement forecasts and advice, utilizing the computer program of Financial Engines, Inc.®, which we refer to as FE, which is not affiliated with ING Investment Advisors, to analyze market conditions and the Funds available under the Collective Trust, as well as information provided by the Investor through an electronic questionnaire or through discussions with an investment advisor representative over the telephone. Based on this analysis, the FE computer program will generate specific portfolio recommendations to the Investor as to the allocation of account balances among the Funds. The computer program is based upon the application of economic models and formulae developed by FE that are not specific to

ING Investment Advisors or its affiliated companies, or the investment options, but are based on generally accepted financial planning and investment principles. Hence, neither ING Investment Advisors nor FE have any discretion regarding the allocation recommendations generated by the computer program.

The investment advice and recommendations provided to Investors by ING Investment Advisors are required by law to be unbiased and solely in the best interest of Investors. ING Investment Advisors’ recommendations of specific investment options are prepared and provided without consideration to revenues received by ING Investment Advisors for the delivery of its services or the advisory fees it charges for the services it provides.

Investors are solely responsible for determining whether to use or follow the investment advice provided by ING Investment Advisors. Additional information regarding this service may be obtained from State Street Bank at (800) 348-2272.

The fees for the Online Advisor Service are included in the program expense fee payable to ING Life. Because the program expense fee is charged against the Unit values of the Funds, all Participants investing in the Funds effectively bear the cost of the Online Advisor Service, regardless of whether they actually use the service. See “Deductions and Fees.”

Separately, an Investor may elect to receive advice through a call center investment advisor representative and to have the Investor’s account advised by ING Investment Advisors through the Professional Account Manager program. An Investor electing to receive such services will incur a monthly charge payable directly from the Investor’s account as of the last day of each month for which the Investor has elected to receive such advice, based upon the following fee schedule:

Advised Account Balance	Annualized Fee
First $100,000.50%
Next $50,000.45
Next $50,000.40
Next $100,000.35
Amounts over $300,000.25

Any Investor who has elected to use the Professional Account Manager program may elect to discontinue such use as of any month-end by making a request by telephone to a call center investment advisor representative no later than five Business Days prior to the applicable month-end.

In 1999, State Street Bank made a $5 million equity investment in FE, representing less than 1.3% of FE’s total equity, and entered into an agreement with FE to build a technology link (data transfer protocols and interfaces) between State Street Bank’s recordkeeping database and the FE Internet-based advisor service. Thus, any client of State Street Bank for whom State Street Bank provides recordkeeping services may select FE as a provider of its Internet-based asset allocation advisor service and State Street Bank will build a link between its recordkeeping system and the FE system. Except with respect to the Program, State Street Bank is paid a fee for such data transfer service equal to a percentage of the fees paid to FE.

Additional Information

Persons who are Employers or who are responsible for allocating assets under a particular plan may obtain administrative, investment allocation and transfer forms or additional information by:

•	calling State Street Bank at (800) 348-2272 between 8:00 a.m. and 8:00 p.m. Eastern time;

•	calling the Program’s FaxBack line at (877) 202-3930; or

•	accessing the Program’s Web site at www.abaretirement.com.

A Participant may also obtain forms from his or her Employer, or by using one of the methods outlined above.

For information regarding enrollment in the Program, Eligible Employers may call State Street Bank at (800) 826-8901 between 9:00 a.m. and 5:00 p.m. Eastern time or write to State Street Bank and Trust Company, P.O. Box 5142, Boston, Massachusetts 02206-5142.

For Unit values for the current Funds, and for the 30-day yield of the Bond Core Plus Fund and the Bond Index Fund, call State Street Bank at (800) 826-8905.

For a recorded message providing current account information, call State Street at (800)  348-2272.

TRANSFERS AMONG INVESTMENT OPTIONS AND WITHDRAWALS

Transfers among offered investment options may be authorized at any time, subject to the terms and restrictions applicable to each investment option as discussed below under “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.” A specified whole percentage or whole dollar amount or the total investment in an investment option may be transferred. Transfers will be made on the day State Street Bank receives properly authorized instructions from the Investor, provided that these instructions are received not later than 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on a Business Day. Transfer requests received after that time will be made on the next Business Day. Transfers may not be made into the Balanced Fund, effective as of the date of this prospectus. Transfers involving Funds and withdrawals from the Balanced Fund are effected based upon the relative Unit values of the Funds or the Balanced Fund as determined at the close of the regular trading session of the New York Stock Exchange on the effective date of the transfer. There is no fee for transfers among investment options.

Transfer requests may be made by telephone through the Voice Response Unit or a Participant Services Representative or via the Internet Web site. Call State Street Bank at (800) 348-2272 to make telephone transfers. All telephone transfer instructions are recorded. By authorizing telephone transfers, the Investor consents to such recording. State Street Bank will accept telephone transfer instructions from any person who provides the correct identifying information. Consequently, this service may entail additional risks. State Street Bank reserves the right, subject to the approval of ABA Retirement Funds, to cancel telephone transfer services at any time without advance notice to Investors. Transfer requests may also be made through the Program’s Web site by accessing www.abaretirement.com. The Investor must use the correct identifying information in order to gain access to such Investor’s account through the Internet. Transfers will be effective as of a particular Business Day if confirmed on the Internet no later than 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on that Business Day. Transfers confirmed after that time will be made on the next Business Day. In addition, a “Transfer Among Investment Options” form may be sent to State Street Bank, ABA Retirement Funds program, P.O. Box 5142, Boston, Massachusetts 02206-5142.

Frequent Trading; Restrictions on Transfers. Short-term or other excessive trading into and out of a Fund may harm its performance by disrupting portfolio management strategies and by increasing expenses. The policy of State Street, as trustee, is to discourage such trading. The International All Cap Equity Fund and the International Index Equity Fund have both adopted a specific excessive transfer restriction with respect to an Investor’s ability to make transfers into the International All Cap Equity Fund or the International Index Equity Fund. Under this restriction, Investors may make not more than one transfer into the International All Cap Equity Fund or the International Index Equity Fund within any 45 calendar day period. There are no restrictions on an Investor’s ability to make transfers out of the International All Cap Equity Fund or the International Index Equity Fund on any Business Day. The International All Cap Equity Fund and the International Index Equity Fund have adopted this restriction to reduce potential disruptions to such Fund that could potentially affect its investment performance. An Investor who is unable to make a transfer into the International All Cap Equity Fund or the International Index Equity Fund as a result of this restriction will not achieve the investment results, whether gain or loss, that would have been achieved if the transfer were implemented. The International All Cap Equity Fund, the International Index Equity Fund and their respective other Investors do not incur any gain or loss as a result of such inability of such Investor to make a transfer.

State Street, as trustee, reserves the right to take such additional actions with respect to excessive trading activity in the International All Cap Equity Fund, the International Index Equity Fund or other investment options, such as the rejection of transfer requests, as it may, in its discretion, deem appropriate and in the best interests of all Investors to curtail excessive trading. In addition, to discourage short-term trading, State Street Bank, as State Street’s agent, may use fair value pricing in certain circumstances, as discussed under “Information With Respect to the Funds—Valuation of Units.”

State Street reserves the right to suspend withdrawals from or transfers to any Fund or a Self-Managed Brokerage Account or transfer or withdrawals from the Balanced Fund at any time during which any market or stock exchange on which a significant portion of the investments of a Fund, a Self-Managed Brokerage Account or the Balanced Fund are quoted is closed or during which dealings thereon are restricted or suspended. In addition, State Street reserves the right to suspend withdrawals or transfers to or from any Fund or transfer or withdrawals from the Balanced Fund at any time during which (a) there exists any state of affairs which, in the reasonable opinion of State Street, constitutes an emergency as a result of which disposition of the assets of a Fund or transfer or withdrawals from the Balanced Fund would not be reasonably practicable or would be seriously prejudicial to the holders of Units of a Fund or the Balanced Fund, (b) there has been a breakdown in the means of communication normally employed in determining the price or value of any of the investments of a Fund or the Balanced Fund, or of current prices on any stock exchange on which a significant portion of the direct or indirect investments of such Fund or the Balanced Fund are quoted, or when for any reason the prices or values of any investments owned by such Fund cannot reasonably be promptly and accurately ascertained, or (c) the transfer of funds involved in the realization or acquisition of any investment cannot, in the reasonable opinion of State Street, be effected at normal rates of exchange. In addition, transfers and withdrawals from the Stable Asset Return Fund may be suspended or limited temporarily if the amount of liquid assets in the Stable Asset Return Fund is insufficient to satisfy all withdrawal or transfer requests.

With respect to the Stable Asset Return Fund, State Street will utilize a tiered liquidity structure in the following sequence to satisfy withdrawal and transfer requests: cash flows (contributions, transfers-in, maturities and interest); and sales of Short-Term Investment Products. In the event that the amount of liquid assets held by the Stable Asset Return Fund is insufficient to satisfy all withdrawal and transfer requests immediately, State Street may be forced to limit or suspend withdrawals and transfers from the Stable Asset Return Fund. In such cases, withdrawals by Participants from the Program because of death, disability, retirement or termination of employment will be given priority and will be honored from available liquid assets, including the benefit responsive features of the investment contracts, in the order in which withdrawal instructions were received by State Street. Subject to any applicable legal requirements, after all such withdrawals have been effected, transfers to other allowable investment options will be honored from available liquid assets in the order that transfer instructions were received by State Street. The length of any suspension or limitation on withdrawals or transfers could vary and would depend, on the one hand, on the aggregate amount of assets that Participants have requested to withdraw or transfer and, on the other hand, on the rate at which assets become available for withdrawal or transfer through the exercise of permitted withdrawal rights under the investment contracts and through the maturity of investment contracts and the rate at which additional monies are contributed to the Stable Asset Return Fund by Participants. See “Stable Asset Return Fund.”

Withdrawals. Withdrawals from the Funds are made at such time and in such manner as is prescribed by the various plans which participate in the Program.

DEDUCTIONS AND FEES

Program Expense Fees

The Collective Trust pays a program expense fee to each of ING Life (or ING Services) and ABA Retirement Funds for their services in connection with the Program, as described under “ING Life and ING Services” and “ABA Retirement Funds,” respectively. For all investment options other than the Self-Managed Brokerage Account, the fee is paid directly from the assets of the Funds. ING Life is contractually responsible for all services provided by ING Services.

Since May 1, 2009, the Collective Trust has paid a program expense fee to ING Life equal to (A) $135,250 for each of the first twelve calendar months after that date, (B) $177,850 for each of the next twelve calendar months, and (C) $152,850 for each of the remaining calendar months of the term of the Program Services Agreement; plus, for each calendar month of the term of the Program Services Agreement, a fee based on the aggregate assets of the Funds and the Balanced Fund at the following annual rate:

Value of Assets	Rate of ING Life Program Expense Fee
First $4 billion	0.47%
Next $1 billion	0.36
Next $1 billion	0.215
Over $6 billion	0.22

This program expense fee is accrued daily and paid monthly based on the aggregate assets of the Funds and the Balanced Fund as of the last Business Day of the preceding month. The Funds and the Balanced Fund bear their respective portions of this program expense fee pro rata based on their respective net asset values as of the time of calculation thereof. This program expense fee attributable to the portions of the Balanced Fund invested in the Large Cap Equity Fund and the Bond Core Plus Fund are accrued and paid from the Large Cap Equity Fund or the Bond Core Plus Fund, as applicable, not from such portion of the Balanced Fund. The Program Services Agreement contains certain service standards applicable to the performance of recordkeeping services by ING Life and imposes penalties that reduce the program expense fee if these service standards are not met.

Prior to May 1, 2009, the Collective Trust paid a program expense fee to State Street Bank based on the aggregate assets of the Funds and the Balanced Fund at the following annual rate (excluding one-time project fees):

Value of Assets	Rate of State Street Bank Program Expense Fee
First $2 billion	0.40%
Next $1 billion	0.31
Next $1 billion	0.21
Over $4 billion	0.13

For the year ended December 31, 2008, the program expense fee paid to State Street Bank was $12,464,738. The agreement between ABA Retirement Funds and State Street Bank had service standards similar to those contained in the Program Services Agreement and imposed similar penalties for failure to meet these standards. No service penalties were imposed for the year ended December 31, 2008.

A one-time additional program expense fee of $150,000 was charged to the Program on February 2, 2009 relating to expenses incurred by State Street in connection with the establishment of five new Index Funds in early 2009.

The program expense fee payable to ABA Retirement Funds is based on the aggregate assets of the Funds and the Balanced Fund. Effective June 18, 2009, the Collective Trust pays a program expense fee to ABA Retirement Funds at the following annual rate:

Value of Assets	Rate of ABA Retirement Funds Program Expense Fee
First $3 billion	.075%
Next $1 billion	.065
Next $1 billion	.035
Next $1 billion	.025
Over $6 billion	.015

This program expense fee is accrued daily and is paid to ABA Retirement Funds monthly based on the aggregate assets of the Funds and the Balanced Fund as of the end of the last Business Day of the preceding month. The Funds and the Balanced Fund bear their respective portions of this program expense fee pro rata based on their respective net asset values as of the time of calculation thereof. This program expense fee attributable to the portions of the Balanced Fund invested in the Large Cap Equity Fund and the Bond Core Plus Fund are accrued and paid from the Large Cap Equity Fund or the Bond Core Plus Fund, as applicable, not from the Balanced Fund. The fee schedule set forth above may be increased only by written notification of such increase to all Employers, and shall become effective after a minimum of 60 days from such notice.

Prior to June 18, 2009, the Collective Trust paid a program expense fee to ABA Retirement Funds at the following annual rate:

Value of Assets	Rate of ABA Retirement Funds Program Expense Fee
First $500 million	.075%
Next $850 million	.065
Next $1.15 billion	.035
Next $1.5 billion	.025
Over $4.0 billion	.015

The program expense fee paid to ABA Retirement Funds for the year ended December 31, 2008 was $1,633,245.

Trust, Management and Administration Fee

Effective February 2, 2009, the Collective Trust pays State Street Bank a fee for trust, management, administration and custody services relating to the assets in the Funds and the Balanced Fund based on the aggregate value of their assets at the following annual rate:

Value of Assets	Rate of Trust, Management and Administration Fee
First $1.0 billion	.202	%*
Next $1.8 billion	.067
Over $2.8 billion	.029

*	Prior to February 2, 2009, the annual fee rate on the first $1.0 billion was .217%, on the next $1.8 billion was .067% and over $2.8 billion was .029%.

This fee is accrued on a daily basis and is paid monthly from the assets of the Funds and the Balanced Fund. The Funds and the Balanced Fund bear their respective portions of this fee pro rata based on their respective net asset values as of the time of calculation thereof. The trust, management and administration fees attributable to the portions of the Balanced Fund invested in the Large Cap Equity Fund and the Bond Core Plus Fund are accrued and paid from the Large Cap Equity Fund or the Bond Core Plus Fund, as applicable, not from the Balanced Fund.

The fee paid to State Street Bank for trust, management, administration and custody services for the year ended December 31, 2008 was $3,617,122.

Benefit payments under the Program generally are made by check. Within two Business Days before the check is payable, funds for the payment of benefits are transferred to a non-interest bearing account with State Street Bank. There is no separate fee charged for benefit payments.

For a description of certain expected changes to the above-described arrangements, see “Recent and Expected Changes to the Program; Role of Northern Trust.”

Investment Advisor Fees —Managed Funds

An Investment Advisor fee is paid to each Investment Advisor with respect to the Managed Funds, excluding the Stable Asset Return Fund, based on the value of the assets allocated to that Investment Advisor. These fees are accrued on a daily basis and paid monthly from the respective Managed Funds.

Effective on or about the date of this prospectus, each of the Large Cap Equity Fund, the Small-Mid Cap Equity Fund and the International All Cap Equity Fund pays its Investment Advisors aggregate fees at the following respective blended annual rates:

Fund	Advisory Fees
Large Cap Equity Fund	0.30%
Small-Mid Cap Equity Fund	0.55
International All Cap Equity Fund	0.50

The Bond Core Plus Fund pays its Investment Advisor a fee at the following annual rate:

Value of Assets in Bond Core Plus Fund(1) Allocated to Pacific Investment Management Company LLC	Rate
First $25 million	.50%
Next $25 million	.375
Over $50 million	.25

Prior to the date of this prospectus, Investment Advisor fees were paid by the International All Cap Equity Fund to its Investment Advisors at the following annual rates.

Value of Assets in International All Cap Equity Fund Allocated to JPMorgan Asset Management (UK) Limited	Rate
First $100 million	.65%
Over $100 million	.55

(1)	The assets of the debt portion of the Balanced Fund are invested in the Bond Core Plus Fund. Pacific Investment Management Company LLC receives an Investment Advisor fee according to this fee schedule and based on the aggregate value of all assets allocated to the Bond Core Plus Fund, including those so allocated through the debt portion of the Balanced Fund.

Value of Assets in International All Cap Equity Fund Allocated to Philadelphia International Advisors, LP	Rate
First $5 million	.75%
Next $10 million	.55
Over $15 million	.45

Investment Advisor Fees—Index Funds and Indexed Portions of Managed Funds

Since February 3, 2009, the Collective Trust has paid Investment Advisor fees to State Street Bank for the investment management services it performs relating to the assets in the Index Funds. The Collective Trust also pays Investment Advisor Fees to State Street Bank for the investment management services it performs relating to the indexed portions of the Large Cap Equity Fund and the Small-Mid Cap Equity Fund. These fees are accrued on a daily basis and paid monthly from the relevant assets of the respective Funds and are based on respective net asset values as of the time of calculation. The fees for the indexed portions of the Managed Funds identified above are at an annual rate of .05% of the relevant assets of these Funds, and the fees for the respective Index Funds are at the following annual rates:

Index Fund	Rate
Bond Index Fund	.04%
Large Cap Index Equity Fund	.02
All Cap Index Equity Fund	.05
Mid Cap Index Equity Fund	.05
Small Cap Index Equity Fund	.05
International Index Equity Fund	.10

Investment Advisor Fees—Real Asset Return Fund

Fees are paid to State Street Bank for the investment management services it performs relating to the assets in the Real Asset Return Fund. These services include monitoring appropriate asset allocations at various time periods and selection of investment vehicles by which to gain exposure to desired allocations. This fee is at the annual rate of .10% of the assets of the Real Asset Return Fund and is accrued on a daily basis and paid monthly from the assets of the Fund.

Investment Advisor Fees—Retirement Date Funds

Fees are paid to State Street Bank for the investment management services it performs relating to the assets in the Retirement Date Funds. These services include monitoring appropriate asset allocations at various time periods to target date and selection of investment vehicles by which to gain exposure to desired allocations. This fee is at the annual rate of .10% of the assets of the Retirement Date Funds and is accrued on a daily basis and paid monthly from the assets of the respective Retirement Date Funds. The Retirement Date Funds bear their respective portions of this fee pro rata based on their respective net asset values as of the time of calculation of the fee.

Investment Advisor Fees—Target Risk Funds

Fees are paid to State Street Bank for the investment management services it performs relating to the assets in the Target Risk Funds. These services include monitoring appropriate asset allocations at various time periods and selection of investment vehicles by which to gain exposure to desired allocations. This fee is at the annual rate of .07% of the respective Target Risk Funds and is accrued on a daily basis and paid monthly from the assets of the respective Funds. The Target Risk Funds bear their respective portions of this fee pro rata based on their respective net asset values as of the time of calculation thereof.

Operational and Offering Costs

Recurring expenses incurred in connection with operating the Collective Trust, such as printing, legal, registration, consulting and auditing expenses, are considered operational expenses and are accrued throughout the year. For the year ended December 31, 2008, these expenses totaled $3,617,000, which includes $189,750 that was paid by the Collective Trust to Ennis Knupp & Associates for certain investment consulting services. Fees in the amount of approximately $8,370 for the registration of $150 million of Units with the Securities and Exchange Commission were paid in March 2009 and are an operational cost. Fees in the amount of approximately $69,750 for the registration of $1.25 billion of Units with the Securities and Exchange Commission were paid in May 2009 and are an operational cost. These operational costs are allocated to all of the Funds and the Balanced Fund based on net asset value. For purposes of this allocation, assets of the Balanced Fund invested through the Large Cap Equity Fund or the Bond Core Plus Fund are included only under the Large Cap Equity Fund or the Bond Core Plus Fund, as applicable, and not under the Balanced Fund.

Expenses relating to the establishment and offering of the five new Index Funds in early 2009 were approximately $545,000. These one-time expenses were charged to the Program on February 2, 2009.

From the date of this prospectus until the FISA Effective Date, the Collective Trust will pay Northern Trust an annual fee of $500,000 for its services as Investment Fiduciary, plus a one time payment of $250,000 for related services performed by Northern Trust prior to the date of this prospectus. The one-time payment will be charged to the Collective Trust on or about the date of this prospectus and will thereupon be paid to Northern Trust. Northern Trust’s annual fee will accrue on a daily basis and will be paid monthly from the assets of the respective Funds. The Funds will bear their respective portions of this fee based on their respective net asset values as of the time of calculation of the fee.

With respect to any Fund that engages in securities lending, State Street and/or State Street Bank may waive fees with respect to the Program payable to State Street and/or State Street Bank to take into account, in whole or in part, any differences between amortized cost and mark-to-market value pricing attributable to the cash collateral funds.

Self-Managed Brokerage Account Fees

Transaction fees for the purchase or sale of securities for the Self-Managed Brokerage Account of a Participant are charged in accordance with the schedule of rates communicated from time to time to Participants with Self-Managed Brokerage Accounts. These transaction fees are imposed by State Street Global Markets, LLC, a member of the Financial Industry Regulatory Authority and an affiliate of State Street Bank.

Actuarial and Consulting Services and Fees

State Street Bank has retained a third-party consulting firm to provide actuarial services and other services related to individually designed plan features for each Employer that adopts or has adopted the American Bar Association Members Defined Benefit Plan or any other plan requiring either actuarial or other such special plan related services. The fees and expenses of the consulting firm will be charged to the Employer based on the amount of such services provided by the consulting firm. If the fee is not paid directly by the Employer, such fee, if permissible, will be deducted from the Employer’s plan’s assets.

Fee Recipients

The following table summarizes the fees paid to the Investment Advisors for services rendered to the Managed Funds then in operation for the year ended December 31, 2008:

Fund(1)	Advisory Fees
Bond Core Plus Fund	$1,198,251
International All Cap Equity Fund	1,280,304

(1)	The Stable Asset Return Fund does not have applicable Investment Advisor fees.

The All Cap Index Equity Fund did not pay any fees for investment management services in 2008, and the remaining Index Funds did not commence operation until early 2009.

The fees paid to State Street Bank for investment management services it performs relating to the Retirement Date Funds for the year ended December 31, 2008 were as follows:

Retirement Date Fund	Investment Advisor Fees
Lifetime Income Retirement Date Fund	$29,351
2010 Retirement Date Fund	52,213
2020 Retirement Date Fund	81,762
2030 Retirement Date Fund	59,210
2040 Retirement Date Fund	36,167

The following information with respect to estimated fees for 2009 is based on the approximate amount of assets of the Program on December 31, 2008, which was $2,945 million.

The party with primary responsibility for recordkeeping, administration and marketing of the Program (which was State Street Bank before May 1, 2009 and ING Life on and after May 1, 2009) would receive a program expense fee of $13,840,000 on an annual basis. This amount is calculated using the pro-rated fee of each service provider. ABA Retirement Funds would receive a program expense fee of $1,825,000 on an annual basis in its capacity as sponsor of the Program, after proration of the change in its program expense fee as described under “Deduction and Fees – Program Expense Fees.” State Street Bank would receive a trust, management and administration fee of $3,268,00 on an annual basis, after proration of the change in State Street Bank’s fee described in “Deductions and Fees – Trust, Management and Administration Fees.” Northern Trust would receive an annual fee of $500,000 for its services as Investment Fiduciary (plus its one-time 2009 payment of $250,000 for related services performed by Northern Trust prior to the date of in this prospectus).

The following table sets forth the estimated annual Investment Advisor fees payable in 2009 by each of the Funds set forth below:

Fund	Advisory Fee (1)
Stable Asset Return Fund	$—
Bond Core Plus Fund	1,063,750
Large Cap Equity Fund	1,965,000
Small Mid Cap Equity Fund	1,210,000
International All Cap Equity Fund	580,000
Bond Index Fund	3,200
Large Cap Index Equity Fund	600
All Cap Index Equity Fund	97,500
Mid Cap Index Equity Fund	500
Small Cap Index Equity Fund	5,000
International Index Equity Fund	1,000
Lifetime Income Retirement Date Fund	25,000
2010 Retirement Date Fund	44,000
2020 Retirement Date Fund	70,000
2030 Retirement Date Fund	48,000
2040 Retirement Date Fund	30,000

(1)	The table is based on approximate amount of assets of the Program on March 31, 2009, and the approximate allocation of the Program’s assets among the investment options as of March 31, 2009. For purposes of this table, the debt portion of the Balanced Fund invested through the Bond Core Plus Fund, which totaled $[ ] million as of March 31, 2009, is not included under the Bond Core Plus Fund.

Each Employer, by electing to participate in the Program, agrees to the fees payable to State Street Bank, ING Life, Northern Trust and ABA Retirement Funds as described in this prospectus and that such fees are reasonable compensation for the services performed by State Street Bank, ING Life, Northern Trust and ABA Retirement Funds, respectively, for the Program.

ERISA AND FIDUCIARY OBLIGATIONS

Generally, each Employer’s plan and trust, as well as the ABA Members Trusts and the Collective Trust, is subject to the requirements of ERISA, and the underlying assets are ERISA plan assets. The obligations imposed by ERISA apply to those persons who have discretionary authority or control regarding the management or administration of ERISA plan assets to the extent of such discretion and control. Accordingly, in general, each Employer, each trustee of an individually designed plan, State Street Bank, as trustee of the ABA Members Trusts, State Street, as trustee of the Collective Trust, ABA Retirement Funds and each Investment Advisor will be considered ERISA fiduciaries to the extent that such person has or exercises any discretionary authority or control over plan assets.

Fiduciaries must manage ERISA plan assets in a manner consistent with the fiduciary requirements set forth in Part 4 of Title I of ERISA, including the requirement that (a) the investment of plan assets satisfy the diversification standard for a plan set forth in section 404(a) of ERISA, (b) the investment of plan assets be prudent and be in the best interests of a plan and its participants and beneficiaries, (c) the investment of plan assets be permissible under the terms of the underlying plan and trust documents, and (d) the plan not engage in a transaction described in section 406 of ERISA (commonly referred to as a “prohibited transaction”), unless an exemption applies. Therefore, each Employer (or other fiduciary with the appropriate discretion) must determine that the Program meets the applicable fiduciary requirements of ERISA.

In determining whether an investment is prudent for purposes of ERISA, the appropriate fiduciary who makes investment decisions should consider all facts and circumstances, including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the plan, and whether the investment is reasonably designed, as part of the plan assets with respect to which the fiduciary has investment duties, to further the purposes of the plan, taking into consideration the risk of loss and the opportunity for gain or other return associated with the investment. The assets of the Collective Trust, the Funds will be invested in accordance with the investment policies and objectives expressed in this prospectus, and each Self-Managed Brokerage Account will be invested in accordance with the investment directions of the respective Participant, Employer or plan trustee. None of State Street, State Street Bank, ABA Retirement Funds and the Investment Advisors has any responsibility for developing any overall investment strategy of any plan. In addition, under ERISA, no plan fiduciary is liable for any loss which results from the individual investment election of a Participant or beneficiary to the extent that a plan and a particular transaction complies with section 404(c) of ERISA and the Department of Labor regulations thereunder. See “ERISA and Fiduciary Obligations—ERISA Section 404(c)” below.

As a fiduciary, State Street must manage the assets of the Collective Trust in a manner consistent with the applicable fiduciary requirements of ERISA, including the prudent man requirement, the exclusive benefit requirement and the prohibited transaction rules. With respect to the prohibited transaction rules, State Street intends to rely on several prohibited transaction class exemptions. In addition, it is contemplated that State Street, State Street Bank and the Investment Advisors will each meet the requirements of a “qualified professional asset manager” as defined in Prohibited Transaction Class Exemption 84-14, issued by the Department of Labor.

For a description of the putative class action lawsuit filed against State Street and certain of its affiliates, including State Street Bank, alleging, among other things, breaches of their duties under ERISA in connection with State Street Bank’s securities lending program, see “Risk Factors Relating Generally to the Program—Risks Related to Securities Lending.”

Bonding. As a fiduciary, each Employer must secure adequate bonding as required by section 412 of ERISA for every fiduciary of the plan and for every person (other than for State Street personnel) who handles funds or property of the plan, which we refer to as Plan officials. The bond must protect the plan against loss due to acts of fraud or dishonesty by Plan officials. The amount of the bond is determined at the beginning of each plan year, and must be at least 10% of the amount of the funds handled. The amount must, however, be at least $1,000, and generally is not required to be more than $500,000.

ERISA Section 404(c)

In General. The American Bar Association Members Retirement Plan is intended to be a plan described in section 404(c) of ERISA and the Department of Labor regulations thereunder. Each adopting Employer intends, by adopting the American Bar Association Members Retirement Plan, to have section 404(c) of ERISA apply to the plan as so adopted. Under section 404(c) of ERISA, a Participant (or beneficiary) who exercises control over assets in his or her plan account generally is not deemed to be a plan fiduciary, and persons who are otherwise plan fiduciaries, including the adopting Employer, ABA Retirement Funds, State Street and State Street Bank may be relieved of ERISA fiduciary liability for any losses which are the direct and necessary result of investment instructions given by the Participant (or beneficiary). However, this relief may not be available for investments made pursuant to the default provisions applicable to cases where a Participant (or beneficiary) has not made an investment election.

The Department of Labor regulations under section 404(c) of ERISA describe the standards for determining whether a plan, or a particular transaction, is afforded this relief. The regulations define an “ERISA Section 404(c) plan” as an individual account plan, such as the American Bar Association Members Retirement Plan, that (i) provides Participants (or beneficiaries) an opportunity to exercise control over assets in their individual plan accounts, and (ii) provides Participants (or beneficiaries) an opportunity to choose, from a broad range of investment alternatives, the manner in which some or all of the assets in their plan accounts are invested. Set forth below is a summary of the manner in which the American Bar Association Members Retirement Plan satisfies the requirement of the regulations.

Opportunity to Exercise Control. The American Bar Association Members Retirement Plan provides Participants (or beneficiaries) an opportunity to give investment instructions to a fiduciary designated by the Employer, which is State Street Bank unless the Employer designates another fiduciary for this purpose. Participants (or beneficiaries) also are provided (or have the opportunity to obtain) information intended to enable them to make informed decisions as to available investment alternatives. This information includes: (i) identification and descriptions of the investment options available under the plan, including a general description of the investment objectives and risk and return characteristics of each option; (ii) identification of any investment managers designated by the Employer; (iii) a description of plan procedures under which Participants may give investment instructions, including limitations on frequency or number of directions; (iv) identification of certain transaction fees and expenses which are charged to a Participant’s account; (v) copies of prospectuses with respect to any mutual fund in which a Participant’s account has not previously invested; and (vi) copies of materials (such as voting forms and proxy information) necessary for a Participant to exercise any pass-through voting, tender and similar rights.

Upon request, additional information must be provided to Participants by the plan fiduciary designated by the Employer (or person or persons designated by the plan fiduciary to act on its behalf), and the Employer must identify the name, address and phone number of such person or persons. For an Employer which has not designated a fiduciary other than State Street Bank for this purpose, requests should be made to State Street Bank, ABA Retirement Funds program, P.O. Box 5142, Boston, MA 02206-5142 or by calling the ABA Retirement Funds program Participant Services Line at State Street Bank at (800) 348-2272. This information includes: (i) a description of the annual operating expenses of each investment option, such as investment management fees, administrative fees and transaction costs, which may reduce a Participant’s account, and the aggregate amount of such expenses expressed as a percentage of net assets of the investment option; (ii) copies of prospectuses, financial statements and reports and other materials relating to investment options; (iii) a list of the underlying assets of an investment option that holds “plan assets” (within the meaning of Department of Labor Regulation Section 2510.3-101), and the value of each asset (or the proportion of the investment alternative which it comprises), and with respect to some fixed rate investment contracts, the name of the issuer of the contract and the contract term and rate of return; (iv) information concerning the value of shares or Units in available investment options, including their past and current investment performance; and (v) information concerning the value of shares or Units in investment options held in a Participant’s account.

The Department of Labor regulations permit fiduciaries to decline to implement a Participant’s investment instructions if, for example, the result would be a transaction prohibited under ERISA or the Internal Revenue Code, or would generate taxable income to the plan. State Street Bank, as plan trustee, may, therefore, decline to follow the investment instructions of a Participant under these circumstances. It is generally not anticipated, however, that the exercise of investment elections allowed under the American Bar Association Members Retirement Plan, including Self-Managed Brokerage Accounts, would result in these circumstances. For information regarding certain restrictions on investment transfers, see “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

Range of Investment Alternatives. The Department of Labor regulations require a plan to offer at least three “core” investment alternatives which (i) are diversified as to type of investment; (ii) have materially different risk and return characteristics; (iii) in the aggregate enable a Participant to achieve an investment portfolio with appropriate aggregate risk and return characteristics; and (iv) tend to minimize through diversification the overall risk to Participants’ portfolios. The Stable Asset Return Fund, the Bond Core Plus Fund, the Large Cap Equity Fund, the Small-Mid Cap Equity Fund, the International All Cap Equity Fund, the Core Bond Index Fund, the Large Cap Index Equity Fund, the Mid Cap Index Equity Fund, the Small Cap Index Equity Fund, the International Index Equity Fund, the Real Asset Return Fund, the Retirement Date Funds and

the Target Risk Funds are intended to constitute “core” investment options. See “Stable Asset Return Fund,” “Bond Core Plus Fund,” “Large Cap Equity Fund,” “Small-Mid Cap Equity Fund,” “International All Cap Equity Fund,” “Core Bond Index Fund,” “Large Cap Index Equity Fund,” “Mid Cap Index Equity Fund,” “Small Cap Index Equity Fund,” “International Index Equity Fund,” “Real Asset Return Fund,” “Retirement Date Funds,” “Target Risk Funds.” If the Employer has so provided, a plan may also offer the Self-Managed Brokerage Account as an additional “non-core” investment option. The relief from fiduciary liability provided by section 404(c) of ERISA is applicable to all investment elections under a plan that is adopted under the American Bar Association Members Retirement Plan, including any elections to invest in any investment available under the Self-Managed Brokerage Account.

The Department of Labor regulations require a plan to allow Participants to transfer among the “core” investment options at least once during any three-month period. The American Bar Association Members Retirement Plan generally permits Participants to make investment elections and make transfers among investment options on a daily basis except for the International All Cap Equity Fund and the International Index Equity Fund. See “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

REGULATION OF COLLECTIVE TRUST

Although the Funds are similar in certain respects to registered open-end management investment companies (commonly referred to as “mutual funds”), the Funds under the Collective Trust are exempt from registration under the Investment Company Act of 1940 because they are “collective trust funds” maintained by a bank consisting solely of assets of the plans. For this reason, the Funds are not subject to compliance with the requirements of the Investment Company Act of 1940 that apply to mutual funds.

A typical mutual fund is operated by a board of directors or trustees through contractual arrangements with one or more investment advisors, administrators, custodians and similar service providers. Under the Investment Company Act of 1940, a mutual fund is required to provide shareholders with voting rights with respect to a variety of matters, including the election of the mutual fund’s directors or trustees, the approval of the fund’s contracts with its investment advisors and the approval of changes to the mutual fund’s fundamental investment policies.

Unlike the typical mutual fund, the Collective Trust is operated by a single corporate trustee (State Street), which, together with State Street Bank, is responsible for all aspects of each Fund, including portfolio management, administration and custody. Under the Collective Trust, investors have no voting rights with respect to the selection of State Street as trustee, ING Life as provider of administration and marketing services, the selection of the Funds’ Investment Advisors or changes to any investment policy of a Fund. State Street may make additional investment options available from time to time, subject to the approval of ABA Retirement Funds, and State Street may terminate or amend the terms of the investment options from time to time upon notice to, and in consultation with, ABA Retirement Funds. On behalf of the investors, however, ABA Retirement Funds will exercise independent oversight of State Street, State Street Bank and ING Life, acting through its affiliates, including ING Services, with respect to some aspects of the Program. In particular, none of the fees charged by State Street Bank, ING Life or the Investment Advisors may be changed without the prior approval of ABA Retirement Funds. For additional information concerning the role of ABA Retirement Funds under the Program, see “ABA Retirement Funds.”

Under the Investment Company Act of 1940, the investment advisor to a mutual fund and its affiliates are prohibited from engaging in principal transactions with the mutual fund. Although these provisions of the Investment Company Act of 1940 do not apply to the Funds, similar prohibitions on self-dealing are applicable to State Street, State Street Bank and each Investment Advisor under ERISA.

A mutual fund is required to issue “redeemable securities” within the meaning of the Investment Company Act of 1940. In connection with this requirement, a mutual fund generally may not invest more than 10% of its assets in illiquid securities and may not suspend or postpone the redemption of shares for more than seven days, except under extraordinary circumstances. Similar provisions have been adopted with respect to each of the Funds, except the Stable Asset Return Fund, which may invest more than 10% of its assets in illiquid securities and may temporarily suspend or postpone withdrawals or transfers if there are insufficient liquid assets to satisfy withdrawal or transfer requests. For additional information concerning the risks associated with an investment in the Stable Asset Return Fund, see “Stable Asset Return Fund” and “Transfers Among Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

The Stable Asset Return Fund relies on “Amortized Cost Pricing” as the method for valuing portfolio securities of the Fund. Unlike a mutual fund, however, the Stable Asset Return Fund and the Retirement Date Funds are not subject to Rule 2a-7 under the Investment Company Act of 1940, which requires a mutual fund, as a condition to the use of Amortized Cost Pricing, to satisfy quality diversification and maturity standards with respect to its portfolio. For a more complete description of the risks associated with the use of Amortized Cost Pricing, see “Stable Asset Return Fund—Valuation of Units.”

Finally, because the Funds are not registered under the Investment Company Act of 1940, the Funds are not subject to the periodic reporting requirements of the Investment Company Act of 1940 and the operations of the Funds are not subject to inspection by the Securities and Exchange Commission under the Investment Company Act of 1940. State Street Bank, however, is subject to supervision and examination by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks. State Street is subject to the supervision and/or examination by the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks and the New Hampshire Bank Commissioner. Furthermore, State Street and State Street Bank are required to comply with the provisions of ERISA, to the extent applicable, in connection with the administration of the Program.

The Funds are operated by State Street which has claimed an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act. Accordingly, the Funds are not subject to registration or regulation as a “commodity pool operator” under such Act.

The Collective Trust issues both Units that are registered under the Securities Act of 1933 and Units that are unregistered. Unregistered Units are offered and sold in reliance upon the exemption from registration under Section 3(a)(2) of the Securities Act of 1933 or, in the case of Units offered and sold to certain employee benefit plans covering self-employed individuals, commonly called “Keogh” or “H.R.10” plans, Rule 180 promulgated thereunder.

FEDERAL INCOME TAX CONSIDERATIONS

The provisions of the Internal Revenue Code relating to contributions to, and distributions under, qualified retirement plans generally, including the Program, are briefly summarized below. For purposes of this summary, it is assumed that Participants are not participants in any other qualified retirement plan. Provisions of the Internal Revenue Code that govern participation, vesting, funding or prohibited transactions generally are not discussed in this prospectus. There also is no discussion in this prospectus of the reporting and disclosure requirements of ERISA. See “ERISA and Fiduciary Obligations.” In addition, there is no discussion of the impact, if any, of state laws that may apply. For information on these matters, Employers, plan trustees and Participants should consult their legal or tax advisors. The Collective Trust has not received a written opinion of tax counsel with respect to the matters discussed below.

If an Eligible Employer adopts an ABA Members Plan, the Eligible Employer will not need Internal Revenue Service, which we refer to as the IRS, approval unless the Eligible Employer adopts certain provisions or maintains another plan. If, with respect to an individually designed plan, an Eligible Employer adopts the Pooled Trust, IRS approval is not required, assuming that the applicable individually designed plan has been approved by the IRS. State Street Bank will inform Eligible Employers whether they need to submit their plan to the IRS for approval. If such a submission is required, Eligible Employers may have to pay the IRS a user fee. This fee is subject to change at the discretion of the IRS.

Contributions

Employer contributions to a Plan are deductible in the fiscal year for which they are made if the limitations of section 404 of the Internal Revenue Code are met. As a general rule, Employer contributions must be made for any fiscal year by the due date (including extensions) for filing the Employer’s federal income tax return for that fiscal year. However, under ERISA, Participants’ salary deferral contributions under a 401(k) plan and Participants’ voluntary after-tax contributions must be contributed by the Employer as soon as practicable after the payroll period for which the deferral or contribution is made and within the time specified by applicable law, but in no event later than 15 days following the end of the calendar month in which such deferral or contribution is made. Participant contributions to plans with fewer than 100 participants generally will be deemed to have satisfied this requirement if such contributions are contributed within seven business days following the date on which the amount would otherwise have been payable to the Participant.

An Employer that has adopted the American Bar Association Members Retirement Plan as a profit sharing plan makes contributions in discretionary amounts to be determined annually. An individually designed profit sharing plan may provide for contributions that are either discretionary or fixed by a formula contained in the plan. A profit sharing plan may include a 401(k) arrangement under which matching contributions on a discretionary basis to be determined annually or pursuant to a fixed formula may be provided. The aggregate Employer contribution to the plan, including profit sharing and matching contributions but excluding Participants’ salary deferrals under a 401(k) arrangement, is limited to 25% of all Participants’ taxable compensation for the plan year.

An Employer that has adopted the American Bar Association Members Retirement Plan as a defined contribution pension plan must contribute a percentage of each Participant’s compensation as specified by the Employer in the adoption agreement. An Employer that has adopted the American Bar Association Members Retirement Plan as a target benefit pension plan must contribute an amount which is actuarially determined to be necessary to fund the benefit targeted at normal retirement age. With respect to either a defined contribution pension plan or a target benefit plan, an Employer’s deductible contribution is limited by the formula specified in the adoption agreement.

Contributions on behalf of a Participant in one or more plans established under the American Bar Association Members Retirement Plan are limited to the lesser of $49,000 (for 2009) and 100% of the Participant’s taxable compensation (determined, in the case of self-employed persons, with respect to one-half of self-employment (SECA) taxes paid and all deductible plan contributions, other than 401(k) salary deferral contributions). A Participant’s after-tax employee contributions, salary deferrals under a 401(k) plan and forfeitures are taken into account for purposes of applying this limitation. Employer contributions under the American Bar Association Members Retirement Plan or an individually designed defined contribution plan that are in excess of the foregoing limits are not deductible.

A Participant’s deferrals under a 401(k) plan may not exceed $16,500 for 2009, as adjusted pursuant to section 402(g) of the Internal Revenue Code thereafter. Participants who are 50 years of age or older or who are projected to obtain age 50 during the current calendar year are eligible to make additional deferrals to a 401(k) plan over and above any other applicable limits that apply to the plan (e.g., statutory limits, employer-provided limits, and the actual deferral percentage (ADP) limit) up to the catch-up limitation for the year ($5,500 for 2009). Thus, for example, eligible participants age 50 or over who contribute the maximum amount of deferrals to a 401(k) plan ($16,500 for 2009) may contribute an additional $5,500 to the 401(k) plan, such that the total

401(k) contribution limit for such participants will be $22,000 for 2009. Finally, for 2009, certain Participants with incomes up to $27,750 (for unmarried Participants) and $55,500 (for married Participants) may be eligible for a Saver’s Credit with respect to the first $2,000 contributed to a 401(k) plan and certain other retirement plans. Participants should consult with their personal tax advisors to determine whether they are eligible for this credit.

Under the American Bar Association Members Defined Benefit Pension Plan or any individually designed defined benefit pension plan, the plan’s actuary determines the amount of the annual contribution. If the Employer adopts both the American Bar Association Members Defined Benefit Pension Plan and the American Bar Association Members Retirement Plan (or any other combination of defined benefit and defined contribution plans), its deductible contribution is limited to 25% of all Participants’ taxable compensation or the amount necessary to meet the minimum funding standard under the defined benefit plan, whichever is greater.

If the Employer contributes more to the plan than is deductible under the above rules, the Employer may be liable for a 10% penalty tax on that non-deductible contribution and may risk disqualifying the plan.

Salary deferrals to a 401(k) plan are subject to applicable FICA (social security) and FUTA (unemployment) taxes.

Distributions

Income or gains on contributions are generally not subject to federal income tax until benefits are distributed to the Participant or the Participant’s beneficiary. Generally, distributions in excess of an employee’s after-tax contributions are taxed as ordinary income to the recipient, whether the distribution is made as a lump sum payment or installments.

Lump Sum Payment to Participants Born Before 1936. If a Participant was born before 1936, the Participant may elect to have a special rule apply to one lump sum distribution made after attainment of age 59 1/2 or on account of death, disability (if the Participant is self-employed), or separation from service if the Participant is an employee. For the payment to be treated as a lump sum distribution, the Participant must have participated in the plan for at least five years prior to the distribution. Under this special rule, a Participant may elect ten-year income averaging using 1986 income tax rates. Furthermore, a Participant who contributed to a plan before 1974 may elect separately to pay tax on the portion of the Participant’s lump sum distribution attributable to pre-1974 contributions at a flat 20% rate.

Payments to All Other Participants. In general, distribution of the taxable portion of a Participant’s account balance or benefit is eligible for tax-deferred treatment if it is rolled over into a “traditional” IRA (individual retirement account) or an eligible employer plan that accepts rollovers provided the rollover is completed within 60 days. Additionally, a Participant may roll over a distribution of his or her account balance into a Roth IRA. If a Participant elects to roll over a distribution of his or her account balance into a Roth IRA, the entire taxable portion of such distribution will be taxable as ordinary income in the year in which such rollover occurs, although subsequent distributions from the Roth IRA may not be taxable. See “Federal Income Tax Considerations—Distributions—Roth Contributions”. A Participant may not roll over his or her account balance into a SIMPLE IRA or a Coverdell Education Savings Account (formerly known as an education IRA). Designated Roth contributions can be rolled over only to a Roth IRA or certain eligible employer plans that accept such contributions and maintain a separate designated Roth account. An “eligible employer plan” includes a plan qualified under section 401(a) of the Internal Revenue Code, a section 403(a) annuity plan, a section 403(b) tax-sheltered annuity and an eligible section 457(b) plan maintained by a governmental employer. However, if a Participant’s distribution is one of a series of substantially equal payments made (1) over the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, or (2) over a specified period of 10 years or more, such distribution will not be eligible for rollover. In addition, hardship distributions and payments from a plan required to be made because a Participant has attained his or her “required beginning date” as defined under section 401(a)(9) of the Internal Revenue Code, are ineligible for rollover. Amounts that are rolled over into an IRA generally cannot be withdrawn without penalty before the Participant reaches age 59 1/2 and any such withdrawals will be taxable as ordinary income. The amount of any taxable distribution that is eligible for rollover but that is not paid to an IRA or eligible employer plan is subject to mandatory 20% withholding and includible in the Participant’s gross income. Additionally, Participants may be subject to the 10% additional income tax on premature distributions, as described below. Participants who are contemplating rolling over their account balance are advised to consult with their personal tax advisors to determine the appropriate tax treatment of the rollover. After-tax contributions may be rolled over to an IRA or to certain employer plans that accept after-tax contributions. If after-tax contributions are rolled over to an IRA, they cannot later be rolled into another eligible employer plan. Special rules apply to designated Roth contributions. See “Federal Income Tax Considerations—Roth Contributions” below.

Annuity Payments and Monthly Installments. Each annuity or installment payment a Participant receives is treated as ordinary income except where the Participant has a “cost basis” in the payment. A Participant’s cost basis is equal to the amount of the Participant’s voluntary after-tax contributions, plus any Employer contributions that the Participant was required to include in gross income in prior years. To the extent a Participant has a cost basis, a portion of each annuity or installment payment a Participant receives will, subject to special rules and limitations, be excluded from gross income to reflect the recovery of the Participant’s cost basis.

In-Service Withdrawals of After-Tax Contributions. The portion of each in-service withdrawal of voluntary after-tax employee contributions that is attributable to earnings will be included in a Participant’s gross income. However, amounts contributed before January 1, 1987 to plans that on May 5, 1986 permitted active employees to withdraw their after-tax contributions are taxable upon withdrawal only to the extent that they exceed the amount of the Participant’s cost basis. Amounts included in gross income under this rule may also be subject to the additional 10% income tax on premature distributions described below.

Premature Distributions. A Participant may be liable for an additional 10% income tax on all taxable amounts distributed before age 59 1/2 unless the distribution falls within a specified exception or is rolled over into an IRA or an eligible employer plan.

The exceptions to this additional tax include (a) distributions made to a Participant’s beneficiary on account of the Participant’s death, (b) distributions in the form of a life annuity or installments over the Participant’s life expectancy (or the joint life expectancy of the Participant and the Participant’s beneficiary), (c) distributions due to separation from service on or after age 55, (d) distributions not in excess of the Participant’s deductible medical expenses, (e) distributions to an alternate payee pursuant to a qualified domestic relations order, (f) distributions on account of disability and (g) payments made directly to the government to satisfy a federal tax levy.

Roth Contributions. Qualified distributions of designated Roth contributions made to a designated Roth account, including earnings, are not subject to tax upon distribution if they are made five years after the designated Roth contributions were initially made and they are made for a qualified purpose. A qualified purpose is any distribution made after attainment of age 59 1/2, any distribution to a participant’s beneficiary due to the participant’s death and any distribution made on account of the participant’s disability. Non-qualified distributions of designated Roth contributions are subject to 10% additional income tax on premature distributions as described above. See “Federal Income Tax Considerations—Distributions—Premature Distributions.”

Federal Income Tax Withholding

Under the ABA Members Plans, federal income tax will be withheld from all taxable payments which are not directly rolled over into an IRA or an eligible employer plan unless, where permitted, the recipient elects otherwise. The rate of withholding will depend on the type and, in some cases, the amount of the distribution. A person receiving periodic monthly payments of less than $1,600 will generally be exempt from withholding, although he or she may elect to have tax withheld. A person receiving monthly payments of $1,600 or more will generally be subject to withholding as if the benefit payments were wages, unless he or she elects not to have tax withheld. Where a person whose monthly payments are $1,600 or more makes no withholding election whatsoever, tax will be withheld as if the person were married and claiming three withholding allowances. A special withholding table may be used to determine the withholding liability of a periodic payment. Although the amount of any periodic payment that will be withheld is determined as if the periodic payment were a payment of wages to the Participant for a payroll period, the amount to be withheld is calculated separately from any amounts that are actually paid to the Participant as wages for the same period. Taxable distributions from a plan which are eligible for rollover, as described above, will generally be subject to mandatory withholding at the rate of 20%, unless the distribution is paid directly to an eligible employer plan or to an IRA. A Participant will receive additional information and appropriate forms for withholding when he or she requests the necessary forms for a distribution or withdrawal.

Under an individually designed plan that uses the Pooled Trust for investment only, State Street Bank will pay the full amount of the distribution to the plan’s trustee. The plan’s trustee is responsible for withholding federal income tax upon a distribution to the Participant and for providing the Participant with applicable tax reporting forms.

TAXATION OF COLLECTIVE TRUST

The Collective Trust is a tax-exempt group trust established pursuant to Revenue Ruling 81-100, 1981-1 C.B. 326 as modified by Revenue Ruling 2004-67, 2004-25 I.R.B. 28. The Collective Trust has received from the IRS a favorable determination letter with respect to such tax-exempt status.

As a tax-exempt group trust, the Collective Trust is not subject to federal income tax unless the Collective Trust generates unrelated business taxable income, also known as UBTI, as defined in the Internal Revenue Code. It is the policy of State Street not to invest any portion of the assets of the Collective Trust in a manner that will generate UBTI. However, if State Street determines that a proposed investment cannot be structured to avoid UBTI and that the projected after-tax return on that investment is sufficient to justify the making of such investment, then State Street may elect to make that investment. In the unlikely event that any UBTI is incurred by the Collective Trust, it is anticipated that any tax thereon would be reported and paid by the Collective Trust as an expense of the Collective Trust.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, has passed upon the validity of the issuance of the Units offered hereby for the Collective Trust Sidley Austin LLP has relied, as to matters of New Hampshire law, upon the opinion of Sulloway & Hollis, P.L.L.C.

EXPERTS

The financial statements of each of the Funds incorporated in this prospectus by reference to the Collective Trust’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Collective Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith, it files reports and other information with the SEC in Washington, D.C.

The Collective Trust has filed Registration Statements on Form S-1 with the Securities and Exchange Commission, including amendments thereto, relating to the Units offered hereby. This prospectus does not contain all the information set forth in the Registration Statements to which it relates (File Nos. 333-155737, 333-158263 and 333-            ) and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed or incorporated by reference as an exhibit to the applicable Registration Statement, each of these statements being qualified in all respects by such reference. For further information with respect to the Collective Trust, State Street Bank, State Street and the Units offered by this prospectus, reference is hereby made to the Registration Statements, exhibits and schedules.

The Collective Trust’s reports and other information filed in accordance with the Securities Exchange Act of 1934 and the Registration Statements and exhibits and schedules thereto may be read and copied by the public at the SEC’s public reference room of the Securities Exchange Commission at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including the Collective Trust). The site’s address is www.sec.gov.

The Collective Trust has “incorporated by reference” into this prospectus certain information that it files with the SEC. This means that the Collective Trust can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later.

The Collective Trust incorporates by reference into this prospectus the documents listed below (SEC file no. 033-50080):

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the period ended March, 31, 2009; and

•	Current Report on Form 8-K filed February 5, 2009.

The Collective Trust will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference. Requests should be directed to:

ABA Retirement Funds

P.O. Box 5142

Boston, MA 02206-5142

Telephone: (800) 348-2272

Email: abaretirement@us.ing.com

The documents listed above which have been incorporated into this prospectus are also available through the Program’s Web site at www.abaretirement.com.

Further information regarding the Program is available by password protected access to the Program’s Web site at www.abaretirement.com. Information contained on the Web site is not part of this prospectus, except to the extent certain documents are incorporated by reference into this prospectus.

SEC rules require the Collective Trust to prepare a new prospectus at least annually. From time to time the Collective Trust may also provide you with updates regarding changes to the Program and the investment options by means of a supplement to this prospectus. You should retain a copy of this prospectus for future reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, including, without limitation, those relating to the objectives and strategies of the investment options, constitute “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Collective Trust desires to take advantage of the “safe harbor” provisions of such Act and is including this special note to enable it to do so. Forward-looking statements included in this prospectus, or subsequently included in other publicly available documents filed with the SEC, and other publicly available statements issued or released by the Collective Trust, involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance or achievements of the investment options to differ materially from the future results, performance or achievements expressed or implied by such forward-looking statements. For a description of these factors, see the descriptions of each of the investment options found elsewhere in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee	$69,750
Accountants’ fees and expenses	25,000
Legal fees and expenses	150,000
Printing and mailing expenses	300,000
Blue Sky fees and expenses	25,000
Miscellaneous	10,000

Total	$579,750

Item 14.	Indemnification of Directors and Officers.

State Street Bank’s By-Laws provide that, subject to the limitations of applicable federal and state law, State Street Bank shall indemnify each person who is or was serving at the request of State Street Bank as a director, officer or employee of a subsidiary or affiliate of State Street Bank, including State Street, against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements reasonably incurred by such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such action was in the best interests of State Street Bank.

State Street’s By-Laws provide that, subject to the limitations of applicable federal law, State Street shall indemnify and reimburse any individual person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal by reason of the fact that such party was or is serving as a Director, officer, employee or agent of State Street for the amount of any judgment, money decree, fine, penalty or settlement for which such person may have become liable, as the Board of Directors deems reasonable, actually incurred by such person in connection with the defense or reasonable settlement of any such action, suit or proceeding, or any appeal therein, to the extent and under the circumstances that would be required or permitted by applicable federal law and by the New Hampshire Business Corporation Act if State Street were a business corporation. Such indemnification and reimbursement (unless ordered by a court) shall be made as authorized in a specific case upon a further determination that indemnification of the Director, officer, employee or agent is permissible in the circumstances.

State Street Corporation, the parent company of State Street Bank, carries director and officer liability insurance that protects directors and officers from losses arising out of actual or alleged negligence or imprudent acts or omissions while they are directing or managing the affairs of State Street Corporation.

State Street Corporation also carries bankers professional liability insurance which protects State Street, State Street Bank and State Street Corporation against losses resulting from actual or alleged wrongful acts committed in connection with rendering a professional service.

Each of the Investment Advisor Agreements between State Street and the Investment Advisors provides that to the extent permitted by applicable law, the Investment Advisor agrees to indemnify and hold harmless State Street for any losses, damages or expenses resulting from (1) any recommendation of the Investment Advisor or based on information provided by the Investment Advisor, (2) the Investment Advisor’s failure to provide correct and timely information or to make recommendations on a timely basis as provided in the applicable Agreement and (3) any disclosure relating to the Investment Advisor or the services provided by the Investment Advisor with respect to a Fund which the Investment Advisor has prepared, approved in writing or has not disapproved within five business days following transmission to a person designated by the Investment Advisor to review such disclosure; provided, however, that the Investment Advisor shall not be required to indemnify and hold harmless State Street to the extent that such losses, damages or expenses result from an act or omission of the Investment Advisor with respect to which the Investment Advisor not only has used such care, skill, prudence and diligence as a reasonably prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, but also has otherwise acted in accordance with the Investment Advisor Agreement.

Item 15.	Recent Sales of Unregistered Securities.

Since January 1, 2006, the Collective Trust has issued an aggregate of approximately $2,500,000 in unregistered Units. Such Units were offered and sold in reliance upon the exemption from registration under Rule 180 promulgated under the Securities Act relating to exemption from registration of interests and participations issued in connection with certain H.R. 10 plans.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description of Document
3.1**	Amended and Restated American Bar Association Members/State Street Collective Trust, Declaration of Trust by State Street Bank and Trust Company, amended and restated .

3.2

American Bar Association Members/State Street Collective Trust, Seventh Amended Fund Declaration for the Stable Asset Return Fund, dated January 23, 2009, included as Exhibit 3.3 to Registrant’s Amendment No. 1 to Form S-1 Registration Statement No. 333-155737 and incorporated herein by reference thereto.

3.3

American Bar Association Members/State Street Collective Trust, Amendment to Fund Declarations effective December 1, 2004, included as Exhibit 3.13 to Registrant’s Current Report on Form 8-K filed November 5, 2004 and incorporated herein by reference thereto.

3.4

American Bar Association Members/State Street Collective Trust, Amendment to Fund Declarations dated February 17, 2005, included as Exhibit 3.15 to Registrant’s Current Report on Form 8-K filed February 23, 2005 and incorporated herein by reference thereto.

3.5

American Bar Association Members/State Street Collective Trust, Amendment to Fund Declarations effective as of October 1, 2005, included as Exhibit 3.16 to Registrant’s Current Report on Form 8-K filed January 26, 2006 and incorporated herein by reference thereto.

3.6

American Bar Association Members/State Street Collective Trust, First Amended and Restated Fund Declaration for the Retirement Date Funds, included as Exhibit 3.17 to Registrant’s Amendment No. 1 to Form S-1 Registration Statement No. 333-141236 and incorporated herein by reference thereto.

3.7

American Bar Association Members/State Street Collective Trust, Amendment to Fund Declarations effective as of August 1, 2006, included as Exhibit 3.18 to Registrant’s Form S-1 Registration Statement No. 333-132571 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
3.8

American Bar Association Members/State Street Collective Trust, Fund Declaration for the Index Funds (excluding the Index Equity Fund), included as Exhibit 3.18 to Registrant’s Amendment No. 1 to Form S-1 Registration Statement No. 333-157737 and incorporated herein by reference thereto.

3.9

American Bar Association Members/State Street Collective Trust, Amendment to Fund Declarations effective as of February 2, 2009, included as Exhibit 3.3 to Registrant’s Amendment No. 1 to Form S-1 Registration Statement No. 333-155737 and incorporated herein by reference thereto.

3.10**	American Bar Association Members/State Street Collective Trust, Fund Declaration for the Bond Core Plus Fund.

3.11**	American Bar Association Members/State Street Collective Trust, Fund Declaration for the Large Cap Equity Fund.

3.12**	American Bar Association Members/State Street Collective Trust, Fund Declaration for the All Cap Index Equity Fund.

3.13**	American Bar Association Members/State Street Collective Trust, Fund Declaration for the Small-Mid Cap Equity Fund.

3.14**	American Bar Association Members/State Street Collective Trust, Fund Declaration for the International All Cap Equity Fund.

3.15**	American Bar Association Members/State Street Collective Trust, Fund Declaration for the Real Asset Return Fund.

3.16**	American Bar Association Members/State Street Collective Trust, Fund Declaration for the Conservative Risk Fund.

3.17**	American Bar Association Members/State Street Collective Trust, Fund Declaration for the Moderate Risk Fund.

3.18**	American Bar Association Members/State Street Collective Trust, Fund Declaration for the Aggressive Risk Fund.

3.19

American Bar Association Members/State Street Collective Trust, Eighth Amended and Restated Fund Declaration for the Balanced Fund, included as Exhibit 3.5.2 to Registrant’s Form S-1 Registration Statement No. 333-113653 and incorporated herein by reference thereto.

4.1	American Bar Association Members/State Street Collective Trust, Declaration of Trust and Fund Declaration for each Fund, included in Exhibits No. 3.1 through 3.19 above.

5.1**	Opinion of Sidley Austin LLP regarding the legality of the Units registered.

5.2**	Opinion of Sulloway & Hollis, P.L.L.C. regarding matters of New Hampshire law.

10.1

Trust Agreement of the American Bar Association Members Retirement Trust, amended and restated as of January 1, 1992, by and between the American Bar Retirement Association and State Street Bank and Trust Company, included as Exhibit 10.1 to Registrant’s Form 10-K for the year ended December 31, 1991 and incorporated herein by reference thereto.

10.2**

Amended and Restated Trust Agreement of the American Bar Association Members Pooled Trust for Retirement Plans, amended and restated as of             , by and between the American Bar Retirement Association and State Street Bank and Trust Company.

10.3**	Amended and Restated American Bar Association Members Retirement Trust dated by and between the American Bar Retirement Association and State Street Bank and Trust Company.

Exhibit No.	Description of Document
10.4**

Amended and Restated Amendment to the American Bar Association Members Pooled Trust for Retirement Plans dated             by and between the American Bar Retirement Association and State Street Bank and Trust Company.

10.5

American Bar Association Members Retirement Plan—Basic Plan Document No. 1 as amended and related adoption agreements, included as Exhibit 10.5 to Registrant’s Form 10-K for the year ended December 31, 2001 and incorporated herein by reference thereto.

10.6

American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02 and related adoption agreements, included as Exhibit 10.6 to Registrant’s Form 10-K for the year ended December 31, 2001 and incorporated herein by reference thereto.

10.7**	Amended and Restated Administrative and Investment Services Agreement effective , 2009 by and among State Street Bank and Trust Company, The Northern Trust Company and ABA Retirement Funds.

10.8**	Form Succession Agreement by and among Northern Trust, Northern Trust Investments, State Street Bank and Trust Company of New Hampshire and State Street Bank and Trust Company.

10.9

Investment Advisor Agreement effective as of January 1, 1992 by and between State Street Bank and Trust Company and Capital Guardian Trust Company, included as Exhibit 10.6 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference thereto.

10.9.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Capital Guardian Trust Company, included as Exhibit 10.8.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.10

Investment Advisor Agreement effective as of July 1, 2002 by and between State Street Bank and Trust Company and Pacific Investment Management Company LLC, included as Exhibit 10.13 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 and incorporated herein by reference thereto.

10.10.1

Amendment dated July 16, 2004 to Investment Advisor Agreement dated July 1, 2002 by and between State Street Bank and Trust Company and Pacific Investment Management Company LLC, included as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference thereto.

10.10.2

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Pacific Investment Management Company LLC, included as Exhibit 10.13.2 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.11

Investment Advisor Agreement effective as of June 1, 2004 by and between State Street Bank and Trust Company and Pacific Investment Management Company LLC, included as Exhibit 10.22 to Registrant’s Form S-1 Registration Statement No. 333-113653 and incorporated herein by reference thereto.

10.11.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Pacific Investment Management Company LLC, included as Exhibit 10.22.1 to Registrant’s Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.12

Letter Agreement dated March 1, 2004 relating to Investment Advisor Agreement effective as of July 1, 2002 by and between State Street Bank and Trust Company and Pacific Investment Management Company LLC, included as Exhibit 10.23 to Registrant’s Form S-1 Registration Statement No. 333-113653 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
10.13

Letter Agreement dated March 1, 2004 relating to Investment Advisor Agreement effective June 1, 2004 by and between State Street Bank and Trust Company and Pacific Investment Management LLC, included as Exhibit 10.24 to Registrant’s Form S-1 Registration Statement No. 333-113653 and incorporated herein by reference thereto.

10.14

Agreement for Trustee Services between State Street Bank and Trust Company and State Street Bank and Trust Company of New Hampshire effective December 1, 2004, included as Exhibit 10.25 to Registrant’s Current Report on Form 8-K filed November 5, 2004 and incorporated herein by reference thereto.

10.15

Guaranty made as of December 1, 2004 by State Street Bank and Trust Company in favor of the American Bar Association Member/State Street Collective Trust, included as Exhibit 10.26 to the Registrant’s Current Report on Form 8-K filed November 5, 2004 and incorporated herein by reference thereto.

10.16

Fiduciary Investment Services Agreement dated August 15, 2008 by and among ABA Retirement Funds, The Northern Trust Company and Northern Trust Investments, N.A., a wholly-owned subsidiary of Northern Trust, included as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q filed November 14, 2008 and incorporated herein by reference thereto.

10.17

Program Services Agreement by and among ABA Retirement Funds, ING Life Insurance and Annuity Company and ING Institutional Plan Services, LLC, dated December 6, 2008, included as Exhibit 10.27 to Registrant’s Current Report on Form 8-K filed December 24, 2008 and incorporated herein by reference thereto.

10.18**	Investment Advisor Agreement with Delaware Management Company, Inc.

10.19**	Investment Advisor Agreement with Jennison Associates LLC

10.20**	Investment Advisor Agreement with Marsico Capital Management LLC

10.21**	Investment Advisor Agreement with C.S. McKee & Co.

10.22**	Investment Advisor Agreement with LSV Asset Management

10.23**	Investment Advisor Agreement with Cramer Rosenthal McGlynn, LLC

10.24**	Investment Advisor Agreement with Frontier Capital Management Company

10.25**	Investment Advisor Agreement with TCW Investment Management Company

10.26**	Investment Advisor Agreement with Lombardia Capital Partners LLC

10.27**	Investment Advisor Agreement with Denver Investment Advisors

10.28**	Investment Advisor Agreement with Riverbridge Partners

10.29**	Investment Advisor Agreement with Oppenheimer Capital LLC

10.30**	Investment Advisor Agreement with Altrinsic Global Advisors, LLC

10.31**	Investment Advisor Agreement with Edinburgh Partners

10.32**	Investment Advisor Agreement with Eagle Global Advisors

10.33**	Investment Advisor Agreement with Martin Currie Investment Management, LTD

10.34**	Investment Advisor Agreement with Axiom International Investors, LLC

10.35**	Investment Advisor Agreement with First State Investments

23.1**	Consent of Sidley Austin LLP, included in the opinion filed as Exhibit 5.1.

Exhibit No.	Description of Document
23.2**	Consent of Sulloway & Hollis, P.L.L.C., included in the opinion filed as Exhibit 5.2.

23.3*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney.

99.1

Determination Letter from the Internal Revenue Service dated March 9, 1992, included as Exhibit 99.1 to Amendment No. 1 to Registrant’s Form S-1 Registration Statement No. 333-104043 and incorporated herein by reference thereto.

*	Filed herewith.
**	To be filed by amendment.

(b) Financial Statement Schedules and Related Reports

None.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 22, 2009.

AMERICAN BAR ASSOCIATION MEMBERS/ STATE STREET COLLECTIVE TRUST

By:	/s/ Monet T. Ewing
Name:	Monet T. Ewing
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 22, 2009.

Signature	Title

/s/ Monet T. Ewing Monet T. Ewing	President and Chief Executive Officer of the American Bar Association Members/State Street Collective Trust (Principal Executive Officer)

/s/ Robert E. Fullam Robert E. Fullam	Vice President and Chief Financial Officer of the American Bar Association Members/State Street Collective Trust (Principal Financial Officer)

/s/ Denise R. Sisk Denise R. Sisk	Treasurer and Chief Accounting Officer of the American Bar Association Members/State Street Collective Trust (Principal Accounting Officer)

* Daniel J. Bouchard	Director of State Street Bank and Trust Company of New Hampshire

/s/ Monet T. Ewing Monet T. Ewing	Director of State Street Bank and Trust Company of New Hampshire

* Nancy E. Grady	President, Chairman and Director of State Street Bank and Trust Company of New Hampshire

* Thomas P. Kelly	Director of State Street Bank and Trust Company of New Hampshire

* Nancy H. Loucks	Director of State Street Bank and Trust Company of New Hampshire

* Scott W. Olson	Executive Vice President and Director of State Street Bank and Trust Company of New Hampshire

* William F. Weihs	Treasurer and Director of State Street Bank and Trust Company of New Hampshire

* William L. Whitney	Director of State Street Bank and Trust Company of New Hampshire

* Mary Moran Zeven	Director of State Street Bank and Trust Company of New Hampshire

*By	/s/ Robert E. Fullam
Name:	Robert E. Fullam
Attorney-in-Fact